Filed pursuant to Rule 424(b)(3)
File No. 333-264472 and 333-259276

BLACKSTONE PRIVATE CREDIT FUND

SUPPLEMENT NO. 1 DATED MAY 17, 2022

TO THE PROSPECTUS DATED APRIL 25, 2022

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Blackstone Private Credit Fund (“we,” “our” or the “Fund”), dated April 25, 2022 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to include our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2022

On May 13, 2022, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number 814-01358

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its Charter)

Delaware	84-7071531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES  ☒    NO  ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files).    YES  ☐    NO  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Act).    YES  ☐    NO  ☒

The number of shares of Registrant’s Common Stock, $0.01 par value per share, outstanding as of May 13, 2022 was 516,309,314, 211,850,917 and 30,402,828 of Class I, Class S and Class D common shares, respectively. Common shares outstanding exclude May 1, 2022 subscriptions since the issuance price is not yet finalized at this time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blackstone Private Credit Fund (together, with its consolidated subsidiaries, the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	general economic and political trends and other external factors, including the current novel coronavirus (“COVID-19”) pandemic;

•	turmoil in Ukraine and Russia and the potential for volatility in energy prices and its impact on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with Blackstone Credit BDC Advisors LLC (the “Adviser”) or any of its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives as a result of the current COVID-19 pandemic;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify for and maintain our qualification as a regulated investment company and as a business development company (“BDC”);

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of any projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2021 and Part II, Item 1A of this Form 10-Q. These projections and forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934 Act, as amended (the “1934 Act”).

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

Blackstone Private Credit Fund

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (cost of $36,851,314 and $30,483,619 at March 31, 2022 and December 31, 2021, respectively)	$36,845,765	$30,579,870
Non-controlled/affiliated investments (cost of $583 and $583 at March 31, 2022 and December 31, 2021, respectively)	1,799	1,614
Controlled/affiliated investments (cost of $924,724 and $213,821 at March 31, 2022 and December 31, 2021, respectively)	929,910	214,209

Total investments at fair value (cost of $37,776,621 and $30,698,023 at March 31, 2022 and December 31, 2021, respectively)	37,777,474	30,795,693
Cash and cash equivalents (restricted cash of $138,810 and $2,500 at March 31, 2022 and December 31, 2021, respectively)	1,642,981	617,986
Interest receivable from non-controlled/non-affiliated investments	284,521	194,493
Deferred financing costs	79,984	76,357
Deferred offering costs	1,890	2,471
Receivable for investments sold	627,061	663,594
Subscription receivable	—	826
Unrealized appreciation on foreign currency forward contracts	—	1,505
Other assets	1,558	789

Total assets	$40,415,469	$32,353,714

LIABILITIES
Debt (net of unamortized debt issuance costs of $89,222 and $61,526 at March 31, 2022 and December 31, 2021, respectively)	$19,073,255	$18,239,934
Payable for investments purchased	3,034,472	997,408
Management fees payable	50,627	35,038
Income based incentive fee payable	48,148	36,004
Capital gains incentive fee payable	4,557	15,058
Interest payable	76,940	50,294
Due to affiliates	7,483	9,348
Distribution payable (Note 8)	117,617	100,155
Payable for share repurchases (Note 8)	54,464	12,205
Unrealized depreciation on foreign currency forward contracts	11,957	—
Accrued expenses and other liabilities	33,542	3,450

Total liabilities	22,513,062	19,498,894

Commitments and contingencies (Note 7)

NET ASSETS
Common shares, $0.01 par value (693,235,505 and 495,831,116 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	6,932	4,958
Additional paid in capital	17,843,265	12,734,425
Distributable earnings (loss)	52,210	115,437

Total net assets	17,902,407	12,854,820

Total liabilities and net assets	$40,415,469	$32,353,714

NET ASSET VALUE PER SHARE
Class I Shares:
Net assets	$12,273,986	$8,985,674
Common shares outstanding ($0.01 par value, unlimited shares authorized)	475,287,142	346,591,556
Net asset value per share	$25.82	$25.93
Class S Shares:
Net assets	$4,931,495	$3,433,213
Common shares outstanding ($0.01 par value, unlimited shares authorized)	190,961,700	132,425,100
Net asset value per share	$25.82	$25.93
Class D Shares:
Net assets	$696,926	$435,933
Common shares outstanding ($0.01 par value, unlimited shares authorized)	26,986,663	16,814,460
Net asset value per share	$25.82	$25.93

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Statement of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$512,807	$34,203
Payment-in-kind interest income	21,419	122
Dividend income	1,510	—
Fee income	649	64
From controlled/affiliated investments:
Dividend income	19,301	—

Total investment income	555,686	34,389

Expenses:
Interest expense	113,390	3,440
Management fees	50,627	4,380
Income based incentive fee	48,148	2,845
Capital gains incentive fee	(10,502)	2,802
Distribution and shareholder servicing fees
Class S	9,453	358
Class D	383	—
Professional fees	1,688	578
Board of Trustees’ fees	194	139
Administrative service expenses (Note 3)	1,186	295
Other general & administrative	2,370	935
Organization costs	—	1,090
Amortization of continuous offering costs	928	771

Total expenses	217,865	17,633
Expense support (Note 3)	—	(2,199)
Management fees waived (Note 3)	—	(4,380)
Incentive fees waived (Note 3)	—	(2,845)

Net expenses	217,865	8,209
Net investment income before excise tax	337,821	26,180
Excise tax expense	117	—

Net investment income after excise tax	337,704	26,180

Realized and unrealized gain (loss):
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(78,095)	16,210
Controlled/affiliated investments	4,797	—
Non-controlled/affiliated investments	184	—
Foreign currency forward contracts	(13,462)	—
Forward purchase obligation (Note 7)	—	1,910

Net unrealized appreciation (depreciation)	(86,576)	18,120

Realized gain (loss):
Non-controlled/non-affiliated investments	1,662	417
Forward purchase obligation (Note 7)	—	1,461
Derivative (Note 7)	—	2,334
Foreign currency transactions	953	81

Net realized gain (loss)	2,615	4,293

Net realized and unrealized gain (loss)	(83,961)	22,413

Net increase (decrease) in net assets resulting from operations	$253,743	$48,593

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Statement of Changes in Net Assets

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operations:
Net investment income	$337,704	$26,180
Net realized gain (loss) on investments	2,615	4,293
Net change in unrealized appreciation (depreciation) on investments	(86,576)	18,120

Net increase (decrease) in net assets resulting from operations	253,743	48,593

Distributions to common shareholders:
Class I	(224,687)	(21,120)
Class S	(80,248)	(2,530)
Class D	(11,981)	—

Net decrease in net assets resulting from distributions	(316,916)	(23,650)

Share transactions:
Class I:
Proceeds from shares sold	3,253,768	1,805,447
Share transfers between classes	14,239	—
Distributions reinvested	101,772	4,848
Repurchased shares, net of early repurchase deduction	(37,853)	—

Net increase (decrease) from share transactions	3,331,926	1,810,295

Class S:
Proceeds from shares sold	1,496,030	280,288
Share transfers between classes	(766)	—
Distributions reinvested	36,694	575
Repurchased shares, net of early repurchase deduction	(16,470)	—

Net increase (decrease) from share transactions	1,515,488	280,863

Class D:
Proceeds from shares sold	271,539	—
Share transfers between classes	(13,473)	—
Distributions reinvested	5,474	—
Repurchased shares, net of early repurchase deduction	(194)	—

Net increase (decrease) from share transactions	263,346	—

Total increase (decrease) in net assets	5,047,587	2,116,101
Net assets, beginning of period	12,854,820	52

Net assets, end of period	$17,902,407	$2,116,153

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Statement of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$253,743	$48,593
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net unrealized (appreciation) depreciation on investments	73,114	(16,210)
Net change in unrealized gain/loss on foreign currency forward contracts	13,462	—
Net unrealized (appreciation) depreciation on forward purchase obligation	—	(1,910)
Net realized (gain) loss on investments	(1,662)	(417)
Net realized (gain) loss on forward purchase obligation	—	(1,461)
Net realized (gain) loss on derivative	—	(2,334)
Payment-in-kind interest capitalized	(26,180)	—
Net accretion of discount and amortization of premium	(23,451)	(1,704)
Amortization of deferred financing costs	4,811	457
Amortization of debt issuance costs and original issue discount on notes	3,813	—
Amortization of offering costs	928	771
Payment in connection with purchase of Syndicated Warehouse, net of cash received	—	(44,521)
Payment in connection with Purchase Agreement transaction, net of cash received	—	(697,431)
Purchases of investments	(7,816,601)	(4,316,483)
Proceeds from sale of investments and principal repayments	789,219	227,117
Changes in operating assets and liabilities:
Interest receivable	(90,027)	(6,137)
Receivable for investments	36,532	(84,117)
Other assets	(767)	(117)
Payable for investments purchased	2,037,064	1,488,419
Management fee payable	15,589	—
Income based incentive fee payable	12,144	—
Capital gains incentive fee payable	(10,502)	2,802
Due to affiliates	(1,865)	897
Interest payable	26,645	2,445
Accrued expenses and other liabilities	2,293	1,474

Net cash provided by (used in) operating activities	(4,701,698)	(3,399,867)

Cash flows from financing activities:
Borrowings on debt	3,435,973	1,726,762
Repayments on debt	(2,545,486)	(275,000)
Deferred financing costs paid	(8,283)	(11,896)
Debt issuance costs paid	(8,829)	—
Deferred offering costs paid	(961)	—
Proceeds from issuance of common shares	5,022,164	2,085,735
Repurchased shares, net of early repurchase deduction paid	(12,205)	—
Dividends paid in cash	(155,680)	(6,318)

Net cash provided by (used in) financing activities	5,726,693	3,519,283

Net increase (decrease) in cash and cash equivalents	1,024,995	119,416
Effect of foreign exchange rate changes on cash and cash equivalents	—	(205)
Cash and cash equivalents, beginning of period	617,986	52

Cash and cash equivalents, end of period	$1,642,981	$119,263

Supplemental information and non-cash activities:
Interest paid during the period	$84,300	$501
Distribution payable	$117,617	$11,909
Reinvestment of dividends during the period	$143,941	$5,423
Accrued but unpaid debt financing and debt issuance costs	$2,004	$1,077
Accrued but unpaid offering costs	$51	$3,324
Non-cash assets acquired/liabilities assumed:
Syndicated Warehouse (Note 7):
Investments	$—	$300,464
Debt	$—	$(134,000)
Other assets/liabilities, net	$—	$(118,411)
Twin Peaks (Note 11):
Investments	$—	$1,023,188
Debt	$—	$(337,648)
Other assets/liabilities, net	$—	$(35,473)

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Investments—non-controlled/non-affiliated
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC (8)	L + 3.50%	3.96%	1/29/2027	$2,992	$2,996	$2,965	0.02%
Amentum Government Services Holdings, LLC (9)	L + 4.00%	4.65%	2/15/2029	19,306	19,216	19,185	0.11
Atlas CC Acquisition Corp. (7)(10)	L + 4.25%	5.00%	5/25/2028	52,436	50,459	51,939	0.29
Corfin Holdings, Inc. (4)(11)	L + 5.75%	6.75%	12/27/2027	32,494	32,456	32,477	0.18
Linquest Corp. (4)(7)(10)	L + 5.75%	6.50%	7/28/2028	156,713	153,477	153,131	0.86
Loar Group, Inc. (4)(11)	L + 7.25%	8.25%	10/2/2023	29,346	29,346	29,346	0.16
MAG DS Corp. (11)	L + 5.50%	6.51%	4/1/2027	10,700	10,541	9,737	0.05
Maverick Acquisition, Inc. (4)(5)(7)(11)	L + 6.00%	7.01%	6/1/2027	49,082	48,005	48,430	0.27
Peraton Corp. (10)	L + 3.75%	4.50%	2/1/2028	81,357	81,144	80,950	0.45
Vertex Aerospace Services Corp. (10)	L + 4.00%	4.75%	10/27/2028	40,385	40,290	40,309	0.23

					467,930	468,469	2.62
Air Freight & Logistics
AGI-CFI Holdings, Inc. (4)(10)	L + 5.50%	6.25%	6/11/2027	270,620	265,659	267,914	1.50
Livingston International, Inc. (4)(6)(10)	L + 5.50%	6.51%	4/30/2027	105,413	104,675	104,359	0.58
Mode Purchaser, Inc. (4)(11)	L + 6.25%	7.25%	12/9/2026	204,561	200,323	204,561	1.14
R1 Holdings, LLC (4)(7)(11)	L + 6.00%	7.00%	1/2/2026	38,652	38,611	38,652	0.22
RWL Holdings, LLC (4)(7)(10)	SOFR + 5.75%	6.50%	12/31/2028	218,835	214,088	213,878	1.19
SEKO Global Logistics Network, LLC (4)(11)	E + 5.00%	6.00%	12/30/2026	€35,393	40,409	39,181	0.22
SEKO Global Logistics Network, LLC (4)(7)(11)	L + 5.00%	6.00%	12/30/2026	99,729	98,548	99,519	0.56
The Kenan Advantage Group, Inc. (10)	L + 3.75%	4.50%	3/12/2026	28,965	28,943	28,630	0.16
Wwex Uni Topco Holdings, LLC (10)	L + 4.25%	5.00%	7/26/2028	17,637	17,547	17,491	0.10

					1,008,803	1,014,185	5.67
Airlines
Air Canada (6)(10)	L + 3.50%	4.25%	8/11/2028	12,819	12,802	12,712	0.07

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
American Airlines, Inc. (6)(10)	L + 4.75%	5.50%	3/11/2028	7,314	7,251	7,424	0.04
United Airlines, Inc. (6)(10)	L + 3.75%	4.50%	4/21/2028	21,577	21,647	21,359	0.12

					41,700	41,495	0.23
Auto Components
Clarios Global LP (6)(8)	L + 3.25%	3.71%	4/30/2026	14,806	14,676	14,643	0.08
GC EOS Buyer, Inc. (8)	L + 4.50%	4.96%	8/1/2025	11,972	11,982	11,865	0.07
Metis Buyer, Inc. (4)(5)(7)(8) - Revolving Term Loan	L + 3.75%	4.22%	5/4/2028	5,400	5,234	5,291	0.03
Metis Buyer, Inc. (10)	L + 4.00%	4.75%	5/4/2028	49,625	48,436	49,432	0.28
Wheel Pros, Inc. (10)	L + 4.50%	5.25%	4/23/2028	25,841	25,847	24,707	0.14

					106,175	105,938	0.60
Beverages
Arterra Wines Canada, Inc. (6)(10)	L + 3.50%	4.51%	11/24/2027	7,937	7,922	7,874	0.04
Naked Juice, LLC (9)	SOFR + 3.25%	3.90%	1/24/2029	24,835	24,726	24,480	0.14
Triton Water Holdings, Inc. (9)	L + 3.50%	4.51%	3/18/2028	48,014	47,637	46,925	0.26

					80,285	79,279	0.44
Building Products
Cornerstone Building Brands, Inc. (6)(9)	L + 3.25%	3.75%	4/12/2028	7,428	7,404	7,209	0.04
CP Atlas Buyer, Inc. (9)	L + 3.75%	4.25%	11/23/2027	54,422	54,222	52,993	0.30
Empire Today, LLC (10)	L + 5.00%	5.75%	3/8/2028	61,471	60,546	58,654	0.33
Engineered Stone Group Holdings III Ltd. (4)(6)(7)(10)	E + 5.75%	6.50%	4/23/2028	€58,583	56,468	57,376	0.32
Fencing Supply Group Acquisition, LLC (4)(7)(11)	L + 6.00%	7.00%	2/26/2027	105,254	103,750	104,728	0.58
Great Day Improvements, LLC (4)(7)(10)	L + 6.25%	7.26%	12/29/2027	183,291	179,231	179,051	1.00
Griffon Corporation (6)(9)	SOFR + 2.75%	3.27%	1/24/2029	2,045	2,040	2,027	0.01
Illuminate Merger Sub Corp. (9)	L + 3.50%	4.51%	6/30/2028	30,955	30,655	30,004	0.17
Jacuzzi Brands, LLC (4)(11)	L + 6.50%	7.50%	2/25/2025	52,938	52,455	52,938	0.30
Kodiak BP, LLC (10)	L + 3.25%	4.00%	2/25/2028	39,167	38,854	38,402	0.21
L&S Mechanical Acquisition, LLC (4)(7)(10)	L + 5.75%	6.50%	9/1/2027	114,507	112,438	109,927	0.61
Lindstrom, LLC (4)(11)	L + 6.25%	7.25%	4/7/2025	27,906	27,701	27,906	0.16
Mi Windows and Doors, LLC (11)	SOFR + 3.50%	4.50%	12/18/2027	15,139	15,176	14,982	0.08

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread		Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
New Arclin US Holding Corp. (6)(7)(9)	L + 3.75%		4.25%	10/2/2028	28,862	28,761	28,103	0.16
Tamko Building Product, LLC (8)	L + 3.00%		3.52%	6/1/2026	2,000	1,950	1,965	0.01
The Chamberlain Group, Inc. (9)	L + 3.50%		4.51%	11/3/2028	36,461	36,265	36,074	0.20
Windows Acquisition Holdings, Inc. (4)(11)	L + 6.50%		7.50%	12/29/2026	62,208	61,217	62,208	0.35

						869,133	864,547	4.83
Capital Markets
Advisor Group Holdings, Inc. (8)	L + 4.50%		4.96%	7/31/2026	42,270	42,192	42,145	0.24
AllSpring Buyer, LLC (9)	L + 3.25%		4.31%	11/1/2028	3,000	3,017	2,985	0.02
Resolute Investment Managers, Inc. (11)	L + 4.25%		5.25%	4/30/2024	12,453	12,497	12,383	0.07
Situs-AMC Holdings Corporation (4)(10)	SOFR + 5.75%		6.50%	12/22/2027	110,000	108,950	108,900	0.61
Superannuation And Investments US, LLC (6)(9)	L + 3.75%		4.25%	9/23/2028	21,334	21,225	21,165	0.12
The Edelman Financial Engines Center, LLC (10)	L + 3.50%		4.25%	3/15/2028	32,797	32,687	32,476	0.18

						220,568	220,054	1.24
Chemicals
Ascend Performance Materials Operations, LLC (10)	L + 4.75%		5.76%	8/27/2026	4,950	5,018	4,942	0.03
DCG Acquisition Corp. (8)	L + 4.50%		4.96%	9/30/2026	4,987	4,999	4,916	0.03
Dominion Colour Corporation (4)(6)(11)	L + 7.25 (incl. 2.00 PIK	% % )	8.25%	4/6/2024	35,866	34,861	35,239	0.20
Geon Performance Solutions, LLC (10)	L + 4.75%		5.50%	8/9/2028	7,375	7,324	7,375	0.04
Hexion Holdings Corp. (9)	SOFR + 4.50%		5.00%	3/15/2029	9,835	9,590	9,638	0.05
Hyperion Materials & Technologies, Inc. (9)	L + 4.50%		5.01%	8/28/2028	25,207	25,118	25,058	0.14
LSF11 Skyscraper Holdco S.à r.l, LLC (6)(10)	L + 3.50%		4.51%	9/29/2027	19,850	19,762	19,801	0.11
NIC Acquisition Corp. (10)	L + 3.75%		4.76%	12/29/2027	11,228	11,231	10,947	0.06
Olympus Water US Holding Corp. (9)	L + 3.75%		4.81%	9/21/2028	13,811	13,781	13,479	0.08
Oxea Corporation (6)(8)	L + 3.25%		3.69%	10/14/2024	6	6	6	0.00

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Polymer Additives, Inc. (8)	L + 6.00%	6.30%	7/31/2025	30,342	28,382	29,179	0.16
WR Grace Holdings, LLC (6)(9)	L + 3.75%	4.81%	9/22/2028	9,975	9,994	9,920	0.06

					170,066	170,500	0.96
Commercial Services & Supplies
Access CIG, LLC (8)	L + 3.75%	4.21%	2/27/2025	40,938	40,795	40,395	0.23
Allied Universal Holdco, LLC (9)	L + 3.75%	4.25%	5/12/2028	63,742	63,503	62,848	0.35
All-Star Co-Borrower, LLC (4)(6)(9)	L + 4.00%	4.51%	11/16/2028	2,790	2,799	2,773	0.02
All-Star Co-Borrower, LLC (6)(9)	L + 3.50%	4.01%	11/16/2028	33,448	33,317	32,998	0.18
APX Group, Inc. (6)(9)	L + 3.50%	4.00%	7/10/2028	32,930	32,824	32,858	0.18
Bazaarvoice, Inc. (4)(7)(8)	L + 5.75%	5.87%	5/7/2028	371,236	371,236	371,236	2.07
Belfor Holdings, Inc. (4)(8)	L + 3.75%	4.21%	4/6/2026	4,949	4,967	4,931	0.03
DG Investment Intermediate Holdings 2, Inc. (10)	SOFR + 3.50%	4.25%	3/17/2028	46,518	46,541	46,116	0.26
DG Investment Intermediate Holdings 2, Inc. (4)(7)(8)	SOFR + 4.25%	4.66%	3/17/2028	19,338	19,057	19,169	0.11
Divisions Holding Corp. (10)	L + 4.75%	5.50%	5/29/2028	23,976	23,763	23,856	0.13
EAB Global, Inc. (9)	L + 3.50%	4.00%	6/28/2028	17,975	17,924	17,822	0.10
ECP Gopher Holdings L.P. (11)	L + 3.25%	4.25%	3/6/2025	3,948	3,962	3,600	0.02
eResearchTechnology, Inc. (11)	L + 4.50%	5.50%	2/4/2027	32,022	32,102	31,952	0.18
Foundational Education Group, Inc. (9)	L + 4.25%	4.75%	8/31/2028	9,120	9,036	9,120	0.05
Garda World Security Corp. (6)(8)	L + 4.25%	4.71%	10/30/2026	45,980	45,874	45,566	0.25
Genuine Financial Holdings, LLC (8)	L + 3.75%	4.21%	7/11/2025	16,888	16,840	16,728	0.09
International SOS The Americas LP (4)(6)(9)	L + 3.75%	4.81%	8/5/2028	2,325	2,304	2,322	0.01
Java Buyer, Inc. (4)(7)(10)	L + 5.75%	6.63%	12/15/2027	139,919	136,434	136,255	0.76
JSS Holdings, Inc. (4)(10)	L + 6.00%	6.75%	12/17/2028	242,741	239,233	240,921	1.35
JSS Holdings, Inc. (4)(11)	L + 6.25%	7.25%	12/17/2028	46,468	45,888	46,119	0.26
Knowledge Pro Buyer, Inc. (4)(7)(10)	L + 5.75%	6.50%	12/10/2027	46,724	45,553	45,490	0.25
KPSKY Acquisition, Inc. (4)(7)(10)	L + 5.50%	6.25%	10/19/2028	195,859	191,987	191,942	1.07
MaxGen Energy Services Corporation (4)(11)	L + 4.75%	5.75%	6/2/2027	83,615	81,731	81,524	0.46

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Onex Baltimore Buyer, Inc. (4)(7)(10)	L + 5.75%	6.50%	12/1/2027	260,796	255,538	255,643	1.43
PECF USS Intermediate Holding III Corp. (9)	L + 4.25%	4.76%	12/15/2028	30,765	30,779	30,532	0.17
Polyphase Elevator Holding Co. (4)(7)(11)	L + 5.50%	6.50%	12/21/2027	25,877	25,489	25,228	0.14
Recycle & Resource US, LLC (6)(9)	L + 3.50%	4.50%	7/8/2028	5,206	5,171	5,167	0.03
Revspring, Inc. (8)	L + 4.25%	5.26%	10/11/2025	15,414	15,302	15,226	0.09
Spin Holdco Inc. (10)	L + 4.00%	4.75%	3/1/2028	25,370	25,266	25,220	0.14
The Action Environmental Group, Inc. (4)(7)(11)	L + 6.25%	7.25%	1/16/2026	14,663	14,205	14,199	0.08
The Action Environmental Group, Inc. (4)(12)	L + 6.00%	7.25%	1/16/2026	1,558	1,510	1,527	0.01
TRC Companies, Inc. (9)	L + 3.75%	4.25%	6/21/2024	35,778	35,551	35,295	0.20
USIC Holdings, Inc. (10)	L + 3.50%	4.25%	5/12/2028	24,875	24,765	24,668	0.14
Vaco Holdings, LLC (10)	SOFR + 5.00%	5.80%	1/20/2029	21,375	21,271	21,281	0.12
Veregy Consolidated, Inc. (4)(11)	L + 6.00%	7.00%	11/2/2027	20,532	20,578	20,121	0.11

					1,983,095	1,980,648	11.07
Construction & Engineering
Aegion Corporation (4)(10)	L + 4.75%	5.50%	5/17/2028	23,819	23,757	23,730	0.13
ASP Endeavor Acquisition, LLC (4)(9)	L + 6.50%	7.00%	5/3/2027	35,730	35,124	35,015	0.20
Brookfield WEC Holdings, Inc. (9)	L + 2.75%	3.25%	8/1/2025	4,987	4,827	4,907	0.03
COP Home Services TopCo IV, Inc. (4)(7)(11)	L + 5.00%	6.00%	12/31/2027	128,609	125,567	127,239	0.71
Peak Utility Services Group, Inc. (4)(7)(11)	L + 5.00%	6.00%	2/26/2028	23,569	23,338	23,415	0.13
Refficiency Holdings, LLC (7)(10)	L + 3.75%	4.50%	12/31/2027	12,642	12,584	12,498	0.07
Thermostat Purchaser III, Inc. (4)(7)(10)	L + 4.50%	5.25%	8/24/2028	42,417	41,341	42,043	0.23
Tutor Perini Corp. (6)(11)	L + 4.75%	5.75%	8/13/2027	2,955	2,984	2,909	0.02

					269,522	271,756	1.52
Construction Materials
White Cap Buyer, LLC (9)	SOFR + 3.75%	4.25%	10/19/2027	44,767	44,715	44,366	0.25
Containers & Packaging
Ascend Buyer, LLC (4)(7)(10)	L + 5.75%	6.76%	9/30/2028	77,410	75,855	76,152	0.43
Berlin Packaging, LLC (9)	L + 3.75%	4.28%	3/11/2028	42,936	42,797	42,603	0.24
Bway Holding Corporation (8)	L + 3.25%	3.71%	4/3/2024	6,371	6,307	6,295	0.04

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Charter NEX US, Inc. (10)	L + 3.75%	4.50%	12/1/2027	46,874	46,930	46,676	0.26
Flex Acquisition Co., Inc. (9)	L + 3.50%	4.00%	2/23/2028	5,491	5,489	5,486	0.03
Flex Acquisition Co., Inc. (8)	L + 3.00%	3.46%	6/29/2025	7,000	6,856	6,996	0.04
Graham Packaging Co, Inc. (10)	L + 3.00%	3.75%	8/4/2027	13,915	13,826	13,702	0.08
IBC Capital US, LLC (6)(8)	L + 3.75%	4.67%	9/11/2023	18,465	18,434	18,124	0.10
LABL, Inc. (9)	L + 5.00%	5.50%	10/29/2028	7,125	7,022	7,051	0.04
MAR Bidco Sarl (6)(9)	L + 4.25%	5.26%	4/20/2028	3,797	3,779	3,754	0.02
Novolex, Inc. (9)	SOFR + 4.25%	4.75%	4/13/2029	106,808	104,138	104,138	0.58
Pretium PKG Holdings, Inc. (9)	L + 4.00%	4.50%	8/27/2028	23,829	23,422	23,199	0.13
ProAmpac PG Borrower, LLC (10)	L + 3.75%	4.55%	11/3/2025	40,309	40,363	39,513	0.22
Ring Container Technologies Group, LLC (9)	L + 3.75%	4.27%	8/12/2028	8,978	8,927	8,865	0.05
TricorBraun Holdings, Inc. (9)	L + 3.25%	3.75%	3/3/2028	34,383	34,187	33,619	0.19
Trident TPI Holdings, Inc. (11)	L + 3.25%	4.26%	7/29/2028	13,873	13,862	13,739	0.08
Trident TPI Holdings, Inc. (7)(9)	L + 4.00%	4.50%	9/15/2028	25,958	25,724	25,668	0.14

					477,918	475,580	2.67
Distributors
BP Purchaser, LLC (4)(10)	L + 5.50%	6.25%	12/10/2028	34,800	34,134	34,104	0.19
Bution Holdco 2, Inc. (4)(11)	L + 6.25%	7.25%	10/17/2025	5,900	5,809	5,855	0.03
Dana Kepner Company, LLC (4)(11)	L + 6.25%	7.25%	12/29/2026	14,850	14,613	14,961	0.08
Genuine Cable Group, LLC (4)(7)(10)	L + 5.75%	6.50%	11/2/2026	26,303	25,719	26,017	0.15
Marcone Yellowstone Buyer, Inc. (4)(7)(10)	L + 5.50%	6.25%	12/23/2028	88,051	86,176	86,312	0.48
NDC Acquisition Corp. (4)(7)(11)	L + 5.75%	6.76%	3/9/2027	22,275	21,693	22,018	0.12
Tailwind Colony Holding Corporation (4)(7)(11)	SOFR + 6.25%	7.25%	11/13/2024	68,332	66,931	67,210	0.38
Unified Door & Hardware Group, LLC (4)(11)	L + 5.75%	6.75%	6/30/2025	53,351	52,543	52,551	0.29

					307,618	309,028	1.72
Diversified Consumer Services
Ascend Learning, LLC (9)	L + 3.50%	4.00%	12/11/2028	7,539	7,384	7,465	0.04

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Cambium Learning Group, Inc. (4)(7)(10)	L + 5.50%	6.25%	7/20/2028	965,822	957,127	965,822	5.39
Colibri Group, LLC (10)	SOFR + 5.00%	5.99%	3/12/2029	13,305	13,173	13,255	0.07
Dreambox Learning Holding LLC (4)(10)	L + 6.25%	7.00%	12/1/2027	135,213	132,622	132,509	0.74
Go Car Wash Management Corp. (4)(7)(11)	L + 5.75%	6.75%	12/31/2026	62,934	61,317	61,815	0.35
KUEHG Corp. (11)	L + 3.75%	4.76%	2/21/2025	44,181	43,652	43,595	0.24
LAH Borrower, LL (4)(10)	L + 5.75%	6.50%	10/12/2027	7,732	7,589	7,655	0.04
Learning Care Group (11)	L + 3.25%	4.25%	3/13/2025	36,742	36,131	36,256	0.20
Loyalty Ventures, Inc. (9)	L + 4.50%	5.00%	11/3/2027	9,199	9,020	9,000	0.05
Pre-Paid Legal Services, Inc. (9)	L + 3.75%	4.25%	5/1/2025	41,516	41,162	41,071	0.23
Prime Security Service Borrower, LLC (10)	L + 2.75%	3.50%	9/23/2026	4,987	4,987	4,958	0.03
Rinchem Company, LLC (4)(9)	SOFR + 4.50%	5.00%	2/2/2029	4,045	4,025	4,035	0.02
SSH Group Holdings, Inc. (8)	L + 4.25%	5.26%	7/30/2025	5,000	4,917	4,863	0.03
TruGreen Limited Partnership (10)	L + 4.00%	4.75%	11/2/2027	5,940	5,974	5,913	0.03
University Support Services, LLC (9)	L + 3.25%	3.75%	2/10/2029	22,090	22,019	21,853	0.12
Weld North Education, LLC (9)	L + 3.75%	4.25%	12/21/2027	39,671	39,516	39,413	0.22

					1,390,615	1,399,478	7.80
Diversified Financial Services
Barbri Holdings, Inc. (4)(7)(10)	L + 5.75%	6.50%	4/30/2028	166,289	163,271	164,627	0.92
Lereta, LLC (10)	L + 5.25%	6.00%	7/27/2028	34,549	34,235	34,613	0.19
Mitchell International, Inc. (9)	L + 3.75%	4.25%	10/15/2028	62,979	62,423	62,060	0.35
Polaris Newco, LLC (9)	L + 4.00%	4.50%	6/2/2028	29,732	29,714	29,558	0.17
Sedgwick Claims Management Services, Inc. (6)(11)	L + 4.25%	5.25%	9/3/2026	2,437	2,460	2,427	0.01
Sedgwick Claims Management Services, Inc. (6)(8)	L + 3.25%	3.71%	12/31/2025	38,879	38,685	38,621	0.22
SelectQuote, Inc. (4)(7)(10)	L + 5.00%	5.75%	11/5/2024	277,238	275,479	258,334	1.44

					606,267	590,240	3.30

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread		Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Diversified Telecommunication Services
Numericable US, LLC (6)(8)	L + 3.69%		3.93%	1/31/2026	5,000	4,939	4,892	0.03
Numericable US, LLC (6)(8)	L + 4.00%		4.51%	8/14/2026	43,791	43,777	43,002	0.24
Point Broadband Acquisition, LLC (4)(7)(11)	L + 6.00%		7.00%	10/1/2028	161,770	157,166	156,813	0.88
Zacapa, LLC (6)(9)	SOFR + 4.25%		4.75%	3/22/2029	6,128	6,116	6,102	0.03
Zayo Group Holdings, Inc. (8)	L + 3.00%		3.46%	3/9/2027	1,000	942	975	0.01

						212,940	211,784	1.19
Electric Utilities
Qualus Power Services Corp. (4)(7)(11)	L + 5.50%		6.50%	3/26/2027	48,835	47,727	48,217	0.27
Electrical Equipment
Emergency Power Holdings, LLC (4)(7)(11)	L + 5.50%		6.50%	8/17/2028	194,650	190,591	190,196	1.06
Madison IAQ, LLC (9)	L + 3.25%		4.52%	6/16/2028	39,997	39,554	39,480	0.22
Radwell International, LLC (4)(6)(7)(10)	L + 5.25%		6.00%	7/13/2027	329,946	328,617	329,946	1.84
Relay Purchaser, LLC (4)(7)(10)	L + 6.00%		6.75%	8/30/2028	199,616	195,706	196,835	1.10
Shoals Holdings, LLC (4)(11)	L + 3.25%		4.25%	11/25/2026	11,349	11,124	11,405	0.06

						765,592	767,862	4.28
Electronic Equipment, Instruments & Components
Albireo Energy, LLC (4)(7)(11)	L + 6.00%		7.00%	12/23/2026	35,406	34,801	34,057	0.19
CPI International, Inc. (11)	L + 3.25%		4.25%	7/26/2024	18,930	18,939	18,809	0.11
Infinite Bidco, LLC (9)	L + 3.75%		4.26%	2/24/2028	34,743	34,586	34,244	0.19
Ingram Micro, Inc. (9)	L + 3.50%		4.51%	3/31/2028	21,925	21,841	21,771	0.12
LTI Holdings, Inc. (8)	L + 3.50%		3.96%	9/6/2025	4,987	4,971	4,883	0.03
Presidio, Inc. (8)	L + 3.50%		3.81%	1/22/2027	7,980	7,993	7,940	0.04

						123,131	121,704	0.68
Energy Equipment & Services
Abaco Energy Technologies, LLC (4)(13)	L + 7.00 (incl. 1.00 PIK	% % )	8.50%	10/4/2024	10,656	10,100	10,656	0.06
EnergySolutions, LLC (11)	L + 3.75%		4.76%	5/9/2025	6,392	6,391	6,280	0.04
Tetra Technologies, Inc. (4)(6)(11)	L + 6.25%		7.25%	9/10/2025	22,793	21,881	22,793	0.13

						38,372	39,729	0.23

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Entertainment
CE Intermediate I, LLC (4)(9)	L + 4.00%	4.50%	11/10/2028	7,778	7,704	7,700	0.04
Herschend Entertainment Co, LLC (9)	L + 3.75%	4.25%	8/27/2028	5,293	5,244	5,279	0.03
Recorded Books, Inc. (8)	L + 4.00%	4.39%	8/29/2025	38,615	38,586	38,390	0.21

					51,534	51,369	0.28
Food Products
CHG PPC Parent, LLC (4)(9)	L + 3.00%	4.00%	11/16/2028	10,339	10,319	10,120	0.06
Quantum Bidco, Ltd. (6)(8)	S + 6.00%	6.00%	2/5/2028	£18,500	24,511	23,705	0.13
Snacking Investments US, LLC (6)(11)	L + 4.00%	5.00%	12/18/2026	4,970	5,000	4,914	0.03

					39,830	38,739	0.22
Health Care Equipment & Supplies
Auris Luxembourg III Sarl (6)(8)	L + 3.75%	4.21%	2/27/2026	19,987	19,949	19,519	0.11
CPI Holdco, LLC (4)(7)(10)	L + 5.50%	6.25%	11/1/2028	265,475	259,217	258,884	1.45
GCX Corporation Buyer, LLC (4)(7)(10)	L + 5.50%	6.30%	9/13/2027	197,118	192,861	192,500	1.08
Mozart Borrower LP (9)	L + 3.25%	3.75%	9/20/2028	34,000	33,235	33,700	0.19
Resonetics, LLC (10)	L + 4.00%	4.75%	4/28/2028	26,857	26,812	26,639	0.15
Sunshine Luxembourg VII S.à r.l, LLC (6)(10)	L + 3.75%	4.76%	10/2/2026	39,640	39,661	39,436	0.22
TecoStar Holdings, Inc. (11)	L + 3.50%	4.50%	5/1/2024	20,745	20,675	19,500	0.11

					592,410	590,178	3.31
Health Care Providers & Services
ACI Group Holdings, Inc. (4)(7)(10)	L + 5.50%	6.51%	8/2/2028	202,458	197,739	200,594	1.12
ADCS Clinics Intermediate Holdings, LLC (4)(7)(11)	L + 6.25%	7.25%	5/7/2027	45,317	44,476	44,758	0.25
ADMI Corp. (9)	L + 3.50%	4.00%	12/23/2027	39,487	39,291	39,113	0.22
AHP Health Partners, Inc. (9)	L + 3.50%	4.00%	8/4/2028	11,696	11,637	11,608	0.06
Amerivet Partners Management, Inc. (4)(7)(10)	SOFR + 5.50%	6.25%	2/25/2028	97,750	94,926	94,880	0.53
AMGH Holding Corp. (11)	L + 4.25%	5.25%	3/14/2025	16,719	16,738	16,644	0.09

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
Canadian Hospital Specialties Ltd. (4)(6)(7)(11)	C + 4.50%	5.68%	4/14/2028	C$	42,442	32,928	33,262	0.19
Caramel Bidco Limited (4)(5)(6)(7)(8)	S + 6.00%	6.45%	2/24/2029		£60,000	77,552	75,563	0.42
CCBlue Bidco, Inc. (4)(7)(10)	L + 6.25%	7.00%	12/21/2028		466,265	456,455	456,022	2.55
CHG Healthcare Services, Inc. (9)	L + 3.50%	4.00%	9/29/2028		27,907	27,788	27,698	0.15
Covenant Surgical Partners, Inc. (8)	L + 4.00%	4.46%	7/1/2026		2,975	2,933	2,934	0.02
Cross Country Healthcare, Inc. (4)(10)	L + 5.75%	6.50%	6/8/2027		113,526	111,441	113,526	0.63
DCA Investment Holdings, LLC (4)(7)(10)	L + 6.25%	7.00%	3/12/2027		45,369	44,795	44,883	0.25
Electron Bidco, Inc. (9)	L + 3.25%	3.75%	11/1/2028		13,000	12,937	12,876	0.07
Epoch Acquisition, Inc. (4)(11)	L + 6.00%	7.00%	10/4/2024		29,345	29,345	29,345	0.16
Global Medical Response, Inc. (11)	L + 4.25%	5.25%	10/2/2025		34,580	34,662	34,402	0.19
Gordian Medical, Inc. (10)	L + 6.25%	7.26%	3/29/2027		59,184	57,450	58,148	0.32
Heartland Dental, LLC (8)	L + 4.00%	4.45%	4/30/2025		37,969	37,883	37,704	0.21
ICS US Holdings, Inc. (4)(6)(9)	L + 5.25%	5.75%	6/8/2028		35,000	33,250	34,650	0.19
Jayhawk Buyer, LLC (4)(11)	L + 5.00%	6.01%	10/15/2026		203,931	200,497	201,892	1.13
LifePoint Health, Inc. (8)	L + 3.75%	4.20%	11/16/2025		37,379	37,192	37,218	0.21
Medical Knowledge Group, LLC (4)(7)(10)	L + 5.75%	6.50%	2/1/2029		164,529	160,649	161,238	0.90
Midwest Physician Administrative Services, LLC (10)	L + 3.25%	4.26%	3/5/2028		19,328	19,248	19,118	0.11
National Mentor Holdings, Inc. (10)	L + 3.75%	4.76%	2/18/2028		11,797	11,781	11,445	0.06
Navigator Acquiror, Inc. (4)(7)(9)	L + 5.75%	6.25%	7/16/2027		377,484	374,182	377,484	2.11
NMSC Holdings, Inc. (10)	SOFR + 5.25%	6.15%	2/23/2029		15,000	14,850	14,841	0.08
Odyssey Holding Company, LLC (4)(11)	L + 5.75%	6.75%	11/16/2025		63,649	63,250	63,013	0.35
Onex TSG Intermediate Corp. (6)(10)	L + 4.75%	5.50%	2/28/2028		23,198	23,023	23,061	0.13
Pathway Vet Alliance, LLC (8)	L + 3.75%	4.21%	3/31/2027		20,932	20,848	20,762	0.12
Pediatric Associates Holding Co., LLC (7)(9)	L + 3.25%	3.75%	2/7/2029		5,375	5,336	5,317	0.03

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
PetVet Care Centers, LLC (10)	L + 3.50%	4.25%	2/14/2025		54,824	54,787	54,636	0.31
Phoenix Guarantor, Inc. (6)(8)	L + 3.25%	3.71%	3/5/2026		4,742	4,746	4,697	0.03
Phoenix Guarantor, Inc. (6)(8)	L + 3.50%	3.95%	3/5/2026		18,041	18,044	17,877	0.10
PSKW Intermediate, LLC (4)(11)	L + 6.25%	7.25%	3/9/2026		22,050	22,050	22,050	0.12
Radnet, Inc. (6)(10)	L + 3.00%	3.75%	4/22/2028		4,887	4,866	4,829	0.03
Reverb Buyer, Inc. (7)(9)	L + 3.50%	4.00%	11/1/2028		29,792	29,665	29,574	0.17
Smile Doctors, LLC (4)(7)(10)	L + 5.75%	6.50%	12/1/2028		434,031	424,337	424,442	2.37
Snoopy Bidco, Inc. (4)(7)(10)	L + 6.00%	6.75%	6/1/2028		396,000	383,661	392,325	2.19
SpecialtyCare, Inc. (4)(7)(11)	L + 5.75%	6.75%	6/18/2028		69,103	67,041	67,528	0.38
Stepping Stones Healthcare Services, LLC (4)(7)(10)	L + 5.75%	6.50%	1/2/2029		136,163	132,743	132,608	0.74
Surgery Centers Holdings, Inc. (6)(10)	L + 3.75%	4.50%	8/31/2026		41,639	41,407	41,384	0.23
The Fertility Partners, Inc. (4)(6)(7)(10)	C + 5.75%	6.50%	3/16/2029	C$	139,000	106,560	109,098	0.61
The Fertility Partners, Inc. (4)(6)(10)	L + 5.75%	6.50%	3/16/2028		39,000	38,220	38,220	0.21
The GI Alliance Management, LLC (4)(7)(11)	L + 6.25%	7.25%	11/4/2024		211,399	209,138	211,073	1.18
TTF Holdings, LLC (4)(10)	L + 4.25%	5.00%	3/24/2028		6,533	6,491	6,517	0.04
Unified Women’s Healthcare, LLC (10)	L + 4.25%	5.00%	12/16/2027		23,275	23,287	23,098	0.13
U.S. Anesthesia Partners, Inc. (9)	L + 4.25%	4.75%	9/22/2028		38,933	38,816	38,731	0.22
US Acute Care Solutions (5)(6)(8)	L + 6.38%	6.38%	3/1/2026		2,885	2,927	2,852	0.02
US Oral Surgery Management Holdco, LLC (4)(7)(10)	L + 5.50%	6.25%	11/18/2027		131,930	128,746	129,287	0.72
WHCG Purchaser III, Inc. (4)(7)(10)	L + 5.75%	6.50%	6/22/2028		104,770	102,522	103,402	0.58
WP CityMD Bidco, LLC (9)	L + 3.25%	3.75%	11/18/2028		18,000	17,995	17,923	0.10

						4,153,131	4,176,150	23.33
Health Care Technology
athenahealth, Inc. (7)(9)	SOFR + 3.50%	4.00%	2/11/2026		27,077	26,922	26,811	0.15
Edifecs, Inc. (4)(10)	L + 5.50%	6.25%	9/21/2026		109,897	107,884	108,248	0.60

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Edifecs, Inc. (4)(11)	L + 7.00%	8.00%	9/21/2026	42,936	42,554	43,623	0.24
FH MD Buyer, Inc. (10)	L + 5.00%	5.75%	6/16/2028	45,268	44,859	44,985	0.25
GI Ranger Intermediate, LLC (4)(7)(10)	L + 6.00%	6.75%	10/29/2028	136,653	133,718	134,829	0.75
Imprivata, Inc. (9)	L + 4.25%	4.75%	12/1/2027	6,970	6,889	6,943	0.04
Netsmart Technologies, Inc. (10)	L + 4.00%	4.75%	10/1/2027	24,805	24,904	24,743	0.14
NMC Crimson Holdings, Inc. (4)(7)(10)	L + 6.00%	6.75%	3/1/2028	71,173	68,971	69,991	0.39
Project Ruby Ultimate Parent Corp. (10)	L + 3.25%	4.00%	3/3/2028	8,525	8,487	8,453	0.05
Therapy Brands Holdings, LLC (4)(5)(7)(10)	L + 4.00%	4.79%	5/12/2028	6,341	6,313	6,291	0.04
Verscend Holding Corp. (8)	L + 4.00%	4.46%	8/27/2025	34,835	34,892	34,791	0.19
Waystar Technologies, Inc. (8)	L + 4.00%	4.46%	10/22/2026	30,144	30,221	30,107	0.17

					536,614	539,815	3.01
Hotels, Restaurants & Leisure
Alterra Mountain Company (9)	L + 3.50%	4.00%	8/17/2028	22,431	22,455	22,291	0.12
CEC Entertainment, Inc. (5)(8)	6.75%	6.75%	5/1/2026	79,800	79,781	77,289	0.43
Century Casinos, Inc. (6)(10)	SOFR + 6.00%	6.75%	4/2/2029	44,000	43,120	43,725	0.24
Fertitta Entertainment, LLC (9)	SOFR + 4.00%	4.50%	1/27/2029	26,165	26,155	26,069	0.15
Flynn Restaurant Group LP (9)	L + 4.25%	4.75%	12/1/2028	30,712	30,481	30,392	0.17
IRB Holding Corp. (8)	L + 3.00%	3.35%	12/15/2027	51,350	51,311	51,101	0.29
IRB Holding Corp. (4)(11)	L + 3.25%	4.25%	12/15/2027	4,975	4,989	4,934	0.03
Mic Glen, LLC (9)	L + 3.50%	4.00%	7/21/2028	24,468	24,389	24,188	0.14
Scientific Games Holdings LP (9)	SOFR + 3.50%	4.00%	2/4/2029	7,250	7,232	7,194	0.04
Tacala Investment Corp. (10)	L + 3.50%	4.25%	2/5/2027	48,439	48,461	47,870	0.27
Twin River Worldwide Holdings, Inc. (6)(9)	L + 3.25%	3.75%	10/2/2028	8,978	8,969	8,940	0.05
Whatabrands, LLC (9)	L + 3.25%	3.75%	8/3/2028	14,963	14,885	14,802	0.08

					362,228	358,795	2.01
Household Durables
AI Aqua Merger Sub, Inc. (6)(7)(9)	SOFR + 4.00%	4.50%	6/16/2028	49,111	48,867	48,640	0.27
Fluidra SA (6)(9)	SOFR + 2.00%	2.50%	1/29/2029	1,471	1,467	1,461	0.01
Hunter Douglas, Inc. (6)(9)	SOFR + 3.50%	4.00%	2/26/2029	16,147	16,056	15,849	0.09

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Instant Brands Holdings, Inc. (10)	L + 5.00%	5.75%	4/12/2028	81,005	79,957	75,605	0.42

					146,347	141,555	0.79
Industrial Conglomerates
Bettcher Industries, Inc. (9)	SOFR + 4.00%	4.65%	12/13/2028	11,316	11,207	11,146	0.06
Engineered Machinery Holdings, Inc. (6)(10)	E + 3.75%	4.76%	5/19/2028	27,456	27,434	27,132	0.15
Excelitas Technologies Corp. (11)	L + 3.50%	4.51%	12/2/2024	22,729	22,752	22,644	0.13
FCG Acquisitions, Inc. (9)	L + 3.75%	4.25%	3/16/2028	28,563	28,585	28,147	0.16
SPX Flow, Inc. (9)	SOFR + 4.50%	5.00%	3/16/2029	50,000	47,750	48,771	0.27
Vertical US Newco, Inc. (6)(9)	L + 3.50%	4.02%	7/30/2027	35,602	35,496	35,335	0.20
Victory Buyer, LLC (9)	L + 3.75%	4.25%	11/19/2028	23,036	22,932	22,750	0.13

					196,156	195,925	1.10
Insurance
Acrisure, LLC (8)	L + 3.50%	3.96%	2/15/2027	1,980	1,966	1,956	0.01
Acrisure, LLC (9)	L + 3.75%	4.25%	2/15/2027	19,132	19,010	19,024	0.11
Acrisure, LLC (9)	L + 4.25%	4.75%	2/15/2027	19,800	19,750	19,750	0.11
Alera Group, Inc. (4)(7)(10)	L + 5.50%	6.25%	9/30/2028	70,360	69,510	69,449	0.39
Alliant Holdings Intermediate, LLC (8)	L + 3.25%	3.71%	5/9/2025	7,996	7,988	7,918	0.04
Alliant Holdings Intermediate, LLC (9)	L + 3.50%	4.00%	11/6/2027	37,084	37,061	36,901	0.21
AssuredPartners, Inc. (9)	L + 3.50%	4.00%	2/12/2027	60,066	59,723	59,468	0.33
Baldwin Risk Partners, LLC (6)(9)	L + 3.50%	4.00%	10/14/2027	26,880	26,751	26,679	0.15
Benefytt Technologies, Inc. (4)(7)(10)	L + 6.00%	6.75%	8/12/2027	94,348	92,392	90,777	0.51
BroadStreet Partners, Inc. (8)	L + 3.00%	3.46%	1/27/2027	11,889	11,858	11,693	0.07
Foundation Risk Partners Corp. (4)(7)(10)	L + 5.75%	6.50%	10/29/2028	102,038	100,412	100,374	0.56
Galway Borrower, LLC (4)(7)(10)	L + 5.25%	6.26%	9/24/2028	238,931	234,016	233,633	1.31
High Street Buyer, Inc. (4)(7)(10)	L + 6.00%	6.75%	4/14/2028	104,315	101,638	102,657	0.57
Howden Group Holdings Limited (6)(10)	L + 3.25%	4.00%	11/12/2027	41,992	41,816	41,580	0.23
HUB International Limited (10)	L + 3.25%	4.00%	4/25/2025	43,485	43,462	43,268	0.24
HUB International Limited (8)	L + 3.00%	3.27%	4/25/2025	7,949	7,906	7,869	0.04

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
Integrity Marketing Acquisition, LLC (4)(7)(10)	L + 5.50%	6.27%	8/27/2025		36,762	36,257	36,526	0.20
Integrity Marketing Acquisition, LLC (4)(11)	L + 5.75%	6.75%	8/27/2025		39,658	38,712	38,919	0.22
Jones Deslauriers Insurance Management, Inc. (6)(7)(10)	C + 4.25%	5.00%	3/28/2028	C$	81,727	64,148	63,531	0.35
NFP Corp. (8)	L + 3.25%	3.71%	2/15/2027		33,169	32,849	32,630	0.18
PGIS Intermediate Holdings, LLC (4)(7)(10)	L + 5.50%	6.25%	10/14/2028		66,321	64,736	64,708	0.36
RSC Acquisition, Inc. (4)(5)(6)(7)(10)	L + 5.50%	6.25%	10/30/2026		23,972	23,512	23,723	0.13
SG Acquisition, Inc. (4)(9)	L + 5.00%	6.01%	1/27/2027		145,946	145,411	145,946	0.82
Tennessee Bidco Limited (4)(5)(6)(7)(8)	S + 7.28%	7.97%	8/3/2028		£87,381	116,220	111,778	0.62
Tennessee Bidco Limited (4)(6)(8)	L + 7.00%	7.53%	8/3/2028		197,072	192,085	192,638	1.08

						1,589,189	1,583,395	8.84
Interactive Media & Services
Ancestry.com Operations, Inc (9)	L + 3.25%	3.75%	12/6/2027		9,975	9,917	9,828	0.05
Bungie, Inc. (4)(11)	L + 6.25%	7.25%	8/28/2024		2,500	2,485	2,525	0.01
Cengage Learning, Inc. (11)	L + 4.75%	5.75%	6/29/2026		18,920	18,756	18,792	0.10
MH Sub I, LLC (11)	L + 3.75%	4.75%	9/13/2024		45,058	45,132	44,639	0.25
MH Sub I, LLC (8)	L + 3.50%	3.96%	9/13/2024		9,974	9,937	9,869	0.06
Project Boost Purchaser, LLC (8)	L + 3.50%	3.96%	6/1/2026		8,468	8,457	8,394	0.05
Project Boost Purchaser, LLC (9)	L + 3.50%	4.00%	6/1/2026		15,427	15,421	15,298	0.09
Red Planet Borrower, LLC (9)	L + 3.75%	4.76%	10/2/2028		23,940	23,797	23,676	0.13
SurveyMonkey, Inc. (6)(8)	L + 3.75%	4.21%	10/10/2025		6,010	6,005	5,987	0.03
UFC Holdings, LLC (10)	L + 2.75%	3.50%	4/29/2026		4,986	4,852	4,944	0.03

						144,759	143,952	0.80
Internet & Direct Marketing Retail
Donuts, Inc. (4)(7)(11)	SOFR + 6.00%	7.00%	12/29/2026		515,501	513,667	515,501	2.88
Hoya Midco, LLC (6)(9)	SOFR + 3.25%	3.75%	2/3/2029		10,000	9,950	9,919	0.06
Prodege International Holdings, LLC (4)(7)(10)	L + 5.75%	6.58%	12/15/2027		520,061	509,079	508,814	2.84
Shutterfly, LLC (10)	SOFR + 5.00%	5.75%	9/25/2026		160,969	159,417	148,413	0.83

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Wireless Vision, LLC (4)(11)	L + 5.50%	6.50%	12/30/2025	22,635	22,635	22,635	0.13

					1,214,748	1,205,282	6.74
IT Services
Ahead DB Holdings, LLC (5)(10)	L + 3.75%	4.76%	10/18/2027	2,589	2,602	2,568	0.01
AI Altius Bidco, Inc. (4)(5)(6)(7)(10)	L + 5.50%	6.25%	12/13/2028	144,577	141,467	141,338	0.79
AI Altius Bidco, Inc. (4)(5)(6)(8)	9.75 PIK %	9.75%	12/21/2029	21,721	21,111	21,070	0.12
ConvergeOne Holdings, Inc. (8)	L + 5.00%	5.46%	1/4/2026	31,683	30,924	30,429	0.17
Dcert Buyer, Inc. (8)	L + 4.00%	4.46%	10/16/2026	28,172	28,214	28,010	0.16
Endurance International Group Holdings, Inc. (10)	L + 3.50%	4.25%	2/10/2028	43,446	43,136	42,305	0.24
Ensono Holdings, LLC (10)	L + 4.00%	4.75%	5/19/2028	45,935	45,795	45,227	0.25
Inovalon Holdings, Inc. (4)(7)(10)	L + 6.25%	7.00%	11/24/2028	937,744	914,433	913,056	5.10
Park Place Technologies, LLC (11)	L + 5.00%	6.00%	11/10/2027	42,255	41,403	42,132	0.24
Razor Holdco, LLC (4)(10)	L + 5.75%	6.50%	10/25/2027	190,722	187,183	186,908	1.04
Red River Technology, LLC (4)(7)(11)	L + 6.00%	7.00%	5/26/2027	150,444	148,184	142,170	0.79
Sabre GLBL, Inc. (6)(9)	L + 3.50%	4.00%	12/17/2027	36,136	35,802	35,797	0.20
TierPoint, LLC (10)	L + 3.75%	4.50%	5/6/2026	19,715	19,613	19,561	0.11
Turing Holdco, Inc. (4)(6)(7)(8)	E + 6.00%	6.24%	8/3/2028	€35,242	37,509	36,440	0.20
Virtusa Corp. (10)	L + 3.75%	4.50%	2/11/2028	39,232	39,099	38,942	0.22

					1,736,475	1,725,953	9.64
Leisure Products
Lew’s Intermediate Holdings, LLC (4)(8)	SOFR + 5.00%	5.39%	1/26/2028	31,123	30,891	30,501	0.17
Lucky Bucks, LLC (10)	L + 5.50%	6.25%	7/21/2027	57,275	56,242	56,201	0.31
Motion Finco, LLC (6)(8)	L + 3.25%	4.26%	11/12/2026	4,988	4,929	4,912	0.03
Recess Holdings, Inc. (11)	L + 3.75%	4.75%	9/30/2024	19,819	19,797	19,522	0.11

					111,859	111,136	0.62
Life Sciences Tools & Services
Cambrex Corp. (10)	L + 3.50%	4.25%	12/4/2026	26,065	26,031	25,882	0.14
Curia Global, Inc. (10)	L + 3.75%	4.50%	8/30/2026	42,749	42,770	42,447	0.24
LSCS Holdings, Inc. (9)	L + 4.50%	5.00%	12/16/2028	15,734	15,657	15,596	0.09
Maravai Intermediate Holdings, LLC (6)(11)	L + 3.75%	4.75%	10/19/2027	1,973	1,994	1,966	0.01
Packaging Coordinators Midco, Inc. (10)	L + 3.75%	4.76%	11/30/2027	13,709	13,676	13,655	0.08

					100,128	99,546	0.56

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Machinery
Apex Tool Group, LLC (9)	L + 5.25%	5.75%	8/1/2024	14,831	14,765	14,481	0.08
ASP Blade Holdings, Inc. (9)	L + 4.00%	4.50%	10/13/2028	4,988	4,964	4,933	0.03
MHE Intermediate Holdings, LLC (4)(5)(7)(11)	L + 5.75%	7.04%	7/21/2027	9,919	9,726	9,707	0.05
Phoenix Services Merger Sub, LLC (11)	L + 3.75%	4.75%	3/1/2025	5,923	5,904	5,740	0.03
Pro Mach Group, Inc. (7)(11)	L + 4.00%	5.00%	8/31/2028	27,257	27,239	27,168	0.15
Titan Acquisition Ltd. (6)(8)	L + 3.00%	3.35%	3/28/2025	11,846	11,620	11,616	0.06

					74,218	73,645	0.40
Marine
Armada Parent, Inc. (4)(7)(10)	L + 5.75%	6.50%	10/29/2027	226,838	221,950	221,581	1.24
Media
Altice Financing S.A. (5)(6)(8)	5.75%	5.75%	8/15/2029	994	1,003	905	0.01
Clear Channel Outdoor Holdings, Inc. (6)(8)	L + 3.50%	3.80%	8/21/2026	22,941	22,507	22,590	0.13
Digital Media Solutions, LLC (6)(10)	L + 5.00%	5.75%	5/24/2026	29,780	29,160	29,333	0.16
McGraw-Hill Education, Inc. (9)	L + 4.75%	5.55%	7/28/2028	28,718	28,452	28,462	0.16
Radiate Holdco, LLC (10)	L + 3.25%	4.00%	9/25/2026	50,842	50,696	50,483	0.28
Terrier Media Buyer, Inc. (8)	L + 3.50%	3.96%	12/17/2026	4,688	4,689	4,623	0.03
Univision Communications, Inc. (10)	L + 3.25%	4.00%	3/15/2026	25,807	25,753	25,700	0.14
Univision Communications, Inc. (11)	L + 2.75%	3.75%	3/15/2024	3,000	3,009	2,999	0.02

					165,269	165,095	0.93
Metals & Mining
American Rock Salt Company, LLC (10)	L + 4.00%	4.75%	6/4/2028	30,779	30,757	30,529	0.17
SCIH Salt Holdings, Inc. (10)	L + 4.00%	4.75%	3/16/2027	37,730	37,556	37,184	0.21

					68,313	67,713	0.38
Oil, Gas & Consumable Fuels
CQP Holdco LP (9)	L + 3.75%	4.76%	6/5/2028	33,472	33,449	33,355	0.19
Eagle Midstream Canada Finance, Inc. (4)(6)(13)	L + 6.25%	7.75%	11/26/2024	36,013	35,628	36,013	0.20
Freeport LNG Investments, LLLP (9)	L + 3.50%	4.00%	12/21/2028	56,470	56,258	56,137	0.31
Lucid Energy Group II Borrower, LLC (10)	L + 4.25%	5.00%	11/24/2028	14,983	14,838	14,878	0.08

					140,173	140,383	0.78

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Paper & Forest Products
Profile Products, LLC (4)(7)(10)	L + 5.50%	6.25%	11/12/2027	116,622	113,905	113,720	0.64
Personal Products
Sunshine Cadence Holdco, LLC (4)(6)(8)	L + 4.25%	4.60%	3/23/2027	40,000	36,800	36,800	0.21
Pharmaceuticals
ANI Pharmaceuticals, Inc. (6)(10)	L + 6.00%	6.75%	4/27/2028	38,583	37,870	38,583	0.22
Jazz Pharmaceuticals, Inc. (6)(9)	L + 3.50%	4.00%	4/21/2028	6,972	6,949	6,955	0.04
Padagis, LLC (6)(9)	L + 4.75%	5.72%	7/6/2028	24,371	24,300	24,234	0.14
Rhea Parent, Inc. (4)(5)(10)	SOFR + 5.75%	6.50%	2/18/2029	206,500	202,438	202,370	1.13
Sharp Midco, LLC (4)(9)	L + 4.00%	5.01%	12/14/2028	5,323	5,310	5,303	0.03

					276,867	277,445	1.56
Professional Services
ALKU, LLC (4)(10)	L + 5.25%	6.00%	3/1/2028	243,032	240,757	242,424	1.35
APFS Staffing Holdings, Inc. (9)	SOFR + 4.25%	4.75%	12/29/2028	7,299	7,281	7,276	0.04
Aqgen Island Holdings, Inc. (9)	L + 3.50%	4.56%	5/20/2028	54,874	54,797	54,531	0.30
Armor Holdco, Inc. (6)(9)	L + 4.50%	5.20%	12/11/2028	3,632	3,597	3,635	0.02
BMC Acquisition, Inc. (11)	L + 5.25%	6.25%	12/28/2024	4,717	4,705	4,611	0.03
BPPH2 Limited (4)(6)(8)	L + 6.75%	7.31%	3/2/2028	£40,700	55,039	54,022	0.30
Camelot US Acquisition, LLC (6)(11)	L + 3.00%	4.00%	10/30/2026	19,895	19,789	19,754	0.11
Cast & Crew Payroll, LLC (8)	L + 3.50%	3.96%	2/9/2026	14,447	14,473	14,379	0.08
Cast & Crew Payroll, LLC (9)	SOFR + 3.75%	4.25%	12/29/2028	14,017	13,978	13,960	0.08
CFGI Holdings, LLC (4)(7)(10)	L + 5.25%	6.00%	11/1/2027	145,561	142,265	143,115	0.80
Claims Automation Intermediate 2, LLC (4)(7)(10)	L + 4.75%	5.64%	12/16/2027	45,833	44,309	44,231	0.25
Clearview Buyer, Inc. (4)(7)(10)	L + 5.25%	6.26%	8/26/2027	151,630	148,450	148,106	0.83
CoreLogic, Inc. (9)	L + 3.50%	4.00%	6/2/2028	31,450	31,309	31,155	0.17
Deerfield Dakota Holding, LLC (11)	L + 3.75%	4.75%	4/9/2027	25,937	25,969	25,842	0.14
Emerald US, Inc. (6)(8)	L + 3.50%	3.96%	7/12/2028	3,919	3,915	3,870	0.02
Guidehouse LLP (4)(10)	L + 5.50%	6.25%	10/16/2028	1,202,809	1,191,570	1,190,780	6.65
HIG Orca Acquisition Holdings, Inc. (4)(7)(11)	L + 6.00%	7.10%	8/17/2027	102,550	100,629	102,363	0.57

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
IG Investments Holdings, LLC (4)(7)(10)	L + 6.00%	7.01%	9/22/2028	598,180	586,600	595,010	3.32
Inmar, Inc. (11)	L + 4.00%	5.01%	5/1/2024	31,920	31,815	31,589	0.18
Kaufman Hall & Associates, LLC (4)(7)(10)	L + 5.50%	6.25%	12/14/2028	78,000	76,316	76,242	0.43
Kwor Acquisition, Inc. (4)(7)(10)	L + 5.25%	6.00%	12/22/2028	88,598	87,157	87,512	0.49
Legacy Intermediate, LLC (4)(5)(6)(7)(10)	SOFR + 5.75%	6.50%	2/25/2028	93,600	91,234	91,196	0.51
Material Holdings, LLC (4)(7)(10)	L + 5.75%	6.76%	8/19/2027	248,673	244,016	243,483	1.36
Minotaur Acquisition, Inc. (8)	L + 4.75%	5.21%	3/27/2026	18,518	18,512	18,381	0.10
National Intergovernmental Purchasing Alliance Co. (8)	L + 3.50%	4.51%	5/23/2025	15,032	14,993	14,807	0.08
Sherlock Buyer Corp. (4)(7)(10)	L + 5.75%	6.50%	12/8/2028	34,551	33,700	33,660	0.19
Thevelia US, LLC (6)(9)	L + 4.00%	4.50%	2/9/2029	34,639	34,293	34,271	0.19
Trans Union, LLC (9)	L + 2.25%	2.75%	12/1/2028	7,051	7,034	7,010	0.04
Trinity Air Consultants Holdings Corp. (4)(7)(10)	L + 5.25%	6.00%	6/29/2027	153,694	150,533	150,237	0.84
Trinity Partners Holdings, LLC (4)(7)(10)	L + 5.75%	6.50%	12/21/2028	367,966	359,850	359,517	2.01
VT Topco, Inc. (7)(10)	L + 3.75%	4.76%	8/1/2025	28,675	28,579	28,282	0.16
West Monroe Partners, LLC (4)(7)(10)	L + 5.50%	6.25%	11/8/2028	749,572	734,292	734,864	4.10

					4,601,756	4,610,115	25.74
Real Estate Management & Development
Cumming Group, Inc. (4)(7)(11)	L + 5.75%	6.76%	5/26/2027	136,884	133,722	136,406	0.76
McCarthy & Stone PLC (5)(6)(8)	7.00%	7.00%	12/16/2025	£20,000	28,011	26,010	0.15
Progress Residential PM Holdings, LLC (4)(7)(10)	L + 6.25%	7.00%	2/16/2028	70,324	68,819	69,445	0.39

					230,552	231,861	1.30
Road & Rail
Gruden Acquisition, Inc. (4)(7)(11)	L + 5.25%	6.25%	7/1/2028	82,415	80,359	81,194	0.45
Software
2U, Inc. (6)(10)	L + 5.75%	6.50%	11/30/2024	75,976	75,023	73,412	0.41
Apex Group Treasury, LLC (6)(9)	L + 3.75%	4.76%	7/27/2028	28,342	28,336	28,148	0.16

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Apttus Corp. (10)	L + 4.25%	5.00%	4/27/2028	15,433	15,407	15,433	0.09
AxiomSL Group, Inc. (4)(7)(11)	L + 6.00%	7.01%	12/3/2027	78,814	77,260	77,009	0.43
Boxer Parent Company, Inc. (8)	L + 3.75%	4.76%	10/2/2025	54,266	54,071	54,018	0.30
Brave Parent Holdings, Inc. (8)	L + 4.00%	4.46%	4/18/2025	10,948	10,983	10,850	0.06
Byjus Alpha, Inc. (6)(10)	L + 5.50%	6.25%	11/5/2026	70,376	69,380	69,782	0.39
Cloudera, Inc. (9)	L + 3.75%	4.25%	8/9/2028	37,556	37,222	37,157	0.21
Community Brands ParentCo, LLC (4)(7)(10)	SOFR + 5.75%	6.50%	2/24/2028	91,875	89,837	89,803	0.50
Confine Visual Bidco (4)(6)(7)(10)	SOFR + 5.75%	6.50%	2/23/2029	252,786	245,210	245,202	1.37
Connatix Buyer, Inc. (4)(7)(10)	L + 5.50%	6.25%	7/14/2027	112,870	110,307	112,220	0.63
ConnectWise, LLC (6)(9)	L + 3.50%	4.00%	9/29/2028	32,438	32,310	32,267	0.18
Cornerstone OnDemand, Inc. (9)	L + 3.75%	4.25%	10/16/2028	24,836	24,762	24,634	0.14
Delta Topco, Inc. (10)	L + 3.75%	4.50%	12/1/2027	35,331	35,291	34,833	0.19
Diligent Corporation (4)(11)	L + 5.75%	6.76%	8/4/2025	89,100	88,140	88,432	0.49
ECI Macola Max Holding, LLC (6)(10)	L + 3.75%	4.76%	11/9/2027	29,966	30,024	29,666	0.17
EP Purchaser, LLC (9)	L + 3.50%	4.51%	11/6/2028	16,947	16,934	16,859	0.09
Epicor Software Corp. (10)	L + 3.25%	4.00%	7/30/2027	33,950	33,865	33,724	0.19
Episerver, Inc. (4)(7)(11)	L + 5.50%	6.51%	4/9/2026	25,292	24,850	24,801	0.14
Experity, Inc. (4)(7)(10)	L + 5.75%	6.50%	7/22/2027	136,083	133,312	133,092	0.74
Flexera Software, LLC (10)	L + 3.75%	4.50%	1/26/2028	23,363	23,304	23,134	0.13
GI Consilio Parent, LLC (7)(9)	L + 4.00%	4.50%	4/30/2028	37,876	37,144	37,390	0.21
Gigamon Inc. (4)(7)(10)	SOFR + 5.75%	6.78%	3/11/2029	453,846	444,333	444,254	2.48
GovernmentJobs.com, Inc. (4)(7)(10)	L + 5.50%	6.25%	12/1/2028	145,966	142,206	142,025	0.79
GraphPAD Software, LLC (4)(7)(11)	L + 5.50%	6.50%	4/27/2027	35,753	35,245	35,268	0.20
Greeneden U.S. Holdings II, LLC (10)	L + 4.00%	4.91%	12/1/2027	41,626	41,752	41,613	0.23
HS Purchaser, LLC (10)	L + 4.00%	4.75%	11/19/2026	47,833	47,810	47,354	0.26
Hyland Software, Inc. (10)	L + 3.50%	4.25%	7/1/2024	30,236	30,254	30,122	0.17
Idera, Inc. (10)	L + 3.75%	4.50%	2/4/2028	53,335	53,222	52,481	0.29
Imperva, Inc. (11)	L + 4.00%	5.00%	1/12/2026	19,268	19,349	19,068	0.11
ION Trading Finance Ltd. (6)(8)	L + 4.75%	5.21%	3/26/2028	28,251	28,277	28,084	0.16

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Ivanti Software, Inc. (10)	L + 4.25%	5.00%	12/1/2027	33,357	33,160	32,960	0.18
Ivanti Software, Inc. (10)	L + 4.00%	4.75%	12/1/2027	5,167	5,155	5,089	0.03
LD Lower Holdings, Inc. (4)(7)(11)	L + 6.50%	7.51%	2/8/2026	118,690	116,812	118,690	0.66
MA FinanceCom, LLC (6)(11)	L + 4.25%	5.25%	6/5/2025	4,543	4,597	4,513	0.03
Mandolin Technology Intermediate Holdings, Inc. (4)(7)(9)	L + 3.75%	4.25%	7/6/2028	78,217	77,059	76,935	0.43
Mitratech Holdings, Inc. (5)(10)	L + 3.75%	4.50%	5/18/2028	16,958	16,883	16,788	0.09
Medallia, Inc. (4)(7)(10)	L + 6.75 PIK %	7.50%	10/29/2028	752,505	738,055	737,232	4.12
Monk Holding Co. (4)(7)(10)	L + 5.75%	6.50%	12/1/2027	92,268	89,618	89,533	0.50
MRI Software, LLC (7)(11)	L + 5.50%	6.51%	2/10/2026	20,027	19,914	19,902	0.11
Nintex Topco Limited (4)(6)(10)	L + 5.75%	6.50%	11/13/2028	686,605	673,602	672,873	3.76
NortonLifeLock, Inc. (6)(9)	SOFR + 2.00%	2.50%	1/27/2029	31,714	31,556	31,364	0.18
Paya Holdings III, LLC (4)(5)(6)(7)(10)	L + 3.25%	4.26%	6/16/2028	9,453	9,297	9,345	0.05
Perforce Software, Inc. (8)	L + 3.75%	4.21%	7/1/2026	38,769	38,538	38,387	0.21
Project Alpha Intermediate Holding, Inc. (8)	L + 4.00%	4.30%	4/26/2024	48,658	48,731	48,424	0.27
Project Leopard Holdings, Inc. (11)	L + 4.75%	5.75%	7/7/2024	25,722	25,772	25,645	0.14
Proofpoint, Inc. (5)(9)	L + 3.25%	3.76%	8/31/2028	8,983	8,945	8,980	0.05
Quest Software US Holdings, Inc. (6)(9)	SOFR + 4.25%	4.75%	5/16/2025	27,951	27,696	27,573	0.15
RealPage, Inc. (9)	L + 3.25%	3.75%	4/24/2028	26,932	26,721	26,663	0.15
Relativity ODA, LLC (4)(7)(11)	L + 6.50 PIK %	7.50%	5/12/2027	44,868	43,869	44,121	0.25
Rocket Software, Inc. (8)	L + 4.25%	4.71%	11/28/2025	26,473	26,469	26,184	0.15
Rocket Software, Inc. (9)	L + 4.25%	4.75%	11/28/2025	28,240	28,004	27,923	0.16
S2P Acquisition Borrower, Inc. (6)(8)	L + 4.00%	4.46%	8/14/2026	15,444	15,480	15,381	0.09
Sophia LP (9)	L + 3.25%	3.75%	10/7/2027	6,982	6,845	6,927	0.04
Sovos Compliance, LLC (7)(9)	L + 4.50%	5.00%	7/29/2028	32,536	32,527	32,536	0.18
Spitfire Parent, Inc. (4)(7)(11)	L + 5.50%	6.60%	3/11/2027	106,200	104,262	105,000	0.59
Spitfire Parent, Inc. (4)(11)	E + 5.50%	6.50%	3/11/2027	€19,354	23,001	21,319	0.12
SS&C Technologies, Inc. (9)	SOFR + 2.25%	2.75%	3/22/2029	832	811	811	0.00

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Stamps.com, Inc. (4)(10)	L + 5.75%	6.50%	10/5/2028	860,712	844,696	852,105	4.76
Stamps.com, Inc. (4)(10)	L + 5.75%	6.50%	10/5/2028	10,123	9,930	10,022	0.06
Surf Holdings, LLC (6)(8)	SOFR + 3.50%	4.11%	3/5/2027	38,846	38,730	38,524	0.22
Sybil Software, LLC (6)(8)	L + 1.75%	2.76%	3/22/2028	6,383	6,344	6,385	0.04
Symphony Technology Group (5)(6)(10)	L + 5.00%	5.75%	7/27/2028	92,047	91,352	91,504	0.51
Tegra118 Wealth Solutions, Inc. (8)	L + 4.00%	4.49%	2/18/2027	3,955	3,980	3,938	0.02
The NPD Group L.P. (4)(7)(10)	L + 6.00%	6.75%	11/9/2028	694,734	678,734	679,790	3.80
The Ultimate Software Group, Inc. (9)	L + 3.25%	4.21%	5/4/2026	33,693	33,618	33,475	0.19
Triple Lift, Inc. (4)(7)(10)	L + 5.75%	6.50%	5/6/2028	116,657	114,308	114,941	0.64
Veritas US, Inc. (6)(11)	L + 5.00%	6.00%	9/1/2025	26,033	26,154	24,432	0.14
Virgin Pulse, Inc. (10)	L + 4.00%	4.75%	4/6/2028	42,340	41,975	41,917	0.23
Vision Solutions, Inc. (10)	L + 4.00%	4.75%	3/4/2028	43,728	43,604	43,345	0.24

					6,342,224	6,343,611	35.45
Specialty Retail
CustomInk, LLC (4)(11)	L + 6.21%	7.21%	5/3/2026	36,866	36,269	36,405	0.20
EG America, LLC (6)(9)	L + 4.25%	4.75%	3/10/2026	22,968	22,787	22,693	0.13
EG Dutch Finco BV (6)(8)	L + 4.00%	5.00%	2/7/2025	25,434	25,291	25,089	0.14
Petco Health & Wellness Co, Inc. (10)	L + 3.25%	4.26%	2/24/2028	4,894	4,883	4,855	0.03
PetSmart, Inc. (5)(10)	L + 3.75%	4.50%	2/11/2028	3,278	3,251	3,272	0.02
Runner Buyer, Inc. (10)	L + 5.50%	6.25%	10/20/2028	80,000	78,447	76,800	0.43

					170,928	169,114	0.95
Technology Hardware, Storage & Peripherals
Deliver Buyer, Inc. (8)	L + 5.00%	6.01%	5/1/2024	16,922	16,861	16,922	0.09
Lytx, Inc. (4)(11)	L + 6.75%	7.75%	2/28/2026	46,246	46,330	45,783	0.26

					63,191	62,705	0.35
Textiles, Apparel & Luxury Goods
Mad Engine Global, LLC (4)(11)	L + 7.00%	8.00%	6/30/2027	26,663	26,067	25,729	0.14
S&S Holdings, LLC (9)	L + 5.00%	5.80%	3/4/2028	6,478	6,351	6,259	0.03

					32,418	31,988	0.17
Trading Companies & Distributors
Diversitech Holdings, Inc. (7)(9)	L + 3.75%	4.76%	12/22/2028	15,950	15,787	15,724	0.09
Foundation Building Materials, Inc. (9)	L + 3.25%	3.75%	2/3/2028	30,515	30,264	30,027	0.17
LBM Acquisition, LLC (10)	L + 3.75%	4.50%	12/17/2027	49,969	49,774	48,845	0.27

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Park River Holdings, Inc. (10)	L + 3.25%	4.22%	12/28/2027	69,534	68,374	68,113	0.38
Porcelain Acquisition Corp. (4)(7)(11)	L + 5.75%	6.75%	4/30/2027	83,553	80,941	82,377	0.46
Specialty Building Products Holdings, LLC (9)	L + 3.75%	4.25%	10/15/2028	30,263	30,195	29,611	0.17
SRS Distribution, Inc. (9)	SOFR + 3.50%	4.02%	6/4/2028	57,175	56,970	56,559	0.32
The Cook & Boardman Group, LLC (11)	SOFR + 5.75%	6.75%	10/17/2025	79,153	76,913	77,273	0.43

					409,218	408,529	2.29
Transportation Infrastructure
AIT Worldwide Logistics Holdings, Inc. (10)	L + 4.75%	5.50%	3/31/2028	51,825	51,084	51,566	0.29
Capstone Logistics, LLC (7)(11)	L + 4.75%	5.75%	11/12/2027	22,402	22,464	22,441	0.13
First Student Bidco, Inc. (9)	L + 3.00%	3.98%	7/21/2028	13,764	13,673	13,670	0.08
Frontline Road Safety, LLC (4)(7)(10)	L + 5.75%	6.67%	5/3/2027	136,298	133,987	131,187	0.73
Helix TS, LLC (4)(7)(10)	L + 5.75%	6.76%	8/4/2027	119,331	117,176	117,018	0.65
Liquid Tech Solutions Holdings, LLC (10)	L + 4.75%	5.50%	3/19/2028	19,239	19,155	19,191	0.11
Roadsafe Holdings, Inc. (4)(7)(11)	L + 5.75%	6.75%	10/19/2027	119,069	116,746	117,339	0.66
Safety Borrower Holdings LP (4)(7)(11)	L + 5.75%	6.75%	9/1/2027	38,499	38,090	38,047	0.21
Sam Holding Co, Inc. (4)(7)(11)	L + 5.50%	6.50%	9/24/2027	152,935	149,353	150,159	0.84
TRP Infrastructure Services, LLC (4)(7)(11)	L + 5.50%	6.51%	7/9/2027	73,514	72,107	71,912	0.40

					733,835	732,530	4.10
Wireless Telecommunication Services
CCI Buyer, Inc. (10)	SOFR + 4.00%	4.75%	12/17/2027	44,898	44,781	44,375	0.25

Total First Lien Debt					$34,014,336	$33,999,054	189.92%

Second Lien Debt
Aerospace & Defense
Atlas CC Acquisition Corp. (4)(5)(10)	L + 7.63%	8.38%	5/25/2029	$44,520	$43,923	$44,297	0.25%
Peraton Corp. (10)	L + 7.75%	8.50%	2/26/2029	53,508	52,838	53,307	0.30

					96,761	97,604	0.55
Air Freight & Logistics
The Kenan Advantage Group, Inc. (4)(10)	L + 7.25%	8.00%	9/1/2027	33,015	32,410	32,024	0.18
Wwex Uni Topco Holdings, LLC (10)	L + 7.00%	8.01%	7/26/2029	33,000	32,559	32,546	0.18

					64,969	64,570	0.36

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
Capital Markets
The Edelman Financial Engines Center, LLC (8)	L + 6.75%	7.21%	7/20/2026		14,000	13,887	13,841	0.08
Chemicals
Hexion Holdings Corp. (9)	SOFR + 7.00%	7.50%	3/2/2030		65,000	63,219	62,563	0.35
NIC Acquisition Corp. (10)	L + 7.75%	8.76%	12/29/2028		31,500	31,096	30,555	0.17
Pearls Netherlands Bidco (4)(6)(9)	L + 7.25%	7.92%	2/25/2030		42,453	41,298	41,298	0.23

						135,613	134,416	0.75
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc. (10)	L + 6.75%	7.50%	3/18/2029		29,464	29,335	29,538	0.16
USIC Holdings, Inc. (5)(10)	L + 6.50%	7.25%	5/7/2029		8,594	8,540	8,519	0.05

						37,875	38,057	0.21
Construction & Engineering
COP Home Services TopCo IV, Inc. (4)(11)	L + 8.75%	9.76%	12/31/2028		43,277	42,524	43,277	0.24
Thermostat Purchaser III, Inc. (4)(7)(10)	L + 7.25%	8.00%	8/24/2029		32,725	32,069	32,377	0.18

						74,593	75,654	0.42
Diversified Consumer Services
Pre-Paid Legal Services, Inc. (9)	L + 7.00%	7.50%	12/7/2029		25,000	24,757	24,719	0.14
Health Care Equipment & Supplies
Confluent Medical Technologies, Inc. (4)(5)(9)	SOFR + 6.50%	7.00%	2/16/2030		52,500	51,466	51,450	0.29
Health Care Providers & Services
Canadian Hospital Specialties Ltd. (4)(6)(8)	8.50%	8.50%	4/15/2029	C$	15,800	12,427	12,622	0.07
CD&R Artemis UK Bidco Ltd. (4)(6)(8)	S + 7.50%	7.61%	8/19/2029		£75,340	100,046	96,625	0.54
CD&R Artemis UK Bidco Ltd. (4)(6)(7)(9)	L + 7.25%	7.75%	8/19/2029		15,000	12,137	14,358	0.08
Jayhawk Buyer, LLC (4)(11)	L + 8.75%	9.75%	10/15/2027		29,372	28,862	29,151	0.16

						153,472	152,756	0.85

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
Hotels, Restaurants & Leisure
Mic Glen, LLC (9)	L + 6.75%	7.25%	7/30/2029		19,000	18,943	18,725	0.10
Industrial Conglomerates
Victory Buyer, LLC (4)(9)	L + 7.00%	7.50%	11/1/2029		62,524	61,913	61,899	0.35
Insurance
Jones Deslauriers Insurance Management, Inc. (6)(8)	C + 7.50%	8.38%	3/26/2029	C$	32,694	25,454	25,729	0.14
IT Services
Dcert Buyer, Inc. (8)	L + 7.00%	7.46%	2/16/2029		60,975	61,182	60,428	0.34
Inovalon Holdings, Inc. (4)(5)(10)	L + 10.50 PIK %	11.25%	11/24/2033		85,014	82,607	82,463	0.46

						143,789	142,891	0.80
Life Sciences Tools & Services
Curia Global, Inc. (4)(10)	L + 6.50%	7.25%	8/31/2029		83,824	82,269	82,147	0.46
LSCS Holdings, Inc. (4)(9)	L + 8.00%	8.50%	11/30/2029		40,000	39,420	39,800	0.22
Phoenix Newco, Inc. (4)(9)	L + 6.50%	7.00%	11/15/2029		90,000	88,228	88,200	0.49

						209,917	210,147	1.17
Pharmaceuticals
Sharp Midco, LLC (4)(5)(9)	L + 7.25%	7.75%	12/31/2029		31,500	30,736	30,713	0.17
Professional Services
Aqgen Island Holdings, Inc. (5)(9)	L + 6.50%	7.50%	5/4/2029		34,508	34,166	34,293	0.19
Celestial Saturn Parent, Inc. (9)	L + 6.50%	7.00%	6/4/2029		125,488	124,542	124,390	0.69
Deerfield Dakota Holding, LLC (10)	L + 6.75%	7.50%	4/7/2028		29,650	29,559	29,724	0.17
VT Topco, Inc. (4)(10)	L + 6.75%	7.76%	7/31/2026		35,500	35,343	35,145	0.20

						223,610	223,552	1.25
Software
Apex Group Treasury, LLC (4)(6)(9)	L + 6.75%	7.76%	7/27/2029		66,000	64,895	66,990	0.37
Cloudera, Inc. (9)	L + 6.00%	6.50%	8/9/2029		61,697	61,436	60,925	0.34
HS Purchaser, LLC (10)	L + 6.75%	7.50%	11/19/2027		71,000	71,123	70,290	0.39
Idera, Inc. (10)	L + 6.75%	7.50%	2/4/2029		30,331	30,233	29,952	0.17
Mandolin Technology Intermediate Holdings, Inc. (4)(9)	L + 6.50%	7.00%	7/6/2029		31,900	31,493	31,422	0.18
Mitratech Holdings, Inc. (4)(10)	L + 6.75%	7.50%	4/28/2029		18,000	17,932	17,910	0.10
Proofpoint, Inc. (5)(9)	L + 6.25%	6.76%	6/8/2029		101,121	100,755	101,089	0.56
Symphony Technology Group (6)(10)	L + 8.25%	9.00%	5/3/2029		91,647	90,437	91,074	0.51
Virgin Pulse, Inc. (10)	L + 7.25%	8.00%	3/30/2029		29,000	28,841	28,638	0.16
Vision Solutions, Inc. (5)(10)	L + 7.25%	8.00%	3/4/2029		126,381	125,572	124,627	0.70

						622,717	622,917	3.48

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Trading Companies & Distributors
Diversitech Holdings, Inc. (4)(9)	L + 6.75%	7.76%	12/16/2029	22,500	22,279	22,106	0.12
Transportation Infrastructure
Drive Chassis Holdco, LLC (8)	L + 6.75%	7.81%	4/10/2026	102,042	102,133	101,977	0.57

Total Second Lien Debt					$2,114,884	$2,113,723	11.80%

Structured Finance Obligations
522 Funding CLO 2020-6, Ltd. (4)(5)(6)(8)	L + 6.50%	6.76%	10/23/2034	$3,000	$3,000	$2,815	0.02%
AIMCO CLO Series 2015-A (5)(6)(8)	L + 6.60%	6.84%	10/17/2034	7,450	7,450	7,279	0.04
Allegro CLO Ltd. (4)(5)(6)(8)	L + 7.00%	7.24%	1/19/2033	3,895	3,856	3,774	0.02
Apidos CLO XXXIII (5)(6)(8)	L + 6.35%	7.35%	10/24/2034	5,000	4,952	4,795	0.03
Apidos CLO XXXVI, LLC (4)(5)(6)(8)	L + 5.95%	6.56%	7/20/2034	8,500	8,500	8,021	0.04
Ares LXI CLO, Ltd. (4)(5)(6)(8)	L + 6.25%	7.25%	10/20/2034	7,750	7,750	7,361	0.04
Ares LXII CLO, Ltd. (4)(5)(6)(8)	L + 6.50%	6.50%	1/25/2034	9,000	9,000	8,817	0.05
Ares XXVII CLO, Ltd. (5)(6)(8)	L + 6.75%	7.00%	10/28/2034	7,000	6,932	6,832	0.04
Balboa Bay Loan Funding 2021-2, Ltd. (4)(5)(6)(8)	L + 6.60%	7.12%	1/20/2035	7,000	6,932	6,781	0.04
Barings CLO, Ltd. (4)(5)(6)(8)	L + 6.25%	6.74%	7/15/2034	6,000	6,000	5,868	0.03
Barings CLO, Ltd. (4)(5)(6)(8)	L + 6.65%	6.75%	1/18/2035	7,200	7,200	7,031	0.04
Benefit Street Partners CLO XXI (4)(5)(6)(8)	L + 6.75%	7.24%	7/15/2034	6,500	6,500	6,203	0.03
Benefit Street Partners CLO XXII (4)(5)(6)(8)	L + 6.70%	7.50%	10/15/2034	3,000	2,970	2,898	0.02
Carlyle US CLO 2020-1, Ltd. (4)(5)(6)(8)	L + 6.25%	6.50%	7/20/2034	7,000	7,000	6,711	0.04
Carval CLO V-C, LTD. (4)(5)(6)(8)	L + 6.75%	6.96%	10/15/2034	8,000	7,922	7,775	0.04
CIFC Funding 2019-III, Ltd. (4)(5)(6)(8)	L + 6.80%	7.31%	10/16/2034	8,000	8,000	7,783	0.04
Dryden 95 CLO, Ltd. (4)(5)(6)(8)	L + 6.15%	6.79%	8/20/2034	8,000	8,000	7,748	0.04
Eaton Vance CLO 2019-1 Ltd (4)(5)(6)(8)	L + 6.50%	6.74%	4/15/2031	3,750	3,755	3,644	0.02
Elmwood CLO III, Ltd. (4)(5)(6)(8)	L + 7.22%	7.22%	10/20/2034	9,500	9,439	9,354	0.05
Elmwood CLO VI, Ltd. (5)(6)(8)	L + 6.50%	6.74%	10/20/2034	4,000	4,000	3,815	0.02
Flatiron RR CLO 22, LLC (5)(6)(8)	L + 6.20%	6.52%	10/15/2034	5,000	5,000	4,848	0.03

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Fort Washington CLO 2021-2, Ltd. (4)(5)(6)(8)	L + 6.61%	7.44%	10/20/2034	12,000	11,885	11,351	0.06
Galaxy 30 CLO, Ltd. (4)(5)(6)(8)	L + 5.95%	6.90%	10/25/2031	4,000	3,944	3,899	0.02
Galaxy XXV CLO, Ltd. (4)(5)(6)(8)	L + 7.00%	7.00%	4/15/2035	3,000	2,970	2,970	0.02
Goldentree Loan Management US Clo 8 Ltd. (4)(5)(6)(8)	L + 6.15%	6.66%	10/20/2034	6,200	6,200	5,968	0.03
Goldentree Loan Management US Clo 12 Ltd. (4)(5)(6)(8)	L + 7.25%	7.25%	4/20/2034	6,500	6,438	6,438	0.04
Gulf Stream Meridian 5, Ltd. (4)(5)(6)(8)	L + 6.33%	6.57%	7/15/2034	3,500	3,488	3,327	0.02
Gulf Stream Meridian 7, Ltd. (4)(5)(6)(8)	L + 6.90%	6.90%	7/15/2035	5,000	4,950	4,950	0.03
Halseypoint Clo 5, Ltd. (4)(5)(6)(8)	L + 6.95%	7.17%	1/30/2035	9,500	9,314	9,340	0.05
HPS Loan Management 15-2019 Ltd (4)(5)(6)(8)	L + 6.80%	6.80%	1/22/2035	4,000	3,960	3,960	0.02
Jamestown CLO XIV, Ltd. (5)(6)(8)	L + 7.20%	7.45%	10/20/2034	10,000	9,806	9,527	0.05
Kayne CLO III, Ltd. (4)(5)(6)(8)	L + 6.50%	6.74%	4/15/2032	5,000	5,009	4,912	0.03
Magnetite XXXII Ltd (4)(5)(6)(8)	L + 6.90%	6.90%	4/15/2035	5,000	5,000	5,000	0.03
Morgan Stanley Eaton Vance Clo 2021-1, Ltd. (5)(6)(8)	L + 6.75%	7.06%	10/20/2034	6,500	6,500	6,428	0.04
Neuberger Berman Loan Advisers CLO 38, Ltd. (5)(6)(8)	L + 6.25%	6.50%	10/20/2035	11,000	11,000	10,459	0.06
OCP CLO 2021-22, Ltd. (4)(5)(6)(8)	L + 6.50%	6.75%	10/20/2034	4,250	4,061	4,039	0.02
OCP CLO 2021-22, Ltd. (4)(5)(6)(8)	L + 6.60%	7.10%	12/2/2034	7,500	7,500	7,244	0.04
Octagon Investment Partners 41, Ltd. (5)(6)(8)	L + 7.13%	7.37%	10/15/2033	5,000	4,977	4,888	0.03
Palmer Square CLO 2019-1, Ltd. (4)(5)(6)(8)	L + 6.50%	6.90%	11/14/2034	14,500	14,500	14,018	0.08
Park Avenue Institutional Advisers CLO Ltd 2022-1 (4)(5)(6)(8)	L + 7.30%	7.30%	4/20/2035	6,000	5,821	6,000	0.03
Post CLO 2021-1, Ltd. (4)(5)(6)(8)	L + 6.80%	7.15%	10/15/2034	11,000	10,976	10,731	0.06
PPM CLO 2, Ltd. (4)(5)(6)(8)	L + 6.55%	6.79%	4/16/2032	5,000	5,008	4,889	0.03
PPM CLO 4, Ltd. (5)(6)(8)	L + 6.50%	6.74%	10/18/2034	8,775	8,775	8,551	0.05
PPM CLO 6, Ltd. (5)(6)(8)	L + 6.50%	6.75%	10/18/2034	4,800	4,800	4,679	0.03
Rad CLO 14, Ltd. (4)(5)(6)(8)	L + 6.50%	6.70%	1/15/2035	6,750	6,750	6,613	0.04
Rockford Tower CLO 2021-3, Ltd. (5)(6)(8)	L + 6.72%	6.99%	10/20/2034	4,000	3,942	3,855	0.02

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
RR 19, Ltd. (5)(6)(8)	L + 6.50%	6.81%	10/15/2035	3,000	3,000	2,872	0.02
Sound Point CLO XXVII, Ltd. (4)(5)(6)(8)	L + 6.56%	6.82%	10/25/2034	6,900	6,767	6,434	0.04
Trestles Clo IV, Ltd. (4)(5)(6)(8)	L + 6.25%	6.65%	7/21/2034	8,000	8,000	7,646	0.04
Vibrant CLO XII, Ltd. (4)(5)(6)(8)	L + 7.11%	8.12%	1/20/2034	2,875	2,849	2,681	0.01
Vibrant CLO XIII, Ltd. (4)(5)(6)(8)	L + 7.06%	7.30%	7/15/2034	6,250	6,191	6,023	0.03
Voya CLO 2019-4, Ltd. (4)(5)(6)(8)	L + 6.70%	6.92%	1/15/2035	8,250	8,088	7,872	0.04
Voya CLO 2020-2, Ltd. (4)(5)(6)(8)	L + 6.40%	6.64%	7/19/2034	5,000	4,902	4,837	0.03

Total Structured Finance Obligations					$341,529	$332,554	1.86%

Unsecured Debt
Health Care Technology
Minerva Merger Sub, Inc. (5)(8)	L + 6.50%	6.50%	2/15/2030	$7,146	$7,146	$6,941	0.04%
IT Services
Endurance International Group Holdings, Inc. (5)(8)	6.00%	6.00%	2/15/2029	6,272	6,068	5,423	0.03
Software
Condor Merger Sub, Inc. (8)	L + 7.38%	7.38%	2/15/2030	14,286	14,286	13,724	0.08

Total Unsecured Debt					$27,500	$26,088	0.15%

Equity
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units (4)				2,890,586	$4,336	$5,405	0.03%
Micross Topco, Inc. (4)				116	125	116	0.00

					4,461	5,521	0.03
Air Freight & Logistics
AGI Group Holdings LP - A2 Units (4)				1,674	1,674	1,802	0.01
Mode Holdings, L.P. - Class A-2 Common Units (4)				1,076,923	1,077	1,938	0.01

					2,751	3,740	0.02
Distributors
Box Co-Invest Blocker, LLC (4)				3,308,320	3,308	3,390	0.02
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests (4)				29,194,330	28,735	35,234	0.20
Deneb Ultimate Topco, LLC - Class A Units (4)				4,060	4,060	4,175	0.02

					32,795	39,409	0.22

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Units (4)				15,636	13,261	13,261	0.07
Point Broadband Holdings, LLC - Class B Units (4)				833,140	2,375	2,374	0.01

					15,636	15,635	0.08
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units (4)				4,500	4,500	4,149	0.02
Health Care Providers & Services
AVE Holdings I Corp. (4)				12,237,213	11,870	11,870	0.07
CD&R Artemis Holdco 2 Limited - Preferred Shares (4)(6)				33,000,000	43,662	44,638	0.25
CD&R Ulysses Equity Holdings, L.P. - Common Shares (4)(6)				6,000,000	6,090	5,460	0.03
Jayhawk Holdings, LP - A-1 Common Units (4)				12,472	2,220	3,552	0.02
Jayhawk Holdings, LP - A-2 Common Units (4)				6,716	1,195	1,913	0.01
Maia Aggregator, L.P. - Class A Units (4)				19,700,000	19,700	19,700	0.11
NC Eve, L.P. - LP Interest (4)(6)				2,500,000	3,398	3,284	0.02

					88,135	90,417	0.51
IT Services
NC Ocala Co-Invest Beta, L.P. - LP Interest (4)				25,687,196	25,687	25,687	0.14
Professional Services
Guidehouse Holding Corp. - Preferred Equity (4)				54,010	52,935	56,170	0.31
OHCP V TC COI, LP. - LP Interest (4)				6,500,000	6,500	6,500	0.04

					59,435	62,670	0.35
Software
Connatix Parent, LLC - Class L Common Units (4)				126,136	1,388	1,770	0.01
Expedition Holdco, LLC (4)				810,810	810	810	0.00
Lobos Parent, Inc. - Series A Preferred Shares (4)				45,090	43,962	45,542	0.25
Mandolin Technology Holdings, Inc. - Series A Preferred Shares (4)				31,950,000	30,992	33,228	0.19

					77,152	81,350	0.45
Transportation Infrastructure
Atlas Intermediate Holding LLC - Preferred Interest (4)				34,238,400	33,725	37,320	0.21

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Frontline Road Safety Investments, LLC - Class A Common Units (4)				41,304	4,363	3,942	0.02
Ncp Helix Holdings, LLC. - Preferred Shares (4)				1,485,282	1,116	1,116	0.01

					39,204	42,378	0.24

Total Equity Investments					$353,064	$374,346	2.08%

Total Investments—non-controlled/non-affiliated					$36,851,314	$36,845,765	205.81%

Investments—non-controlled/affiliated
Equity
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units (4)(6)(14)					$583	$1,799	0.01%

Total Equity					$583	$1,799	0.01%

Total Investments—non-controlled/affiliated					$583	$1,799	0.01%

Investments—controlled/affiliated
Equity
Diversified Financial Services
Specialty Lending Company LLC - LLC Interest (4)(5)(6)					$189,900	$189,900	1.06%
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units (4)(6)(14)					1,421	1,809	0.01

Total Equity					$191,321	$191,709	1.07%

Investment in Joint Venture
BCRED Emerald JV (6)					$733,404	$738,201	4.12%

Total Investment in Joint Venture					$733,404	$738,201	4.12%

Total Investments—controlled/affiliated					$924,724	$929,910	5.19%

Total Investment Portfolio					$37,776,621	$37,777,474	211.01%

Cash and Cash Equivalents
Other Cash and Cash Equivalents					$1,642,981	$1,642,981	9.18%

Total Portfolio Investments, Cash and Cash Equivalents					$39,419,602	$39,420,455	220.19%

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

(1)

Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of March 31, 2022. Variable rate loans typically include an interest reference rate floor feature. As of March 31, 2022, 91.9% of the portfolio at fair value had a base rate floor above zero. For each such loan, the Company has provided the interest rate in effect on the date presented.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(6)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of March 31, 2022, non-qualifying assets represented 17.1% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First Lien Debt
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2023	$74,169	$—
ACI Group Holdings, Inc.	Revolver	8/2/2027	21,482	(215)
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	2,749	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	3,902	(78)
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	34,698	(347)
AI Aqua Merger Sub, Inc.	Delayed Draw Term Loan	7/30/2028	5,741	—
Albireo Energy, LLC	Delayed Draw Term Loan	6/23/2022	11,026	—
Alera Group, Inc.	Delayed Draw Term Loan	9/30/2028	536	—
Alera Group, Inc.	Delayed Draw Term Loan	10/2/2028	40,593	(203)
Amerivet Partners Management, Inc.	Delayed Draw Term Loan	2/25/2024	68,476	(685)
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	(230)
Armada Parent, Inc.	Delayed Draw Term Loan	10/29/2023	22,500	(225)
Armada Parent, Inc.	Revolver	10/29/2027	24,750	—
Ascend Buyer, LLC	Revolver	9/30/2027	6,467	—
athenahealth, Inc.	Delayed Draw Term Loan	2/15/2029	4,579	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	(156)
Atlas CC Acquisition Corp.	Revolver	5/26/2026	18,518	(201)
AxiomSL Group, Inc.	Delayed Draw Term Loan	12/3/2027	5,478	(110)
AxiomSL Group, Inc.	Revolver	12/3/2025	5,983	(120)
Barbri Holdings, Inc.	Delayed Draw Term Loan	4/28/2023	22,662	—
Bazaarvoice, Inc.	Delayed Draw Term Loan	11/7/2022	57,432	—
Bazaarvoice, Inc.	Revolver	5/7/2026	42,994	—
Benefytt Technologies, Inc.	Delayed Draw Term Loan	8/12/2023	26,865	(269)
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Canadian Hospital Specialties Ltd.	Delayed Draw Term Loan	4/14/2023	7,659	—
Canadian Hospital Specialties Ltd.	Revolver	4/14/2027	4,174	—
Capstone Logistics, LLC	Delayed Draw Term Loan	11/12/2027	1,350	—
Caramel Bidco Limited	Delayed Draw Term Loan	2/24/2024	26,770	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	91,739	(917)
CD&R Artemis UK Bidco Ltd.	Revolver	8/19/2026	25,000	—
CFGI Holdings, LLC	Delayed Draw Term Loan	11/2/2027	22,800	(228)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2027	68,521	(685)
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	33,015	—
Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	(162)
Community Brands ParentCo, LLC	Delayed Draw Term Loan	2/24/2028	10,809	(108)
Community Brands ParentCo, LLC	Revolver	2/24/2028	6,330	(127)
Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	55,557	—
Connatix Buyer, Inc.	Delayed Draw Term Loan	7/14/2023	32,700	(327)
Connatix Buyer, Inc.	Revolver	7/14/2027	16,294	—
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	7,664	—
CPI Holdco, LLC	Delayed Draw Term Loan	5/1/2023	78,721	—
CPI Holdco, LLC	Revolver	11/1/2026	28,928	(579)
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	51,930	(478)

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Cumming Group, Inc.	Revolver	5/26/2027	20,066	—
DCA Investment Holdings, LLC	Delayed Draw Term Loan	3/12/2023	4,832	—
DG Investment Intermediate Holdings 2, Inc.	Delayed Draw Term Loan	3/31/2028	3,162	—
Diversitech Holdings, Inc.	Delayed Draw Term Loan	12/22/2028	3,300	—
Donuts, Inc.	Delayed Draw Term Loan	5/14/2023	128,295	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2023	56,100	—
Engineered Stone Group Holdings III Ltd.	Delayed Draw Term Loan	11/22/2023	55,800	—
Episerver, Inc.	Delayed Draw Term Loan	4/9/2026	10,185	(127)
Episerver, Inc.	Revolver	4/9/2026	3,833	(48)
Experity, Inc.	Revolver	7/22/2027	13,452	(269)
Fencing Supply Group Acquisition, LLC	Delayed Draw Term Loan	8/2/2022	30,625	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2023	3,537	—
Foundation Risk Partners Corp.	Revolver	10/29/2027	9,529	(143)
Frontline Road Safety, LLC - A	Delayed Draw Term Loan	5/3/2027	5,129	—
Frontline Road Safety, LLC - B	Delayed Draw Term Loan	5/3/2022	39,526	—
Galway Borrower, LLC	Delayed Draw Term Loan	9/30/2023	32,397	—
Galway Borrower, LLC	Revolver	9/30/2027	19,017	(380)
GCX Corporation Buyer, LLC	Delayed Draw Term Loan	9/13/2023	67,500	—
Genuine Cable Group, LLC	Delayed Draw Term Loan	4/1/2023	2,246	—
GI Consilio Parent, LLC	Revolver	5/14/2026	6,300	(114)
GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/30/2028	36,000	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	9,720	—
Gigamon Inc.	Revolver	3/11/2028	25,774	(515)
Go Car Wash Management Corp.	Delayed Draw Term Loan	8/31/2023	32,111	—
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	62,600	—
GovernmentJobs.com, Inc.	Revolver	11/30/2027	19,764	(395)
GraphPAD Software, LLC	Delayed Draw Term Loan	4/27/2027	8,571	(86)
GraphPAD Software, LLC	Revolver	4/27/2027	2,832	—
Great Day Improvements, LLC	Revolver	12/28/2027	28,703	(574)
Gruden Acquisition, Inc.	Delayed Draw Term Loan	7/1/2023	6,930	—
Gruden Acquisition, Inc.	Revolver	7/1/2026	8,325	—
Helix TS, LLC	Delayed Draw Term Loan	8/3/2023	38,209	—
HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2023	18,629	(186)
HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	2,221	—
High Street Buyer, Inc.	Delayed Draw Term Loan	2/2/2024	77,875	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
IG Investments Holdings, LLC	Revolver	9/22/2027	35,862	—
Inovalon Holdings, Inc.	Delayed Draw Term Loan	6/24/2024	99,544	(1,244)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	7,318	—
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	7/9/2023	73,250	(549)
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	90,495	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Jones Deslauriers Insurance Management, Inc.	Delayed Draw Term Loan	3/27/2028	12,054	—
Kaufman Hall & Associates, LLC	Delayed Draw Term Loan	12/14/2023	19,840	(198)
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	18,452	(185)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	5,747	—
KPSKY Acquisition, Inc.	Delayed Draw Term Loan	10/19/2023	10,688	—
Kwor Acquisition, Inc.	Revolver	12/22/2027	11,402	—
L&S Mechanical Acquisition, LLC	Delayed Draw Term Loan	9/1/2022	36,794	—
LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	19,979	—
Legacy Intermediate, LLC	Delayed Draw Term Loan	2/25/2023	36,000	(360)
Legacy Intermediate, LLC	Revolver	2/25/2028	17,242	(172)
Linquest Corp.	Delayed Draw Term Loan	1/27/2023	44,775	(448)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	10,800	(108)
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	22,348	—
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2023	31,793	—
Material Holdings, LLC	Revolver	8/17/2027	10,810	—
Maverick Acquisition, Inc.	Delayed Draw Term Loan	6/1/2023	16,185	(59)
Medallia, Inc.	Delayed Draw Term Loan	10/29/2023	11,138	—
Medical Knowledge Group, LLC	Revolver	2/1/2029	34,020	—
Metis Buyer, Inc.	Revolver	5/4/2026	3,600	—
MHE Intermediate Holdings, LLC	Delayed Draw Term Loan	7/21/2023	509	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	771	—
Monk Holding Co.	Delayed Draw Term Loan	12/1/2023	42,074	—
MRI Software, LLC	Delayed Draw Term Loan	2/10/2026	16,834	—
MRI Software, LLC	Revolver	2/10/2026	673	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	122,548	—
NDC Acquisition Corp.	Revolver	3/9/2027	3,425	—
New Arclin US Holding Corp.	Delayed Draw Term Loan	9/22/2028	4,224	—
NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	3/1/2023	31,400	(471)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2023	30,494	—
Paya Holdings III, LLC	Revolver	6/16/2028	3,375	—
Peak Utility Services Group, Inc.	Delayed Draw Term Loan	3/2/2028	7,200	—
Pediatric Associates Holding Co., LLC	Delayed Draw Term Loan	12/28/2028	57	—
PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	22,406	—
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	6,274	(63)
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	10/1/2023	73,003	(913)
Polyphase Elevator Holding Co.	Delayed Draw Term Loan	12/21/2027	15,000	—
Polyphase Elevator Holding Co.	Delayed Draw Term Loan	1/1/2024	65,000	—
Polyphase Elevator Holding Co.	Revolver	6/23/2027	2,400	—
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/30/2022	21,722	(638)
Pro Mach Group, Inc.	Delayed Draw Term Loan	8/31/2028	1,324	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Prodege International Holdings, LLC	Delayed Draw Term Loan	12/15/2022	114,448	—
Profile Products, LLC	Delayed Draw Term Loan	11/12/2027	25,460	—
Profile Products, LLC	Revolver	11/12/2027	15,771	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	3/17/2023	16,623	—
Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	9,016	—
R1 Holdings, LLC	Delayed Draw Term Loan	4/19/2022	5,686	—
Radwell International, LLC	Delayed Draw Term Loan	7/13/2023	29,219	—
Radwell International, LLC	Revolver	7/13/2027	34,375	—
Red River Technology, LLC	Delayed Draw Term Loan	5/26/2023	47,832	—
Refficiency Holdings, LLC	Delayed Draw Term Loan	12/16/2027	2,381	43
Relativity ODA, LLC	Revolver	5/12/2027	4,937	(74)
Relay Purchaser, LLC	Revolver	8/30/2026	28,571	(286)
Reverb Buyer, Inc.	Delayed Draw Term Loan	11/1/2028	1,957	—
Roadsafe Holdings, Inc.	Delayed Draw Term Loan	7/31/2023	77,680	—
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	25,904	—
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	58,064	(581)
Safety Borrower Holdings LP	Delayed Draw Term Loan	9/1/2022	8,390	—
Safety Borrower Holdings LP	Revolver	9/1/2027	2,517	—
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2023	44,400	—
Sam Holding Co, Inc.	Revolver	3/24/2027	24,000	(480)
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	12/30/2022	15,200	(210)
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	7,771	—
SelectQuote, Inc.	Delayed Draw Term Loan	11/5/2024	58,933	—
Sherlock Buyer Corp.	Delayed Draw Term Loan	12/1/2028	11,177	(112)
Sherlock Buyer Corp.	Revolver	12/8/2027	4,445	(89)
Smile Doctors, LLC	Delayed Draw Term Loan	12/21/2023	33,940	—
Smile Doctors, LLC	Revolver	12/21/2027	48,007	—
Snoopy Bidco, Inc.	Delayed Draw Term Loan	6/1/2023	129,000	—
Sovos Compliance, LLC	Delayed Draw Term Loan	8/11/2028	3,643	—
SpecialtyCare, Inc.	Delayed Draw Term Loan	6/18/2023	7,139	(178)
SpecialtyCare, Inc.	Revolver	6/18/2026	5,935	—
Spitfire Parent, Inc.	Delayed Draw Term Loan	9/4/2022	13,833	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	45,312	(453)
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	18,901	—
Tailwind Colony Holding Corporation	Delayed Draw Term Loan	12/10/2022	6,519	—
Tennessee Bidco Limited	Delayed Draw Term Loan	8/3/2028	89,723	—
The Action Environmental Group, Inc.	Delayed Draw Term Loan	1/16/2026	8,518	—
The Fertility Partners, Inc.	Delayed Draw Term Loan	3/16/2028	18,972	(25)

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
The Fertility Partners, Inc.	Revolver	9/16/2027	7,589	(10)
The GI Alliance Management, LLC	Delayed Draw Term Loan	2/4/2023	65,222	—
The NPD Group L.P.	Revolver	12/1/2027	52,471	(355)
Therapy Brands Holdings, LLC	Delayed Draw Term Loan	5/18/2028	1,627	—
Thermostat Purchaser III, Inc.	Delayed Draw Term Loan	8/31/2028	7,481	—
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	—
Thermostat Purchaser III, Inc. (2nd Lien)	Delayed Draw Term Loan	8/31/2023	5,600	—
Trident TPI Holdings, Inc.	Delayed Draw Term Loan	9/15/2028	789	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2023	28,754	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	12,780	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	109,037	(1,090)
Triple Lift, Inc.	Revolver	5/6/2028	14,295	(286)
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	1/9/2023	13,187	(132)
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	6,916	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	11/18/2023	49,353	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	12,932	(194)
VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	1,243	—
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	188,572	—
West Monroe Partners, LLC	Revolver	11/9/2027	56,571	—
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	19,482	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	12,486	(125)
Specialty Lending Company LLC	LLC Interest		125,100	—

Total Unfunded Commitments			$5,179,166	$(19,815)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of March 31, 2022 was 0.50%.
(10)	The interest rate floor on these investments as of March 31, 2022 was 0.75%.
(11)	The interest rate floor on these investments as of March 31, 2022 was 1.00%.
(12)	The interest rate floor on these investments as of March 31, 2022 was 1.25%.
(13)	The interest rate floor on these investments as of March 31, 2022 was 1.50%.
(14)	For unsettled positions the interest rate does not include the base rate.
(15)

Under the 1940 Act, the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting

Blackstone Private Credit Fund

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

securities. As of March 31, 2022, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair value as of December 31, 2021	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Fair value as of March 31, 2022	Dividend and Interest Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP	$1,614	$—	$—	$185	$1,799	$—
Controlled/Affiliated Investments
Specialty Lending Company LLC	212,400	—	(22,500)	—	189,900	10,125
BCRED Emerald JV	—	733,404	—	4,797	738,201	9,176
GSO DL Co-Invest CI LP	1,809	—	—	—	1,809	—

Total Controlled/Affiliated Investments	$214,209	$733,404	$(22,500)	$4,797	$929,910	$19,301

ADDITIONAL INFORMATION

Foreign currency forward contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Unrealized Appreciation (Depreciation)
Goldman Sachs Bank USA	Euro 423 million	US Dollar 481 million	4/1/2022	$(11,957)

Interest Rate Swaps

Interest Rate Swaps as of March 31, 2022
Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Gains / (Losses)
Goldman Sachs Bank USA	June 2024 Notes	2.56%	SOFR + 0.93%	6/21/2024	$435,000	$(6,634)	$(165)	$(8,635)
Goldman Sachs Bank USA	September 2024 Notes	1.75%	SOFR + 0.08%	9/15/2024	365,000	(5,941)	462	(7,898)
Goldman Sachs Bank USA	November 2024 Notes	2.35%	SOFR + 0.66%	11/22/2024	500,000	(8,758)	—	(11,570)
Goldman Sachs Bank USA	January 2025 Notes	2.70%	SOFR + 0.99%	1/15/2025	500,000	(9,287)	—	(12,157)
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	2,130	—	2,301
Deutsche Bank	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	2,482	—	2,301
Goldman Sachs Bank USA	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	400,000	(1,612)	—	(1,456)
Deutsche Bank	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	500,000	(2,044)	—	(1,820)

Total Interest Rate Swaps					$3,950,000	$(29,664)	$297	$(38,934)

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Investments—non-controlled/non-affiliated
First Lien Debt
Aerospace & Defense
Corfin Holdings, Inc. (4)(7)(11)	L + 6.00%	7.00%	12/27/2027	$6,619	$6,579	$6,500	0.05%
Linquest Corp. (4)(7)(10)	L + 5.75%	6.50%	7/28/2028	157,106	153,737	153,516	1.19
Loar Group, Inc. (4)(11)	L + 7.25%	8.25%	10/2/2023	29,422	29,422	29,422	0.23
MAG DS Corp. (11)	L + 5.50%	6.50%	4/1/2027	10,849	10,680	9,981	0.08
Peraton Corp. (10)	L + 3.75%	4.50%	2/1/2028	72,389	72,163	72,543	0.56
Vertex Aerospace Services Corp. (10)	L + 4.00%	4.75%	10/27/2028	22,385	22,293	22,379	0.17

					294,874	294,342	2.28
Air Freight & Logistics
AGI-CFI Holdings, Inc. (4)(10)	L + 5.50%	6.25%	6/11/2027	271,064	265,859	268,354	2.09
Livingston International, Inc. (4)(6)(10)	L + 5.50%	6.25%	4/30/2027	105,679	104,902	104,622	0.81
Mode Purchaser, Inc. (4)(11)	L + 6.25%	7.25%	12/9/2026	34,388	33,430	34,388	0.27
R1 Holdings, LLC (4)(7)(11)	L + 6.00%	7.00%	1/2/2026	38,742	38,698	38,742	0.30
RWL Holdings, LLC (4)(7)(10)	SOFR + 5.75%	6.50%	12/31/2028	218,835	213,914	213,878	1.66
SEKO Global Logistics Network, LLC (4)(11)	E + 5.00%	6.00%	12/30/2026	€35,393	40,412	40,295	0.31
SEKO Global Logistics Network, LLC (4)(7)(11)	L + 5.00%	6.00%	12/30/2026	103,543	102,300	103,315	0.80
The Kenan Advantage Group, Inc. (10)	L + 3.75%	4.50%	3/12/2026	19,039	19,034	19,013	0.15
Wwex Uni Topco Holdings, LLC (10)	L + 4.25%	5.00%	7/26/2028	12,681	12,562	12,731	0.10

					831,112	835,338	6.49
Airlines
Air Canada (6)(10)	L + 3.50%	4.25%	8/11/2028	7,819	7,745	7,823	0.06
American Airlines, Inc. (6)(10)	L + 4.75%	5.50%	3/11/2028	7,314	7,248	7,591	0.06
United Airlines, Inc. (6)(10)	L + 3.75%	4.50%	4/21/2028	16,631	16,629	16,728	0.13

					31,622	32,143	0.25
Auto Components
Clarios Global LP (6)(8)	L + 3.25%	3.35%	4/30/2026	6,806	6,809	6,780	0.05
Metis Buyer, Inc. (4)(5)(7)(8) - Revolving Term Loan	L + 3.75%	3.85%	5/4/2028	4,275	4,099	4,221	0.03
Metis Buyer, Inc. (10)	L + 4.00%	4.75%	5/4/2028	49,750	48,510	49,859	0.39
Wheel Pros, Inc. (10)	L + 4.50%	5.25%	4/23/2028	25,906	25,912	25,901	0.20

					85,330	86,761	0.67

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Beverages
Arterra Wines Canada, Inc. (6)(10)	L + 3.50%	4.25%	11/24/2027	4,957	4,984	4,970	0.04
Triton Water Holdings, Inc. (9)	L + 3.50%	4.00%	3/18/2028	26,637	26,601	26,387	0.21

					31,585	31,357	0.25
Building Products
Cornerstone Building Brands, Inc. (6)(9)	L + 3.25%	3.75%	4/12/2028	2,947	2,934	2,946	0.02
CP Atlas Buyer, Inc. (9)	L + 3.75%	4.25%	11/23/2027	31,556	31,560	31,461	0.24
Empire Today, LLC (10)	L + 5.00%	5.75%	3/8/2028	69,572	68,419	68,485	0.53
Fencing Supply Group Acquisition, LLC (4)(7)(11)	L + 6.00%	7.00%	2/26/2027	78,944	77,860	78,550	0.61
Great Day Improvements, LLC (4)(7)(9)	L + 6.25%	6.75%	12/29/2027	245,000	239,342	239,335	1.86
Illuminate Merger Sub Corp. (9)	L + 3.50%	4.00%	6/30/2028	8,000	7,944	7,949	0.06
Jacuzzi Brands, LLC (4)(11)	L + 6.50%	7.50%	2/25/2025	52,938	52,414	52,938	0.41
Kodiak BP, LLC (10)	L + 3.25%	4.00%	2/25/2028	10,389	10,369	10,330	0.08
L&S Mechanical Acquisition, LLC (4)(7)(10)	L + 5.75%	6.50%	9/1/2027	114,795	112,627	112,499	0.88
Latham Pool Products, Inc. (8)	L + 6.00%	6.10%	6/18/2025	105,696	105,247	106,269	0.83
Lindstrom, LLC (4)(11)	L + 6.25%	7.25%	4/7/2025	27,963	27,739	27,963	0.22
Mi Windows and Doors, LLC (10)	L + 3.75%	4.50%	12/18/2027	24,288	24,404	24,425	0.19
Symphony Technology Group (10)	L + 5.00%	5.75%	5/3/2028	63,186	62,591	63,117	0.49
Windows Acquisition Holdings, Inc. (4)(11)	L + 6.50%	7.50%	12/29/2026	62,366	61,321	62,366	0.49

					884,772	888,631	6.91
Capital Markets
Advisor Group Holdings, Inc. (8)	L + 4.50%	4.60%	7/31/2026	17,347	17,392	17,418	0.14
Situs-AMC Holdings Corporation (4)(10)	L + 5.75%	6.50%	12/22/2027	110,000	108,905	108,900	0.85
Superannuation And Investments US, LLC (6)(9)	L + 3.75%	4.25%	9/23/2028	14,364	14,244	14,391	0.11
The Edelman Financial Engines Center, LLC (10)	L + 3.50%	4.25%	3/15/2028	19,880	19,814	19,894	0.15

					160,355	160,602	1.25

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread		Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Chemicals
Dominion Colour Corporation (4)(6)(7)(11)	L + 8.25 (incl. 2.00 PIK	% % )	9.25%	4/6/2024	35,687	34,449	35,062	0.27
Geon Performance Solutions, LLC (10)	L + 4.75%		5.50%	8/9/2028	7,389	7,336	7,463	0.06
Hyperion Materials & Technologies, Inc. (9)	L + 4.50%		5.00%	8/28/2028	25,252	25,160	25,326	0.20
LSF11 Skyscraper Holdco S.à r.l, LLC (6)(10)	L + 3.50%		4.25%	9/29/2027	19,850	19,758	19,863	0.15
New Arclin US Holding Corp. (6)(7)(9)	L + 3.75%		4.25%	9/21/2028	20,208	20,115	20,209	0.16
NIC Acquisition Corp. (10)	L + 3.75%		4.50%	12/29/2027	13,837	13,824	13,698	0.11
Olympus Water US Holding Corp. (9)	L + 3.75%		4.25%	9/21/2028	10,625	10,598	10,605	0.08
Polymer Additives, Inc. (8)	L + 6.00%		6.13%	7/31/2025	30,420	28,311	29,675	0.23

						159,550	161,901	1.26
Commercial Services & Supplies
Access CIG, LLC (8)	L + 3.75%		3.84%	2/27/2025	16,040	16,025	15,961	0.12
Allied Universal Holdco, LLC (9)	L + 3.75%		4.25%	5/12/2028	33,952	33,913	33,884	0.26
Bazaarvoice, Inc. (4)(7)(8)	L + 5.75%		5.85%	5/7/2028	372,166	372,166	372,166	2.90
DG Investment Intermediate Holdings 2, Inc. (10)	L + 3.50%		4.25%	3/17/2028	29,592	29,647	29,620	0.23
Divisions Holding Corp. (10)	L + 4.75%		5.50%	5/29/2028	24,036	23,815	24,126	0.19
EAB Global, Inc. (9)	L + 3.50%		4.00%	6/28/2028	8,000	7,956	7,967	0.06
ECP Gopher Holdings L.P. (11)	L + 3.25%		4.25%	3/6/2025	3,958	3,973	3,721	0.03
Foundational Education Group, Inc. (4)(9)	L + 4.25%		4.75%	8/31/2028	9,143	9,056	9,166	0.07
Garda World Security Corp. (6)(8)	L + 4.25%		4.36%	10/30/2026	29,435	29,511	29,432	0.23
Genuine Financial Holdings, LLC (8)	L + 3.75%		3.85%	7/11/2025	6,938	6,850	6,924	0.05
International SOS The Americas LP (6)(9)	L + 3.75%		4.25%	8/5/2028	2,331	2,309	2,337	0.02
Java Buyer, Inc. (4)(7)(10)	L + 5.75%		6.50%	12/15/2027	136,278	132,073	132,067	1.03
JSS Holdings, Inc. (4)(10)	L + 6.00%		6.75%	12/17/2028	243,525	239,876	241,699	1.88
JSS Holdings, Inc. (4)(11)	L + 6.25%		7.25%	12/17/2028	46,505	45,900	46,157	0.36
Knowledge Pro Buyer, Inc. (4)(7)(10)	L + 5.75%		6.50%	12/10/2027	45,655	44,433	44,421	0.35
KPSKY Acquisition, Inc. (4)(7)(10)	L + 5.50%		6.25%	10/19/2028	197,224	193,290	193,280	1.50
MaxGen Energy Services Corporation (4)(11)	L + 4.75%		5.75%	6/2/2027	59,700	58,353	58,208	0.45
Onex Baltimore Buyer, Inc. (4)(7)(10)	L + 5.75%		6.50%	12/1/2027	260,796	255,309	255,275	1.99

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
PECF USS Intermediate Holding III Corp. (9)	L + 4.25%	4.75%	12/15/2028	20,842	20,811	20,891	0.16
Recycle & Resource US, LLC (6)(9)	L + 3.50%	4.00%	7/8/2028	5,219	5,182	5,213	0.04
Revspring, Inc. (8)	L + 4.25%	4.47%	10/11/2025	15,443	15,323	15,501	0.12
Spin Holdco Inc. (10)	L + 4.00%	4.75%	3/1/2028	25,434	25,326	25,547	0.20
The Action Environmental Group, Inc. (4)(7)(12)	L + 6.00%	7.25%	1/16/2026	16,289	15,748	15,668	0.12
TRC Companies, Inc. (9)	L + 3.75%	4.25%	6/21/2024	18,778	18,679	18,711	0.15
TruGreen Limited Partnership (10)	L + 4.00%	4.75%	11/2/2027	5,955	5,990	5,969	0.05
USIC Holdings, Inc. (10)	L + 3.50%	4.25%	5/12/2028	24,938	24,822	24,938	0.19
Veregy Consolidated, Inc. (11)	L + 6.00%	7.00%	11/2/2027	20,584	20,632	20,636	0.16

					1,656,969	1,659,483	12.91
Construction & Engineering
Aegion Corporation (10)	L + 4.75%	5.50%	5/17/2028	23,879	23,814	24,018	0.19
ASP Endeavor Acquisition, LLC (4)(9)	L + 6.50%	7.00%	5/3/2027	35,820	35,183	35,462	0.28
COP Home Services TopCo IV, Inc. (4)(7)(11)	L + 5.00%	6.00%	12/31/2027	128,886	125,700	127,513	0.99
Peak Utility Services Group, Inc. (4)(7)(11)	L + 5.00%	6.00%	2/26/2028	23,622	23,380	23,467	0.18
Thermostat Purchaser III, Inc. (4)(7)(10)	L + 4.50%	5.25%	8/24/2028	42,519	41,196	42,498	0.33
Tutor Perini Corp. (6)(11)	L + 4.75%	5.75%	8/13/2027	2,963	2,992	2,974	0.02

					252,266	255,933	1.99

Construction Materials
White Cap Buyer, LLC (9)	L + 4.00%	4.50%	10/19/2027	23,827	23,913	23,878	0.19
Containers & Packaging
Ascend Buyer, LLC (4)(7)(10)	L + 5.75%	6.50%	9/30/2028	77,601	75,982	75,920	0.59
Berlin Packaging, LLC (9)	L + 3.75%	4.25%	3/11/2028	8,544	8,480	8,545	0.07
Charter NEX US, Inc. (10)	L + 3.75%	4.50%	12/1/2027	21,359	21,428	21,431	0.17
Flex Acquisition Co., Inc. (9)	L + 3.50%	4.00%	2/23/2028	8,191	8,173	8,185	0.06
Flex Acquisition Co., Inc. (8)	L + 3.00%	3.13%	6/29/2025	9,475	9,462	9,404	0.07
Graham Packaging Co, Inc. (10)	L + 3.00%	3.75%	8/4/2027	4,963	4,972	4,956	0.04
IBC Capital US, LLC (6)(8)	L + 3.75%	3.97%	9/11/2023	18,513	18,477	18,393	0.14
LABL, Inc. (9)	L + 5.00%	5.50%	10/29/2028	7,143	7,037	7,144	0.06
MAR Bidco Sarl (6)(9)	L + 4.25%	4.75%	4/20/2028	3,806	3,788	3,813	0.03
Pretium PKG Holdings, Inc. (9)	L + 4.00%	4.50%	8/27/2028	18,889	18,439	18,878	0.15
ProAmpac PG Borrower, LLC (10)	L + 3.75%	4.50%	11/3/2025	30,050	30,103	30,121	0.23

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
TricorBraun Holdings, Inc. (9)	L + 3.25%	3.75%	3/3/2028	13,067	13,011	12,991	0.10
Trident TPI Holdings, Inc. (7)(11)	L + 3.25%	4.25%	10/17/2024	13,886	13,875	13,907	0.11
Trident TPI Holdings, Inc. (9)	L + 4.00%	4.50%	7/29/2028	7,433	7,426	7,440	0.06

					240,652	241,124	1.88
Distributors
BP Purchaser, LLC (4)(10)	L + 5.50%	6.25%	12/10/2028	34,800	34,110	34,104	0.27
Bution Holdco 2, Inc. (4)(11)	L + 6.25%	7.25%	10/17/2025	5,925	5,827	5,880	0.05
Dana Kepner Company, LLC (4)(11)	L + 6.25%	7.25%	12/29/2026	14,850	14,601	14,887	0.12
Genuine Cable Group, LLC (4)(6)(7)(10)	L + 5.75%	6.50%	11/2/2026	22,695	22,079	22,239	0.17
Marcone Yellowstone Buyer, Inc. (7)(10)	L + 5.50%	6.25%	12/23/2028	83,636	81,696	81,696	0.64
NDC Acquisition Corp. (4)(11)	L + 5.75%	6.75%	3/9/2027	22,331	21,801	22,108	0.17
NDC Acquisition Corp. (4)(5)(7)(11) - Revolving Term Loan	L + 5.75%	6.75%	3/9/2027	214	133	180	0.00
Tailwind Colony Holding Corporation (4)(7)(11)	L + 7.50%	8.50%	11/13/2024	56,508	55,192	55,378	0.43
Tailwind Colony Holding Corporation (4)(11)	L + 6.25%	7.25%	11/13/2024	11,961	11,740	11,591	0.09
Unified Door & Hardware Group, LLC (4)(11)	L + 6.25%	7.25%	6/30/2025	53,486	52,614	53,218	0.41

					299,793	301,281	2.35

Diversified Consumer Services
Cambium Learning Group, Inc. (4)(7)(10)	L + 5.50%	6.25%	7/20/2028	968,124	959,067	968,124	7.53
Dreambox Learning Holding LLC (4)(10)	L + 6.25%	7.00%	12/1/2027	135,213	132,360	132,509	1.03
eResearchTechnology, Inc. (11)	L + 4.50%	5.50%	2/4/2027	28,103	28,220	28,234	0.22
Go Car Wash Management Corp. (4)(7)(11)	L + 5.75%	6.75%	12/31/2026	44,291	42,789	42,744	0.33
KUEHG Corp. (11)	L + 3.75%	4.75%	2/21/2025	22,830	22,577	22,417	0.17
LAH Borrower, LL (4)(6)(10)	L + 5.75%	6.50%	10/12/2027	9,250	9,071	9,215	0.07
Learning Care Group (11)	L + 3.25%	4.25%	3/13/2025	19,838	19,548	19,491	0.15
Loyalty Ventures, Inc. (9)	L + 4.50%	5.00%	11/3/2027	9,375	9,189	9,355	0.07
Pre-Paid Legal Services, Inc. (9)	L + 3.75%	4.25%	5/1/2025	23,239	23,007	23,133	0.18
Weld North Education, LLC (9)	L + 3.75%	4.25%	12/21/2027	24,271	24,271	24,307	0.19

					1,270,100	1,279,529	9.94

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread		Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Diversified Financial Services
Barbri Holdings, Inc. (4)(7)(10)	L + 5.75%		6.50%	4/30/2028	166,707	163,558	165,040	1.28
Lereta, LLC (10)	L + 5.25%		6.00%	7/27/2028	34,635	34,309	34,664	0.27
Mitchell International, Inc. (9)	L + 3.75%		4.25%	10/15/2028	38,979	38,694	38,809	0.30
Sedgwick Claims Management Services, Inc. (6)(11)	L + 4.25%		5.25%	9/3/2026	2,450	2,474	2,457	0.02
Sedgwick Claims Management Services, Inc. (6)(8)	L + 3.25%		3.35%	12/31/2025	7,961	7,937	7,909	0.06
SelectQuote, Inc. (4)(7)(10)	L + 5.00%		5.75%	11/5/2024	277,963	275,701	277,079	2.16

						522,673	525,958	4.09
Diversified Telecommunication Services
Numericable US, LLC (6)(8)	L + 3.69%		3.81%	1/31/2026	5,050	5,056	5,016	0.04
Numericable US, LLC (6)(8)	L + 4.00%		4.12%	8/14/2026	23,829	23,851	23,745	0.18
Point Broadband Acquisition, LLC (4)(7)(11)	L + 6.00%		7.00%	10/1/2028	162,000	157,216	157,037	1.22

						186,123	185,798	1.44
Electric Utilities
Qualus Power Services Corp. (4)(7)(11)	L + 5.50%		6.50%	3/26/2027	48,950	47,785	48,332	0.38
Electrical Equipment
Emergency Power Holdings, LLC (4)(7)(11)	L + 5.50%		6.50%	8/17/2028	195,000	190,778	190,539	1.48
Madison IAQ, LLC (9)	L + 3.25%		3.75%	6/16/2028	6,989	6,956	6,992	0.05
Radwell International, LLC (4)(6)(7)(10)	L + 5.50%		6.25%	7/13/2027	348,034	346,642	346,861	2.70
Relay Purchaser, LLC (4)(7)(10)	L + 6.00%		6.75%	8/30/2028	200,000	195,928	197,214	1.53
Shoals Holdings, LLC (4)(11)	L + 3.25%		4.25%	11/25/2026	11,377	11,140	11,434	0.09

						751,443	753,040	5.85

Electronic Equipment, Instruments & Components
Albireo Energy, LLC (4)(7)(11)	L + 6.00%		7.00%	12/23/2026	35,496	34,857	34,858	0.27
ConvergeOne Holdings, Inc. (7)(8)	L + 5.00%		5.10%	1/4/2026	31,765	28,772	29,603	0.23
CPI International, Inc. (11)	L + 3.25%		4.25%	7/26/2024	8,977	8,991	8,980	0.07
Infinite Bidco, LLC (9)	L + 3.75%		4.25%	2/24/2028	21,831	21,806	21,797	0.17
Ingram Micro, Inc. (9)	L + 3.50%		4.00%	3/31/2028	3,980	3,942	3,986	0.03

						98,369	99,224	0.77
Energy Equipment & Services
Abaco Energy Technologies, LLC (4)(11)	L + 7.50 (incl. 1.00 PIK	% % )	8.50%	10/4/2024	10,668	10,058	10,482	0.08

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
EnergySolutions, LLC (11)	L + 3.75%	4.75%	5/9/2025		11,270	11,255	11,270	0.09
Tetra Technologies, Inc. (4)(6)(11)	L + 6.25%	7.25%	9/10/2025		22,793	21,815	22,793	0.18

						43,128	44,544	0.35
Entertainment
CE Intermediate I, LLC (4)(9)	L + 4.00%	4.50%	11/10/2028		7,778	7,701	7,729	0.06
Herschend Entertainment Co, LLC (9)	L + 3.75%	4.25%	8/27/2028		5,306	5,255	5,306	0.04
Recorded Books, Inc. (8)	L + 4.00%	4.10%	8/29/2025		15,615	15,631	15,623	0.12

						28,588	28,658	0.22
Food Products
CHG PPC Parent, LLC (9)	L + 3.00%	3.50%	11/16/2028		7,339	7,303	7,326	0.06
Quantum Bidco, Ltd. (6)(8)	S + 6.00%	6.11%	2/5/2028		£18,500	24,474	24,712	0.19
Snacking Investments US, LLC (6)(11)	L + 4.00%	5.00%	12/18/2026		4,975	5,005	4,984	0.04

						36,782	37,022	0.29
Health Care Equipment & Supplies
CPI Holdco, LLC (4)(7)(10)	L + 5.50%	6.25%	11/1/2028		265,496	258,989	258,905	2.01
GCX Corporation Buyer, LLC (4)(7)(10)	L + 5.50%	6.25%	9/13/2027		197,505	193,079	192,880	1.50
Mozart Borrower LP (9)	L + 3.25%	3.75%	9/20/2028		30,000	29,171	30,027	0.23
Resonetics, LLC (10)	L + 4.00%	4.75%	4/28/2028		18,666	18,616	18,689	0.15
Sunshine Luxembourg VII S.à r.l, LLC (6)(10)	L + 3.75%	4.50%	10/2/2026		18,726	18,778	18,821	0.15
TecoStar Holdings, Inc. (11)	L + 3.50%	4.50%	5/1/2024		20,799	20,703	19,852	0.15

						539,336	539,175	4.19
Health Care Providers & Services
ACI Group Holdings, Inc. (4)(7)(10)	L + 5.50%	6.25%	8/2/2028		202,967	198,052	199,981	1.56
ADCS Clinics Intermediate Holdings, LLC (4)(7)(11)	L + 6.25%	7.25%	5/7/2027		43,521	42,636	42,961	0.33
ADMI Corp. (9)	L + 3.50%	4.00%	12/23/2027		15,586	15,514	15,582	0.12
AHP Health Partners, Inc. (9)	L + 3.50%	4.00%	8/4/2028		4,725	4,703	4,732	0.04
AMGH Holding Corp. (11)	L + 4.25%	5.25%	3/14/2025		11,762	11,768	11,735	0.09
Canadian Hospital Specialties Ltd. (4)(6)(7)(11)	L + 4.25%	5.25%	4/14/2028	C$	41,781	32,404	32,351	0.25
CCBlue Bidco, Inc. (4)(7)(10)	L + 6.25%	7.00%	12/21/2028		464,809	454,639	454,595	3.54

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
CHG Healthcare Services, Inc. (9)	L + 3.50%	4.00%	9/29/2028	8,978	8,938	8,990	0.07
Covenant Surgical Partners, Inc. (8)	L + 4.00%	4.10%	7/1/2026	2,975	2,931	2,946	0.02
Cross Country Healthcare, Inc. (4)(10)	L + 5.75%	6.50%	6/8/2027	113,594	111,423	112,458	0.87
DCA Investment Holdings, LLC (4)(7)(10)	L + 6.25%	7.00%	3/12/2027	36,706	36,191	36,297	0.28
Epoch Acquisition, Inc. (4)(11)	L + 6.75%	7.75%	10/4/2024	29,421	29,421	29,421	0.23
GC EOS Buyer, Inc. (8)	L + 4.50%	4.60%	8/1/2025	2,003	1,993	2,003	0.02
Global Medical Response, Inc. (11)	L + 4.25%	5.25%	10/2/2025	21,619	21,698	21,560	0.17
Gordian Medical, Inc. (10)	L + 6.25%	7.00%	3/29/2027	66,833	64,778	66,554	0.52
Heartland Dental, LLC (8)	L + 4.00%	4.10%	4/30/2025	15,057	14,999	15,054	0.12
ICS US Holdings, Inc. (6)(9)	L + 5.25%	5.75%	6/8/2028	35,000	33,250	33,250	0.26
Jayhawk Buyer, LLC (4)(11)	L + 5.00%	6.00%	10/15/2026	204,293	200,666	202,250	1.57
LifePoint Health, Inc. (8)	L + 3.75%	3.85%	11/16/2025	10,000	10,018	10,005	0.08
Midwest Physician Administrative Services, LLC (10)	L + 3.25%	4.00%	3/5/2028	6,377	6,350	6,348	0.05
National Mentor Holdings, Inc. (7)(10)	L + 3.75%	4.50%	2/18/2028	11,320	11,038	10,943	0.09
Navigator Acquiror, Inc. (4)(7)(9)	L + 5.75%	6.25%	7/16/2027	375,002	371,541	373,127	2.90
Odyssey Holding Company, LLC (4)(11)	L + 5.75%	6.75%	11/16/2025	68,328	67,902	68,328	0.53
Onex TSG Intermediate Corp. (6)(10)	L + 4.75%	5.50%	2/28/2028	15,257	15,044	15,273	0.12
Padagis, LLC (6)(9)	L + 4.75%	5.25%	6/30/2028	10,371	10,296	10,338	0.08
Pathway Vet Alliance, LLC (8)	L + 3.75%	3.85%	3/31/2027	1,985	1,983	1,981	0.02
PetVet Care Centers, LLC (10)	L + 3.50%	4.25%	2/14/2025	31,505	31,530	31,540	0.25
Phoenix Guarantor, Inc. (8)	L + 3.25%	3.35%	3/5/2026	4,754	4,759	4,730	0.04
Phoenix Guarantor, Inc. (8)	L + 3.50%	3.60%	3/5/2026	8,086	8,086	8,064	0.06
Pluto Acquisition I, Inc. (8)	L + 4.00%	4.18%	6/22/2026	398	398	397	0.00
PSKW Intermediate, LLC (4)(11)	L + 6.25%	7.25%	3/9/2026	22,106	22,106	22,106	0.17
Radnet, Inc. (6)(10)	L + 3.00%	3.75%	4/22/2028	4,912	4,890	4,918	0.04
Reverb Buyer, Inc. (7)(9)	L + 3.50%	4.00%	11/1/2028	8,592	8,546	8,594	0.07
Smile Doctors, LLC (4)(7)(10)	L + 5.75%	6.50%	12/23/2028	398,136	388,413	388,500	3.02
Snoopy Bidco, Inc. (4)(7)(10)	L + 6.00%	6.75%	6/1/2028	396,000	383,095	388,125	3.02
Stepping Stones Healthcare Services, LLC (4)(7)(10)	L + 5.75%	6.50%	1/2/2029	132,563	129,011	129,008	1.00
Surgery Centers Holdings, Inc. (6)(10)	L + 3.75%	4.50%	8/31/2026	24,744	24,721	24,767	0.19

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
The GI Alliance Management, LLC (4)(7)(11)	L + 6.25%	7.25%	11/4/2024	211,618	208,856	209,542	1.63
TTF Holdings, LLC (4)(10)	L + 4.25%	5.00%	3/24/2028	6,551	6,507	6,567	0.05
Unified Women’s Healthcare, LLC (10)	L + 4.25%	5.00%	12/16/2027	20,334	20,333	20,382	0.16
U.S. Anesthesia Partners, Inc. (9)	L + 4.25%	4.75%	9/22/2028	29,018	28,878	28,984	0.23
US Oral Surgery Management Holdco, LLC (4)(7)(10)	L + 5.50%	6.25%	11/18/2027	131,930	128,607	128,952	1.00
WHCG Purchaser III, Inc. (4)(7)(10)	L + 5.75%	6.50%	6/22/2028	86,559	84,384	84,226	0.66
WP CityMD Bidco, LLC (9)	L + 3.25%	3.75%	11/18/2028	15,000	14,981	15,012	0.12

					3,278,275	3,293,479	25.64
Health Care Technology
athenahealth, Inc. (8)	L + 4.25%	4.40%	2/11/2026	19,188	19,298	19,215	0.15
Edifecs, Inc. (4)(10)	L + 5.50%	6.25%	9/21/2026	123,323	120,934	120,856	0.94
Edifecs, Inc. (4)(11)	L + 7.00%	8.00%	9/21/2026	29,660	29,533	30,549	0.24
FH MD Buyer, Inc. (10)	L + 5.00%	5.75%	6/16/2028	47,381	46,937	47,144	0.37
GI Ranger Intermediate, LLC (4)(7)(10)	L + 6.00%	6.75%	10/29/2028	117,720	115,039	114,970	0.89
Netsmart Technologies, Inc. (10)	L + 4.00%	4.75%	10/1/2027	24,813	24,916	24,900	0.19
NMC Crimson Holdings, Inc. (4)(7)(10)	L + 6.00%	6.75%	3/1/2028	71,173	68,879	69,279	0.54
Project Ruby Ultimate Parent Corp. (10)	L + 3.25%	4.00%	3/3/2028	8,547	8,507	8,549	0.07
Therapy Brands Holdings, LLC (4)(5)(7)(10)	L + 4.00%	4.75%	5/12/2028	6,357	6,328	6,357	0.05
Verscend Holding Corp. (8)	L + 4.00%	4.10%	8/27/2025	20,423	20,486	20,443	0.16
Waystar Technologies, Inc. (8)	L + 4.00%	4.10%	10/22/2026	23,226	23,299	23,236	0.18

					484,157	485,498	3.78
Hotels, Restaurants & Leisure
CEC Entertainment, Inc. (5)(8)	6.75%	6.75%	5/1/2026	79,800	79,780	78,287	0.61
Flynn Restaurant Group LP (9)	L + 4.25%	4.75%	12/1/2028	17,789	17,641	17,609	0.14
IRB Holding Corp. (11)	L + 3.25%	4.25%	12/15/2027	34,705	34,778	34,753	0.27
Tacala Investment Corp. (10)	L + 3.50%	4.25%	2/5/2027	35,473	35,557	35,454	0.28

					167,756	166,104	1.30
Household Durables
AI Aqua Merger Sub, Inc. (6)(7)(9)	L + 4.00%	4.50%	6/16/2028	16,024	15,984	16,097	0.13
Instant Brands Holdings, Inc. (10)	L + 5.00%	5.75%	4/12/2028	81,813	80,711	76,904	0.60

					96,694	93,000	0.73

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
Industrial Conglomerates
Bettcher Industries, Inc. (4)(11)	SOFR + 4.00%	4.12%	12/13/2028		11,316	11,203	11,316	0.09
Engineered Machinery Holdings, Inc. (10)	L + 3.75%	4.50%	5/19/2028		15,525	15,510	15,510	0.12
Excelitas Technologies Corp. (11)	L + 3.50%	4.50%	12/2/2024		22,788	22,813	22,902	0.18
FCG Acquisitions, Inc. (9)	L + 3.75%	4.25%	3/16/2028		23,578	23,590	23,549	0.18
Madison Safety & Flow LLC (8)	L + 3.75%	4.25%	12/14/2028		5,195	5,169	5,201	0.04
Vertical US Newco, Inc. (6)(9)	L + 3.50%	4.00%	7/30/2027		15,650	15,731	15,681	0.12

						94,015	94,160	0.73

Insurance
Acrisure, LLC (8)	L + 3.50%	3.72%	2/15/2027		1,985	1,970	1,966	0.02
Acrisure, LLC (9)	L + 3.75%	4.25%	2/15/2027		12,180	12,078	12,180	0.09
Acrisure, LLC (9)	L + 4.25%	4.75%	2/15/2027		6,849	6,799	6,858	0.05
Alera Group, Inc. (4)(7)(10)	L + 5.50%	6.25%	9/30/2028		70,556	69,671	69,642	0.54
Alliant Holdings Intermediate, LLC (8)	L + 3.25%	3.35%	5/9/2025		8,017	8,008	7,947	0.06
Alliant Holdings Intermediate, LLC (9)	L + 3.50%	4.00%	10/8/2027		13,351	13,335	13,354	0.10
AssuredPartners, Inc. (9)	L + 3.50%	4.00%	2/12/2027		30,484	30,255	30,479	0.24
Baldwin Risk Partners, LLC (6)(9)	L + 3.50%	4.00%	10/14/2027		10,448	10,398	10,409	0.08
Benefytt Technologies, Inc. (4)(7)(10)	L + 6.00%	6.75%	8/12/2027		94,500	92,464	92,341	0.72
BroadStreet Partners, Inc. (8)	L + 3.00%	3.10%	1/27/2027		7,919	7,917	7,831	0.06
Foundation Risk Partners Corp. (4)(7)(10)	L + 5.75%	6.50%	10/29/2028		97,144	95,523	95,418	0.74
Galway Borrower, LLC (4)(7)(10)	L + 5.25%	6.00%	9/24/2028		238,194	233,541	233,365	1.82
High Street Buyer, Inc. (4)(7)(10)	L + 6.00%	6.75%	4/14/2028		92,587	90,757	90,519	0.70
Howden Group Holdings Limited (6)(10)	L + 3.25%	4.00%	11/12/2027		14,040	14,011	14,001	0.11
HUB International Limited (10)	L + 3.25%	4.00%	4/25/2025		12,595	12,576	12,610	0.10
HUB International Limited (8)	L + 2.75%	2.87%	4/25/2025		2,969	2,970	2,939	0.02
Integrity Marketing Acquisition, LLC (4)(7)(10)	L + 5.50%	6.25%	8/27/2025		36,854	35,775	36,165	0.28
Integrity Marketing Acquisition, LLC (4)(11)	L + 5.75%	6.75%	8/27/2025		39,758	39,280	39,659	0.31
Jones Deslauriers Insurance Management, Inc. (6)(7)(10)	C + 4.25%	5.00%	3/28/2028	C$	81,932	63,941	64,639	0.50

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
NFP Corp. (8)	L + 3.25%	3.35%	2/15/2027	9,525	9,506	9,388	0.07
PGIS Intermediate Holdings, LLC (4)(7)(10)	L + 5.50%	6.25%	10/14/2028	64,080	62,478	62,505	0.49
RSC Acquisition, Inc. (4)(5)(6)(7)(10)	L + 5.50%	6.25%	10/30/2026	24,096	23,610	24,034	0.19
SG Acquisition, Inc. (4)(9)	L + 5.00%	5.50%	1/27/2027	100,946	100,383	100,694	0.78
Tennessee Bidco Limited (4)(5)(6)(7)(8)	S + 7.00%	7.05%	8/3/2028	£77,545	102,899	101,517	0.79
Tennessee Bidco Limited (4)(6)(8)	L + 7.00%	7.15%	8/3/2028	194,958	189,838	189,110	1.47

					1,329,987	1,329,568	10.33
Interactive Media & Services
Bungie, Inc. (4)(11)	L + 6.25%	7.25%	8/28/2024	2,500	2,500	2,500	0.02
Cengage Learning, Inc. (11)	L + 4.75%	5.75%	6/29/2026	18,953	18,758	19,028	0.15
MH Sub I, LLC (11)	L + 3.75%	4.75%	9/13/2024	34,088	34,142	34,201	0.27
Project Boost Purchaser, LLC (8)	L + 3.50%	3.60%	6/1/2026	990	990	990	0.01
Project Boost Purchaser, LLC (9)	L + 3.50%	4.00%	6/1/2026	10,468	10,442	10,481	0.08
SurveyMonkey, Inc. (6)(8)	L + 3.75%	3.86%	10/10/2025	6,829	6,823	6,804	0.05

					73,656	74,005	0.58
Internet & Direct Marketing Retail
Donuts, Inc. (4)(11)	L + 6.00%	7.00%	12/29/2026	113,838	111,902	113,268	0.88
Prodege International Holdings, LLC (4)(7)(10)	L + 5.75%	6.50%	12/15/2027	491,000	479,825	479,737	3.73
Shutterfly, LLC (4)(10)	L + 5.00%	5.75%	9/25/2026	160,969	159,357	159,761	1.24
Wireless Vision, LLC (4)(11)	L + 5.50%	6.50%	12/30/2025	22,715	22,715	22,715	0.18

					773,799	775,483	6.03
IT Services
Ahead DB Holdings, LLC (5)(10)	L + 3.75%	4.50%	10/18/2027	2,596	2,609	2,603	0.02
AI Altius Bidco, Inc. (4)(5)(6)(7)(10)	L + 5.50%	6.25%	12/1/2028	144,577	141,353	141,338	1.10
AI Altius Bidco, Inc. (4)(6)(7)(8)	9.75%	9.75%	12/1/2028	21,205	20,571	20,568	0.16
Dcert Buyer, Inc. (8)	L + 4.00%	4.10%	10/16/2026	13,244	13,263	13,236	0.10
Endurance International Group Holdings, Inc. (10)	L + 3.50%	4.25%	2/10/2028	31,555	31,393	31,333	0.24
Ensono Holdings, LLC (10)	L + 4.00%	4.75%	5/19/2028	41,033	40,949	41,054	0.32
Inovalon Holdings, Inc. (4)(7)(10)	L + 5.75%	6.50%	11/24/2028	931,793	907,468	907,254	7.06
Park Place Technologies, LLC (4)(11)	L + 5.00%	6.00%	11/10/2027	40,362	39,483	40,370	0.31
Razor Holdco, LLC (4)(10)	L + 5.75%	6.50%	10/25/2027	191,200	187,495	187,376	1.46
Red River Technology, LLC (4)(7)(11)	L + 6.00%	7.00%	5/26/2027	150,822	148,448	145,920	1.14
Sabre GLBL, Inc. (6)(9)	L + 3.50%	4.00%	12/17/2027	12,227	12,197	12,089	0.09
TierPoint, LLC (10)	L + 3.75%	4.50%	5/6/2026	19,767	19,658	19,800	0.15
Turing Holdco, Inc. (4)(6)(7)(8)	L + 6.00%	6.13%	8/3/2028	28,975	30,407	30,009	0.23

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Virtusa Corp. (10)	L + 3.75%	4.50%	2/11/2028	19,367	19,370	19,452	0.15

					1,614,663	1,612,403	12.53
Leisure Products
Alterra Mountain Company (9)	L + 3.50%	4.00%	8/17/2028	4,988	5,003	4,988	0.04
Lew’s Intermediate Holdings, LLC (4)(10)	L + 5.00%	5.75%	1/26/2028	26,202	25,972	26,136	0.20
Lucky Bucks, LLC (6)(10)	L + 5.50%	6.25%	7/21/2027	58,000	56,906	57,130	0.44
Recess Holdings, Inc. (11)	L + 3.75%	4.75%	9/30/2024	19,824	19,800	19,768	0.15

					107,681	108,022	0.83
Life Sciences Tools & Services
Cambrex Corp. (10)	L + 3.50%	4.25%	12/4/2026	15,136	15,199	15,169	0.12
Curia Global, Inc. (10)	L + 3.75%	4.50%	8/30/2026	32,868	32,900	32,950	0.26
LSCS Holdings, Inc. (9)	L + 4.50%	5.00%	12/16/2028	15,748	15,664	15,772	0.12
Maravai Intermediate Holdings, LLC (6)(11)	L + 3.75%	4.75%	10/19/2027	1,978	2,000	1,989	0.02
Packaging Coordinators Midco, Inc. (10)	L + 3.75%	4.50%	11/30/2027	10,694	10,683	10,707	0.08

					76,446	76,588	0.60
Machinery
Apex Tool Group, LLC (12)	L + 5.50%	6.75%	8/1/2024	70,120	70,206	68,987	0.54
ASP Blade Holdings, Inc. (9)	L + 4.00%	4.50%	10/13/2028	5,000	4,973	5,006	0.04
MHE Intermediate Holdings, LLC (4)(5)(7)(11)	L + 5.75%	6.75%	7/21/2027	9,912	9,709	9,700	0.08
Phoenix Services Merger Sub, LLC (11)	L + 3.75%	4.75%	3/1/2025	5,938	5,917	5,907	0.05
Pro Mach Group, Inc. (7)(11)	L + 4.00%	5.00%	8/31/2028	16,527	16,505	16,614	0.13

					107,311	106,214	0.84
Marine
Armada Parent, Inc. (4)(7)(10)	L + 5.75%	6.50%	10/29/2027	227,250	222,139	221,985	1.73
Media
Altice Financing S.A. (5)(6)(8)	5.75%	5.75%	8/15/2029	994	1,004	986	0.01
Digital Media Solutions, LLC (6)(10)	L + 5.00%	5.75%	5/24/2026	32,818	32,093	32,633	0.25
McGraw-Hill Education, Inc. (9)	L + 4.75%	5.25%	7/28/2028	28,790	28,514	28,704	0.22
Radiate Holdco, LLC (10)	L + 3.25%	4.00%	9/25/2026	27,000	26,934	26,944	0.21
Terrier Media Buyer, Inc. (8)	L + 3.50%	3.60%	12/17/2026	4,697	4,697	4,681	0.04
Univision Communications, Inc. (10)	L + 3.25%	4.00%	3/15/2026	14,860	14,838	14,912	0.12

					108,079	108,860	0.85
Metals & Mining
American Rock Salt Company, LLC (10)	L + 4.00%	4.75%	6/4/2028	20,895	20,877	20,869	0.16
SCIH Salt Holdings, Inc. (10)	L + 4.00%	4.75%	3/16/2027	29,854	29,802	29,612	0.23

					50,679	50,481	0.39

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc. (4)(6)(13)	L + 6.25%	7.75%	11/26/2024	36,013	35,593	36,013	0.28
Freeport LNG Investments, LLLP (9)	L + 3.50%	4.00%	12/21/2028	4,230	4,190	4,195	0.03
Lucid Energy Group II Borrower, LLC (6)(10)	L + 4.25%	5.00%	11/24/2028	14,988	14,839	14,830	0.12

					54,622	55,038	0.43
Paper & Forest Products
Profile Products, LLC (4)(7)(10)	L + 5.50%	6.25%	11/12/2027	115,420	112,583	112,517	0.88
Pharmaceuticals
ANI Pharmaceuticals, Inc. (6)(10)	L + 6.00%	6.75%	4/27/2028	38,680	37,831	38,857	0.30
Jazz Pharmaceuticals, Inc. (6)(9)	L + 3.50%	4.00%	4/21/2028	5,985	5,957	6,015	0.05
Sharp Midco, LLC (4)(9)	L + 4.00%	4.50%	12/14/2028	5,323	5,309	5,329	0.04

					49,097	50,201	0.39
Professional Services
ALKU, LLC (4)(10)	L + 5.25%	6.00%	3/1/2028	164,239	162,776	163,418	1.27
Aqgen Island Holdings, Inc. (9)	L + 3.50%	4.00%	5/20/2028	34,000	33,854	33,915	0.26
Armor Holdco, Inc. (6)(9)	L + 4.50%	5.00%	12/11/2028	3,636	3,600	3,653	0.03
Ascend Performance Materials Operations, LLC (10)	L + 4.75%	5.50%	8/27/2026	4,962	5,034	4,998	0.04
BMC Acquisition, Inc. (11)	L + 5.25%	6.25%	12/28/2024	4,717	4,704	4,699	0.04
BPPH2 Limited (4)(6)(8)	S + 6.75%	6.92%	3/2/2028	40,700	54,988	55,653	0.43
Camelot US Acquisition, LLC (5)(6)(11)	L + 3.00%	4.00%	10/30/2026	4,950	4,967	4,953	0.04
Cast & Crew Payroll, LLC (8)	L + 3.50%	3.60%	2/9/2026	1,985	1,965	1,987	0.02
Cast & Crew Payroll, LLC (9)	L + 3.75%	4.25%	12/9/2028	5,000	4,988	5,009	0.04
CFGI Holdings, LLC (4)(6)(7)(10)	L + 5.25%	6.00%	11/1/2027	145,825	142,379	142,282	1.11
Claims Automation Intermediate 2, LLC (4)(7)(10)	L + 4.75%	5.50%	12/16/2027	45,833	43,702	43,686	0.34
Clearview Buyer, Inc. (4)(7)(10)	L + 5.25%	6.00%	8/26/2027	156,053	152,720	152,520	1.19
Deerfield Dakota Holding, LLC (11)	L + 3.75%	4.75%	4/9/2027	21,998	22,078	22,051	0.17
Emerald US, Inc. (6)(8)	L + 3.25%	3.47%	7/12/2028	3,929	3,925	3,912	0.03
Guidehouse LLP (4)(7)(10)	L + 5.50%	6.25%	10/16/2028	1,210,823	1,199,067	1,198,715	9.33
HIG Orca Acquisition Holdings, Inc. (4)(7)(11)	L + 6.00%	7.00%	8/17/2027	100,569	98,500	98,282	0.76
IG Investments Holdings, LLC (4)(7)(10)	L + 6.00%	6.75%	9/22/2028	596,565	584,680	592,797	4.61
Inmar, Inc. (11)	L + 4.00%	5.00%	5/1/2024	16,004	15,992	16,012	0.12
Kaufman Hall & Associates, LLC (4)(7)(10)	L + 5.50%	6.25%	12/14/2028	78,000	76,254	76,242	0.59
Kwor Acquisition, Inc. (4)(7)(10)	L + 5.25%	6.00%	12/22/2028	89,024	87,530	87,524	0.68
Material Holdings, LLC (4)(7)(10)	L + 5.75%	6.50%	8/19/2027	246,741	241,860	241,539	1.88
Minotaur Acquisition, Inc. (8)	L + 4.75%	4.85%	3/27/2026	18,566	18,560	18,496	0.14
National Intergovernmental Purchasing Alliance Co. (8)	L + 3.50%	3.72%	5/23/2025	5,032	5,010	5,009	0.04

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Sherlock Buyer Corp. (4)(7)(8)	L + 5.75%	5.75%	12/8/2028	34,551	33,668	33,660	0.26
Trans Union, LLC (9)	L + 2.25%	2.75%	12/1/2028	8,119	8,098	8,108	0.06
Trinity Air Consultants Holdings Corp. (4)(7)(10)	L + 5.25%	6.00%	6/29/2027	147,943	144,779	144,486	1.12
Trinity Partners Holdings, LLC (4)(7)(10)	L + 5.75%	6.50%	12/21/2028	367,966	359,553	359,517	2.80
VT Topco, Inc. (7)(10)	L + 3.75%	4.50%	8/1/2025	14,552	14,469	14,556	0.11
West Monroe Partners, LLC (4)(7)(10)	L + 5.50%	6.25%	11/8/2028	735,429	721,023	720,229	5.60

					4,250,725	4,257,909	33.11
Real Estate Management & Development
Cumming Group, Inc. (4)(7)(11)	L + 5.75%	6.75%	5/26/2027	135,721	132,398	135,243	1.05
McCarthy & Stone PLC (5)(6)(8)	7.00%	7.00%	12/16/2025	£20,000	28,004	26,936	0.21
Progress Residential PM Holdings, LLC (4)(7)(10)	L + 6.25%	7.00%	2/16/2028	70,324	68,756	71,027	0.55

					229,158	233,206	1.81
Road & Rail
Gruden Acquisition, Inc. (4)(7)(11)	L + 5.25%	6.25%	7/1/2028	78,593	76,447	76,286	0.59
Software
2U, Inc. (6)(10)	L + 5.75%	6.50%	11/30/2024	76,224	75,188	76,033	0.59
Apex Group Treasury, LLC (6)(9)	L + 3.75%	4.25%	7/27/2028	18,393	18,341	18,387	0.14
Apttus Corp. (10)	L + 4.25%	5.00%	4/27/2028	13,467	13,475	13,517	0.11
AxiomSL Group, Inc. (4)(7)(11)	L + 6.00%	7.00%	12/3/2027	79,013	77,385	77,203	0.60
Belfor Holdings, Inc. (4)(8)	L + 3.75%	3.85%	4/6/2026	4,962	4,980	4,974	0.04
Boxer Parent Company, Inc. (8)	L + 3.75%	3.97%	10/2/2025	11,997	11,996	11,937	0.09
Brave Parent Holdings, Inc. (8)	L + 4.00%	4.10%	4/18/2025	2,977	2,978	2,976	0.02
Byjus Alpha, Inc. (6)(10)	L + 5.50%	6.25%	11/5/2026	50,000	49,229	50,729	0.39
Cloudera, Inc. (9)	L + 3.75%	4.25%	8/9/2028	23,556	23,328	23,523	0.18
Connatix Buyer, Inc. (4)(7)(10)	L + 5.50%	6.25%	7/14/2027	113,154	110,466	110,238	0.86
CoreLogic, Inc. (9)	L + 3.50%	4.00%	6/2/2028	14,529	14,480	14,536	0.11
Cornerstone OnDemand, Inc. (9)	L + 3.75%	4.25%	10/16/2028	9,836	9,788	9,820	0.08
Delta Topco, Inc. (10)	L + 3.75%	4.50%	12/1/2027	22,388	22,475	22,440	0.17
Diligent Corporation (4)(11)	L + 5.75%	6.75%	8/4/2025	89,325	88,292	88,655	0.69
ECI Macola Max Holding, LLC (6)(10)	L + 3.75%	4.50%	11/9/2027	30,011	30,072	30,063	0.23
EP Purchaser, LLC (9)	L + 3.50%	4.00%	11/6/2028	6,947	6,918	6,959	0.05
Epicor Software Corp. (10)	L + 3.25%	4.00%	7/30/2027	9,037	9,060	9,041	0.07
Episerver, Inc. (4)(7)(11)	L + 5.50%	6.50%	4/9/2026	25,356	24,884	24,765	0.19
Experity, Inc. (4)(7)(10)	L + 5.50%	6.25%	7/22/2027	76,743	75,165	75,038	0.58
Flexera Software, LLC (10)	L + 3.75%	4.50%	1/26/2028	16,393	16,426	16,425	0.13
GI Consilio Parent, LLC (7)(9)	L + 4.00%	4.50%	4/30/2028	19,192	18,478	19,016	0.15

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Gigamon Inc. (10)	L + 3.75%	4.50%	12/27/2024	22,565	22,603	22,610	0.18
GovernmentJobs.com, Inc. (4)(6)(7)(10)	L + 5.50%	6.25%	12/1/2028	145,966	142,065	142,025	1.10
GraphPAD Software, LLC (4)(7)(11)	L + 5.50%	6.50%	4/27/2027	35,804	35,270	35,318	0.27
Greeneden U.S. Holdings II, LLC (10)	L + 4.00%	4.75%	12/1/2027	34,775	34,908	34,938	0.27
HS Purchaser, LLC (10)	L + 4.00%	4.75%	11/19/2026	30,955	30,988	30,909	0.24
Hyland Software, Inc. (10)	L + 3.50%	4.25%	7/1/2024	23,314	23,362	23,431	0.18
Idera, Inc. (10)	L + 3.75%	4.50%	2/4/2028	41,607	41,506	41,626	0.32
Imperva, Inc. (11)	L + 4.00%	5.00%	1/12/2026	19,317	19,404	19,316	0.15
Imprivata, Inc. (9)	L + 3.50%	4.00%	12/1/2027	3,980	3,992	3,982	0.03
ION Trading Finance Ltd. (6)(8)	L + 4.75%	4.97%	3/26/2028	18,310	18,305	18,381	0.14
Ivanti Software, Inc. (10)	L + 4.00%	4.75%	12/1/2027	3,993	3,985	3,979	0.03
Ivanti Software, Inc. (11)	L + 4.75%	5.75%	12/1/2027	14,357	14,328	14,397	0.11
LD Lower Holdings, Inc. (4)(7)(11)	L + 6.50%	7.50%	2/8/2026	118,976	116,974	117,786	0.92
MA FinanceCom, LLC (6)(11)	L + 4.25%	5.25%	6/5/2025	4,936	4,999	5,013	0.04
Mandolin Technology Intermediate Holdings, Inc. (4)(7)(9)	L + 3.75%	4.25%	7/6/2028	78,300	77,094	77,018	0.60
Maverick Acquisition, Inc. (4)(5)(7)(11)	L + 6.00%	7.00%	6/1/2027	49,180	48,049	48,526	0.38
Maverick Acquisition, Inc. (5)(10)	L + 3.75%	4.50%	4/28/2028	17,000	16,922	17,032	0.13
Medallia, Inc. (4)(6)(10)	L + 6.75 PIK %	7.50%	10/29/2028	677,068	663,808	663,527	5.16
Mic Glen, LLC (9)	L + 3.50%	4.00%	7/21/2028	4,011	3,991	3,990	0.03
Mobileum, Inc. (4)(11)	L + 4.75%	5.75%	8/12/2024	48,574	48,059	48,387	0.38
Monk Holding Co. (4)(7)(10)	L + 5.75%	6.50%	12/1/2027	92,268	89,502	89,533	0.70
MRI Software, LLC (7)(11)	L + 5.50%	6.50%	2/10/2026	13,261	13,185	13,244	0.10
Nintex Topco Limited (4)(6)(10)	L + 5.75%	6.50%	11/13/2028	655,025	642,181	641,925	4.99
Paya Holdings III, LLC (4)(5)(6)(7)(10)	L + 3.25%	4.00%	6/16/2028	9,476	9,314	9,433	0.07
Perforce Software, Inc. (8)	L + 3.75%	3.85%	7/1/2026	11,681	11,674	11,608	0.09
Project Alpha Intermediate Holding, Inc. (8)	L + 4.00%	4.11%	4/26/2024	23,781	23,846	23,848	0.19
Project Leopard Holdings, Inc. (11)	L + 4.75%	5.75%	7/7/2024	25,787	25,843	25,851	0.20
Quest Software US Holdings, Inc. (6)(8)	L + 4.25%	4.38%	5/16/2025	26,966	26,950	26,976	0.21
Relativity ODA, LLC (4)(7)(11)	L + 7.50 PIK %	8.50%	5/12/2027	44,197	43,150	43,460	0.34
Rocket Software, Inc. (8)	L + 4.25%	4.35%	11/28/2025	14,840	14,864	14,780	0.11
Rocket Software, Inc. (9)	L + 4.25%	4.75%	11/28/2025	8,292	8,106	8,293	0.06
S2P Acquisition Borrower, Inc. (6)(8)	L + 4.00%	4.10%	8/14/2026	2,970	2,979	2,971	0.02
Sovos Compliance, LLC (6)(7)(9)	L + 4.50%	5.00%	7/29/2028	12,567	12,537	12,623	0.10

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
SpecialtyCare, Inc. (4)(7)(11)	L + 5.75%	6.75%	6/18/2028	69,276	67,114	67,858	0.53
Spitfire Parent, Inc. (4)(7)(11)	L + 5.50%	6.50%	3/11/2027	106,399	104,361	105,197	0.82
Spitfire Parent, Inc. (4)(11)	L + 5.50%	6.50%	3/11/2027	€19,403	23,040	21,844	0.17
Stamps.com, Inc. (4)(10)	L + 5.75%	6.50%	10/5/2028	860,712	844,090	843,498	6.56
Stamps.com, Inc. (4)(10)	L + 5.75%	6.50%	10/5/2028	10,123	9,922	9,921	0.08
Surf Holdings, LLC (6)(8)	L + 3.50%	3.69%	3/5/2027	6,445	6,449	6,404	0.05
Tegra118 Wealth Solutions, Inc. (8)	L + 4.00%	4.16%	2/18/2027	3,960	3,986	3,967	0.03
The NPD Group L.P. (4)(6)(7)(10)	L + 6.00%	6.75%	12/1/2028	694,734	678,130	677,922	5.27
The Ultimate Software Group, Inc. (9)	L + 3.25%	3.75%	5/4/2026	26,777	26,777	26,682	0.21
Triple Lift, Inc. (4)(7)(10)	L + 5.75%	6.50%	5/6/2028	90,545	88,645	89,354	0.70
University Support Services, LLC (9)	L + 3.25%	3.75%	7/17/2025	10,000	9,950	9,972	0.08
Veritas US, Inc. (6)(11)	L + 5.00%	6.00%	9/1/2025	21,534	21,699	21,561	0.17
Virgin Pulse, Inc. (10)	L + 4.00%	4.75%	4/6/2028	42,447	42,066	41,987	0.33
Vision Solutions, Inc. (10)	L + 4.00%	4.75%	3/4/2028	36,178	36,013	36,178	0.28

					4,960,390	4,965,354	38.59
Specialty Retail
CustomInk, LLC (4)(11)	L + 6.21%	7.21%	5/3/2026	36,866	36,233	36,405	0.28
EG America, LLC (6)(9)	L + 4.25%	4.75%	3/10/2026	14,993	14,919	15,115	0.12
Petco Health & Wellness Co, Inc. (10)	L + 3.25%	4.00%	2/24/2028	4,899	4,887	4,899	0.04
PetSmart, Inc. (5)(10)	L + 3.75%	4.50%	2/11/2028	3,287	3,258	3,296	0.03
Runner Buyer, Inc. (10)	L + 5.50%	6.25%	10/20/2028	80,000	78,419	79,200	0.62

					137,715	138,916	1.09
Technology Hardware, Storage & Peripherals
Deliver Buyer, Inc. (8)	L + 5.00%	5.13%	5/1/2024	14,955	14,918	15,001	0.12
Lytx, Inc. (4)(11)	L + 6.75%	7.75%	2/28/2026	46,363	46,453	46,132	0.36

					61,370	61,133	0.48
Textiles, Apparel & Luxury Goods
Mad Engine Global, LLC (11)	L + 7.00%	8.00%	6/30/2027	26,831	26,204	26,429	0.21
S&S Holdings, LLC (9)	L + 5.00%	5.50%	3/4/2028	6,507	6,335	6,517	0.05

					32,540	32,946	0.26
Trading Companies & Distributors
Foundation Building Materials, Inc. (9)	L + 3.25%	3.75%	2/3/2028	4,975	4,956	4,947	0.04
LBM Acquisition, LLC (10)	L + 3.75%	4.50%	12/17/2027	34,953	34,839	34,694	0.27
Park River Holdings, Inc. (10)	L + 3.25%	4.00%	12/28/2027	35,482	34,625	35,205	0.27
Porcelain Acquisition Corp. (4)(7)(11)	L + 6.00%	7.00%	4/30/2027	71,334	68,594	68,732	0.53
Specialty Building Products Holdings, LLC (6)(9)	L + 3.75%	4.25%	10/15/2028	10,263	10,213	10,254	0.08
SRS Distribution, Inc. (9)	L + 3.75%	4.25%	6/4/2028	28,159	28,044	28,137	0.22

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
The Cook & Boardman Group, LLC (11)	L + 5.75%	6.75%	10/17/2025	68,817	67,235	67,131	0.52

					248,506	249,099	1.93
Transportation Infrastructure
AIT Worldwide Logistics Holdings, Inc. (10)	L + 4.75%	5.50%	3/31/2028	48,956	48,202	49,018	0.38
Atlas CC Acquisition Corp. (7)(10)	L + 4.25%	5.00%	4/28/2028	47,568	45,497	47,581	0.37
Capstone Logistics, LLC (7)(11)	L + 4.75%	5.75%	11/12/2027	22,459	22,524	22,511	0.18
First Student Bidco, Inc. (6)(9)	L + 3.00%	3.50%	7/21/2028	5,000	4,976	4,985	0.04
Frontline Road Safety, LLC (4)(7)(10)	L + 5.75%	6.50%	5/3/2027	136,605	134,176	131,482	1.02
Helix TS, LLC (4)(7)(10)	L + 5.75%	6.50%	8/4/2027	108,579	106,542	106,407	0.83
Liquid Tech Solutions Holdings, LLC (4)(10)	L + 4.75%	5.50%	3/19/2028	19,288	19,200	19,288	0.15
Roadsafe Holdings, Inc. (4)(7)(11)	L + 5.75%	6.75%	10/19/2027	90,519	88,772	89,465	0.70
Safety Borrower Holdings LP (4)(7)(11)	L + 5.75%	6.75%	9/1/2027	37,754	37,326	37,301	0.29
Sam Holding Co, Inc. (4)(7)(11)	L + 5.50%	6.50%	9/24/2027	153,220	149,468	149,290	1.16
Spireon, Inc. (4)(11)	L + 6.50%	7.50%	10/4/2024	42,624	42,624	42,624	0.33
TRP Infrastructure Services, LLC (4)(7)(11)	L + 5.50%	6.50%	7/9/2027	73,699	72,223	72,094	0.56

					771,529	772,045	6.01
Wireless Telecommunication Services
CCI Buyer, Inc. (10)	L + 3.75%	4.50%	12/17/2027	28,831	28,965	28,898	0.22

Total First Lien Debt					$28,076,107	$28,143,451	218.93%

Second Lien Debt
Aerospace & Defense
Peraton Corp. (10)	L + 7.75%	8.50%	2/26/2029	$50,000	$49,310	$50,813	0.40%
Air Freight & Logistics
The Kenan Advantage Group, Inc. (4)(10)	L + 7.25%	8.00%	9/1/2027	33,015	32,355	32,974	0.26
Wwex Uni Topco Holdings, LLC (10)	L + 7.00%	7.75%	7/26/2029	33,000	32,544	33,144	0.26

					64,898	66,118	0.52
Chemicals
NIC Acquisition Corp. (10)	L + 7.75%	8.50%	12/29/2028	31,500	31,081	31,106	0.24
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc. (10)	L + 6.75%	7.50%	3/18/2029	29,464	29,331	29,538	0.23
USIC Holdings, Inc. (5)(10)	L + 6.50%	7.25%	5/7/2029	6,042	5,984	6,104	0.05

					35,314	35,641	0.28
Construction & Engineering
COP Home Services TopCo IV, Inc. (4)(11)	L + 8.75%	9.75%	12/31/2028	43,277	42,496	43,277	0.34

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
Thermostat Purchaser III, Inc. (4)(7)(10)	L + 7.25%	8.00%	8/24/2029		32,725	32,215	32,438	0.25

						74,711	75,714	0.59
Diversified Consumer Services
Pre-Paid Legal Services, Inc. (9)	L + 7.00%	7.50%	12/7/2029		25,000	24,750	24,985	0.19
Health Care Providers & Services
Canadian Hospital Specialties Ltd. (4)(6)(8)	8.50%	8.50%	4/15/2029	C$	15,800	12,408	12,468	0.10
CD&R Artemis UK Bidco Ltd. (4)(6)(8)	S + 7.50%	7.50%	8/19/2029		£80,340	101,796	100,908	0.78
Jayhawk Buyer, LLC (4)(11)	L + 8.75%	9.75%	10/15/2027		29,372	28,840	29,005	0.23

						143,044	142,381	1.11
Industrial Conglomerates
Victory Buyer, LLC (4)(9)	L + 7.00%	7.50%	11/1/2029		71,576	70,905	70,860	0.55
Insurance
Jones Deslauriers Insurance Management, Inc. (6)(7)(9)	C + 7.50%	8.00%	3/26/2029	C$	30,259	23,498	24,296	0.19
IT Services
Dcert Buyer, Inc. (8)	L + 7.00%	7.10%	2/16/2029		44,277	44,381	44,462	0.35
Inovalon Holdings, Inc. (4)(5)(10)	L + 10.50 PIK %	11.25%	11/24/2033		82,638	80,180	80,159	0.62

						124,562	124,621	0.97
Life Sciences Tools & Services
Curia Global, Inc. (4)(10)	L + 6.50%	7.25%	8/31/2029		83,824	82,217	82,147	0.64
LSCS Holdings, Inc. (9)	L + 8.00%	8.50%	11/30/2029		40,000	39,401	39,900	0.31
Phoenix Newco, Inc. (4)(9)	L + 6.50%	7.00%	11/15/2029		90,000	88,171	88,200	0.69

						209,789	210,247	1.64
Pharmaceuticals
Sharp Midco, LLC (4)(5)(9)	L + 7.25%	7.75%	12/31/2029		31,500	30,713	30,713	0.24
Professional Services
Aqgen Island Holdings, Inc. (5)(9)	L + 6.50%	7.00%	5/4/2029		28,238	27,969	28,388	0.22
Deerfield Dakota Holding, LLC (10)	L + 6.75%	7.50%	4/7/2028		19,650	19,561	20,080	0.16
VT Topco, Inc. (4)(10)	L + 6.75%	7.50%	7/31/2026		25,000	24,827	25,125	0.20

						72,358	73,593	0.58
Software
Apex Group Treasury, LLC (4)(6)(9)	L + 6.75%	7.25%	7/27/2029		20,000	19,809	20,300	0.16
Celestial Saturn Parent, Inc. (9)	L + 6.50%	7.00%	4/13/2029		113,488	112,432	114,837	0.89
Cloudera, Inc. (9)	L + 6.00%	6.50%	8/9/2029		58,000	57,714	58,145	0.45
HS Purchaser, LLC (10)	L + 6.75%	7.50%	11/19/2027		71,000	71,128	71,030	0.55
Idera, Inc. (4)(10)	L + 6.75%	7.50%	2/4/2029		30,331	30,229	30,407	0.24

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Mandolin Technology Intermediate Holdings, Inc. (4)(9)	L + 6.50%	7.00%	7/6/2029	31,950	31,529	31,471	0.24
Maverick Acquisition, Inc. (4)(10)	L + 6.75%	7.50%	4/28/2029	17,000	16,922	17,085	0.13
Mic Glen, LLC (9)	L + 6.75%	7.25%	6/22/2029	19,000	18,941	19,079	0.15
Proofpoint, Inc. (5)(9)	L + 6.25%	6.75%	6/8/2029	95,000	94,541	96,306	0.75
Quest Software US Holdings, Inc. (5)(6)(8)	L + 8.25%	8.38%	5/18/2026	11,098	11,103	11,113	0.09
Symphony Technology Group (10)	L + 8.25%	9.00%	5/3/2029	81,667	80,397	81,335	0.63
Virgin Pulse, Inc. (4)(10)	L + 7.25%	8.00%	3/30/2029	29,000	28,835	28,746	0.22
Vision Solutions, Inc. (5)(10)	L + 7.25%	8.00%	3/4/2029	107,950	107,130	108,119	0.84

					680,709	687,973	5.34
Trading Companies & Distributors
Icebox Holdco III, Inc. (9)	L + 6.75%	7.25%	12/16/2029	22,500	22,275	22,599	0.18
Transportation Infrastructure
Atlas CC Acquisition Corp. (4)(5)(10)	L + 7.63%	8.38%	5/25/2029	44,520	43,903	43,852	0.34
Drive Chassis Holdco, LLC (8)	L + 6.75%	6.87%	4/10/2026	97,751	97,837	98,362	0.77

					141,740	142,214	1.11

Total Second Lien Debt					$1,799,656	$1,813,872	14.11%

Structured Finance Obligations
522 Funding CLO 2020-6, Ltd. (4)(5)(6)(8)	L + 6.50%	6.50%	10/23/2034	$3,000	$3,000	$2,971	0.02%
AIMCO CLO Series 2015-A (5)(6)(8)	L + 6.60%	6.72%	10/17/2034	7,450	7,450	7,441	0.06
Apidos CLO XXXIII (5)(6)(8)	L + 6.35%	6.57%	10/24/2034	5,000	4,951	4,972	0.04
Apidos CLO XXXVI, LLC (4)(5)(6)(8)	L + 5.95%	6.14%	7/20/2034	8,500	8,500	8,424	0.07
Ares LXI CLO, Ltd. (4)(5)(6)(8)	L + 6.25%	6.47%	10/20/2034	7,750	7,750	7,749	0.06
Ares LXII CLO, Ltd. (4)(5)(6)(8)	L + 6.50%	6.50%	1/25/2034	9,000	9,000	8,998	0.07
Ares XXVII CLO, Ltd. (5)(6)(8)	L + 6.75%	6.88%	10/20/2034	7,000	6,931	6,964	0.05
Balboa Bay Loan Funding 2021-2, Ltd. (4)(5)(6)(8)	L + 6.60%	6.77%	1/20/2035	7,000	6,930	6,965	0.05
Barings CLO, Ltd. (4)(5)(6)(8)	L + 6.25%	6.41%	7/15/2034	6,000	6,000	5,999	0.05
Barings CLO, Ltd. (4)(5)(6)(8)	L + 6.65%	6.65%	1/18/2035	7,200	7,200	7,200	0.06
Benefit Street Partners CLO XXI (4)(5)(6)(8)	L + 6.75%	6.92%	7/15/2034	9,500	9,469	9,411	0.07
Carlyle US CLO 2020-1, Ltd. (4)(5)(6)(8)	L + 6.25%	6.38%	7/20/2034	7,000	7,000	6,859	0.05
Carval CLO V-C, LTD. (4)(5)(6)(8)	L + 6.75%	6.75%	10/15/2034	8,000	7,920	7,920	0.06

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
CIFC Funding 2019-III, Ltd. (4)(5)(6)(8)	L + 6.80%	6.98%	10/16/2034	8,000	8,000	7,991	0.06
Dryden 95 CLO, Ltd. (4)(5)(6)(8)	L + 6.15%	6.35%	8/20/2034	8,000	8,000	7,955	0.06
Elmwood CLO III, Ltd. (4)(5)(6)(8)	L + 6.50%	6.62%	10/20/2034	3,500	3,500	3,481	0.03
Elmwood CLO VI, Ltd. (5)(6)(8)	L + 6.50%	6.62%	10/20/2034	4,000	4,000	3,978	0.03
Flatiron RR CLO 22, LLC (5)(6)(8)	L + 6.20%	6.34%	10/15/2034	5,000	5,000	4,957	0.04
Fort Washington CLO 2021-2, Ltd. (4)(5)(6)(8)	L + 6.61%	6.81%	10/20/2034	12,000	11,883	11,808	0.09
Galaxy XXV CLO, Ltd. (4)(5)(6)(8)	L + 5.95%	6.16%	10/25/2031	4,000	3,943	3,966	0.03
Goldentree Loan Management US Clo 8 Ltd. (4)(5)(6)(8)	L + 6.15%	6.32%	10/20/2034	6,200	6,200	6,122	0.05
Gulf Stream Meridian 5, Ltd. (4)(5)(6)(8)	L + 6.33%	6.45%	7/15/2034	3,500	3,487	3,475	0.03
Halseypoint Clo 5, Ltd. (4)(5)(6)(8)	L + 6.95%	6.95%	1/30/2035	9,500	9,310	9,310	0.07
Jamestown CLO XIV, Ltd. (5)(6)(8)	L + 7.20%	7.33%	10/20/2034	10,000	9,802	9,851	0.08
Kayne CLO III, Ltd. (4)(5)(6)(8)	L + 6.50%	6.62%	4/15/2032	5,000	5,009	4,998	0.04
Morgan Stanley Eaton Vance Clo 2021-1, Ltd. (5)(6)(8)	L + 6.75%	6.90%	10/20/2034	6,500	6,500	6,493	0.05
Neuberger Berman Loan Advisers CLO 38, Ltd. (5)(6)(8)	L + 6.25%	6.38%	10/20/2035	11,000	11,000	10,906	0.08
OCP CLO 2021-22, Ltd. (4)(5)(6)(8)	L + 6.60%	6.77%	12/2/2034	7,500	7,500	7,500	0.06
Octagon Investment Partners 41, Ltd. (5)(6)(8)	L + 7.13%	7.25%	10/15/2033	5,000	4,976	4,988	0.04
Palmer Square CLO 2019-1, Ltd. (4)(5)(6)(8)	L + 6.50%	6.50%	11/14/2034	12,000	12,000	12,000	0.09
Post CLO 2021-1, Ltd. (4)(5)(6)(8)	L + 6.45%	6.65%	10/15/2034	6,000	6,000	6,000	0.05
PPM CLO 2, Ltd. (4)(5)(6)(8)	L + 6.55%	6.67%	4/16/2032	5,000	5,008	4,976	0.04
PPM CLO 4, Ltd. (5)(6)(8)	L + 6.50%	6.62%	10/18/2034	8,775	8,775	8,753	0.07
PPM CLO 5, Ltd. (5)(6)(8)	L + 6.50%	6.63%	10/18/2034	4,800	4,800	4,788	0.04
Rad CLO 14, Ltd. (4)(5)(6)(8)	L + 6.50%	6.50%	1/15/2035	6,750	6,750	6,750	0.05
Rockford Tower CLO 2021-3, Ltd. (5)(6)(8)	L + 6.72%	6.85%	10/20/2034	4,000	3,941	3,942	0.03
RR 19, Ltd. (5)(6)(8)	L + 6.50%	6.65%	10/15/2035	3,000	3,000	2,985	0.02
Sound Point CLO XXVII, Ltd. (4)(5)(6)(8)	L + 6.56%	6.69%	10/25/2034	6,900	6,764	6,672	0.05
Trestles Clo IV, Ltd. (4)(5)(6)(8)	L + 6.25%	6.40%	7/21/2034	8,000	8,000	8,000	0.06
Vibrant CLO XII, Ltd. (4)(5)(6)(8)	L + 7.11%	7.33%	1/20/2034	2,875	2,849	2,847	0.02

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Vibrant CLO XIII, Ltd. (4)(5)(6)(8)	L + 7.06%	7.23%	7/15/2034	6,250	6,190	6,202	0.05
Voya CLO 2019-4, Ltd. (4)(5)(6)(8)	L + 6.71%	6.71%	1/15/2035	8,250	8,085	8,085	0.06
Voya CLO 2020-2, Ltd. (4)(5)(6)(8)	L + 6.40%	6.52%	7/19/2034	5,000	4,901	4,959	0.04

Total Structured Finance Obligations					$287,275	$286,610	2.23%

Unsecured Debt
IT Services
Endurance International Group Holdings, Inc. (5)(8)	6.00%	6.00%	2/15/2029	$6,272	$6,061	$5,842	0.05%

Total Unsecured Debt					$6,061	$5,842	0.05%

Equity
Aerospace & Defense
Corfin Holdco, Inc. - Common Stock (4)				52,143	$125	$233	0.00%
Loar Acquisition 13, LLC - Common Units (4)				2,890,586	4,336	4,885	0.04

					4,461	5,118	0.04
Air Freight & Logistics
AGI Group Holdings LP - A2 Units (4)				1,674	1,674	1,802	0.01
Mode Holdings, L.P. - Class A-2 Common Units (4)				1,076,923	1,077	1,938	0.02

					2,751	3,741	0.03
Distributors
Box Co-Invest Blocker, LLC (4)				3,308,320	3,308	3,308	0.03
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests (4)				29,194,330	28,735	33,787	0.26
Deneb Ultimate Topco, LLC - Class A Units (4)				4,060	4,060	4,060	0.03

					32,795	37,846	0.29
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Units (4)				12,870	10,915	10,915	0.08
Point Broadband Holdings, LLC - Class B Units (4)				685,760	1,955	1,954	0.02

					12,870	12,869	0.10
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units (4)				4,500	4,500	4,500	0.04
Health Care Providers & Services
CD&R Artemis Holdco 2 Limited - Preferred Shares (4)(6)				33,000,000	43,662	44,916	0.35

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
CD&R Ulysses Equity Holdings, L.P. - Common Shares (4)(6)				6,000,000	6,090	6,120	0.05
Jayhawk Holdings, LP - A-1 Common Units (4)				12,472	2,220	3,279	0.03
Jayhawk Holdings, LP - A-2 Common Units (4)				6,716	1,195	1,766	0.01

					53,167	56,080	0.44
IT Services
NC Ocala Co-Invest Beta, L.P. - LP Interest (4)				25,687,196	25,687	25,687	0.20
Professional Services
Guidehouse Holding Corp. - Preferred Equity (4)				54,010	52,935	55,230	0.43
OHCP V TC COI, LP. - LP Interest (4)				6,500,000	6,500	6,500	0.05

					59,435	61,730	0.48
Software
Connatix Parent, LLC - Class L Common Units (4)				126,136	1,388	1,388	0.01
Lobos Parent, Inc. - Series A Preferred Shares (4)(6)				45,090	43,963	44,327	0.34
Mandolin Technology Holdings, Inc. - Series A Preferred Shares (4)				31,950,000	30,992	32,417	0.25

					76,342	78,131	0.60
Transportation Infrastructure
Atlas Intermediate Holding LLC - Preferred Interest (4)				34,238	33,725	35,950	0.28
Frontline Road Safety Investments, LLC - Class A Common Units (4)				41,304	4,363	3,942	0.03
Ncp Helix Holdings, LLC. - Preferred Shares (4)				1,485,282	1,116	1,192	0.01

					39,204	41,084	0.32

Total Equity Investments					$314,520	$330,095	2.57%

Total Investments—non-controlled/non-affiliated					$30,483,619	$30,579,871	237.89%

Investments—non-controlled/affiliated
Equity
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units (4)(14)					$583	$1,614	0.01%

Total Equity					$583	$1,614	0.01%

Total Investments—non-controlled/affiliated					$583	$1,614	0.01%

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Investments—controlled/affiliated
Equity
Diversified Financial Services
Specialty Lending Company LLC - LLC Interest (4)(5)(6)					$212,400	$212,400	1.65%
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units (4)(14)					1,421	1,809	0.01

Total Equity					$213,821	$214,209	1.66%

Total Investments—controlled/affiliated					$213,821	$214,209	1.66%

Total Investment Portfolio					$30,698,023	$30,795,693	239.57%

Cash and Cash Equivalents
Other Cash and Cash Equivalents					$617,986	$617,986	4.81%

Total Portfolio Investments, Cash and Cash Equivalents					$31,316,009	$31,413,679	244.38%

(1)

Unless otherwise indicated, issuers of debt and equity investments held by the Company are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either L, CDOR or C, SONIA or S, Euribor or E, SOFR, or an alternate base rate (commonly based on the F or the P), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2021. Variable rate loans typically include an interest reference rate floor feature. As of December 31, 2021, 92.8% of the debt portfolio at fair value had an interest rate floor above zero.

(3)	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with U.S. GAAP.
(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2021, non-qualifying assets represented 18.9% of total assets as calculated in accordance with regulatory requirements.

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First and Second Lien Debt
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2023	$74,169	$—
ACI Group Holdings, Inc.	Revolver	8/2/2027	21,482	(215)
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	4,642	—
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	3,902	(78)
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	34,698	(347)
AI Aqua Merger Sub, Inc.	Delayed Draw Term Loan	12/13/2023	2,003	—
Albireo Energy, LLC	Delayed Draw Term Loan	6/23/2022	11,026	—
Alera Group, Inc.	Delayed Draw Term Loan	9/30/2028	41,129	—
Armada Parent, Inc.	Delayed Draw Term Loan	10/29/2023	22,500	(225)
Armada Parent, Inc.	Revolver	10/29/2027	24,750	—
Ascend Buyer, LLC	Revolver	9/30/2027	6,467	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	—
Atlas CC Acquisition Corp.	Revolver	5/26/2026	18,518	—
AxiomSL Group, Inc.	Delayed Draw Term Loan	12/3/2027	5,478	(110)
AxiomSL Group, Inc.	Revolver	12/3/2025	5,983	(120)
Barbri , Inc.	Delayed Draw Term Loan	4/28/2023	22,662	—
Bazaarvoice, Inc.	Delayed Draw Term Loan	11/7/2022	57,432	—
Bazaarvoice, Inc.	Revolver	5/7/2026	42,994	—
Benefytt Technologies, Inc.	Delayed Draw Term Loan	8/12/2023	26,865	(269)
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Canadian Hospital Specialties Ltd.	Delayed Draw Term Loan	4/14/2023	8,795	(166)
Canadian Hospital Specialties Ltd.	Revolver	4/14/2027	3,581	—
Capstone Logistics, LLC	Delayed Draw Term Loan	11/12/2027	1,350	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	91,739	(917)
CFGI Holdings, LLC	Delayed Draw Term Loan	11/2/2027	22,800	(228)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2027	68,521	(685)
Claims Automation Intermediate 2, LLC	Revolver	12/16/2027	27,271	(545)
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	33,015	—
Clearview Buyer, Inc.	Revolver	2/26/2027	4,043	—
Connatix Buyer, Inc.	Delayed Draw Term Loan	7/14/2023	32,700	(327)
Connatix Buyer, Inc.	Revolver	7/14/2027	16,294	—
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	7,664	—
Corfin Holdings, Inc.	Delayed Draw Term Loan	3/27/2022	40,892	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
CPI Holdco, LLC	Delayed Draw Term Loan	5/1/2023	78,721	—
CPI Holdco, LLC	Revolver	11/1/2026	28,928	(579)
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	51,930	(478)
Cumming Group, Inc.	Revolver	5/26/2027	21,499	—
DCA Investment Holdings, LLC	Delayed Draw Term Loan	3/12/2023	5,850	—
Dominion Colour Corporation	Delayed Draw Term Loan	5/6/2027	7,649	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2023	56,100	—
Engineered Stone Group Holdings III Ltd.	Delayed Draw Term Loan	11/22/2023	114,384	—
Episerver, Inc.	Delayed Draw Term Loan	4/9/2026	10,185	(153)
Episerver, Inc.	Revolver	4/9/2026	3,833	(57)
Experity, Inc.	Revolver	7/22/2027	8,532	(171)
Fencing Supply Group Acquisition, LLC	Delayed Draw Term Loan	2/26/2023	57,125	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2023	8,430	—
Foundation Risk Partners Corp.	Revolver	10/29/2027	9,529	(143)
Frontline Road Safety, LLC - A	Delayed Draw Term Loan	5/3/2027	5,129	—
Frontline Road Safety, LLC - B	Delayed Draw Term Loan	5/3/2022	39,526	—
Galway Borrower, LLC	Delayed Draw Term Loan	9/30/2023	3,958	—
Galway Borrower, LLC	Revolver	9/30/2027	2,113	(42)
GCX Corporation Buyer, LLC	Delayed Draw Term Loan	9/13/2023	67,500	—
Genuine Cable Group, LLC	Delayed Draw Term Loan	5/1/2023	5,911	—
GI Consilio Parent, LLC	Revolver	5/14/2026	6,300	—
GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/29/2023	18,000	(180)
GI Ranger Intermediate, LLC	Revolver	10/29/2027	10,800	(216)
Go Car Wash Management Corp.	Delayed Draw Term Loan	8/31/2023	50,861	—
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	62,600	—
GovernmentJobs.com, Inc.	Revolver	11/30/2027	19,764	(395)
GraphPAD Software, LLC	Delayed Draw Term Loan	4/27/2027	8,571	(86)
GraphPAD Software, LLC	Revolver	4/27/2027	2,832	—
Great Day Improvements, LLC	Revolver	12/28/2027	38,271	(765)
Gruden Acquisition, Inc.	Delayed Draw Term Loan	7/1/2023	10,283	—
Gruden Acquisition, Inc.	Revolver	7/1/2026	9,000	(225)
Guidehouse LLP	Revolver	10/15/2027	95,825	—
Helix TS, LLC	Delayed Draw Term Loan	8/3/2023	49,261	—
HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2023	18,629	(186)
HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	4,442	—
High Street Buyer, Inc.	Delayed Draw Term Loan	4/16/2028	6,636	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
IG Investments Holdings, LLC	Revolver	9/22/2027	22,414	—
Inovalon Holdings, Inc	Delayed Draw Term Loan	6/24/2024	99,544	(1,244)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	7,318	—
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	7/9/2023	73,250	(549)
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	94,266	(943)
Java Buyer, Inc.	Revolver	12/15/2027	27,134	(543)

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Jones Deslauriers Insurance Management, Inc.	Delayed Draw Term Loan	3/28/2022	12,385	—
Jones Deslauriers Insurance Management, Inc. (2nd Lien)	Delayed Draw Term Loan	3/28/2022	1,943	—
Kaufman Hall & Associates, LLC	Delayed Draw Term Loan	12/14/2023	19,840	(198)
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	18,452	(185)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	6,824	—
KPSKY Acquisition, Inc.	Delayed Draw Term Loan	10/19/2023	10,688	—
Kwor Acquisition, Inc.	Revolver	12/22/2027	10,976	—
L&S Mechanical Acquisition, LLC	Delayed Draw Term Loan	9/1/2022	36,794	—
LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	19,979	—
Linquest Corp.	Delayed Draw Term Loan	1/27/2023	44,775	(448)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	10,800	(108)
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	26,764	—
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2023	31,793	—
Material Holdings, LLC	Revolver	8/17/2027	13,353	—
Maverick Acquisition, Inc.	Delayed Draw Term Loan	6/1/2023	16,185	—
Metis Buyer, Inc.	Revolver	5/4/2026	4,725	—
MHE Intermediate Holdings, LLC	Delayed Draw Term Loan	7/21/2023	509	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	804	(16)
Mobileum, Inc.	Delayed Draw Term Loan	8/12/2024	26,377	—
Monk Holding Co.	Delayed Draw Term Loan	12/1/2023	42,074	—
MRI Software, LLC	Delayed Draw Term Loan	2/10/2026	8,316	—
MRI Software, LLC	Revolver	2/10/2026	673	—
National Mentor Holdings, Inc.	Delayed Draw Term Loan	2/18/2028	777	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	122,548	—
NDC Acquisition Corp.	Revolver	3/9/2027	3,211	—
New Arclin US Holding Corp.	Delayed Draw Term Loan	3/30/2023	2,950	—
NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	3/1/2023	31,400	(471)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2023	30,494	—
Paya Holdings III, LLC	Revolver	6/16/2028	3,375	—
Peak Utility Services Group, Inc.	Delayed Draw Term Loan	12/6/2028	7,200	—
PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	24,646	(246)
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	6,274	(47)
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	10/1/2023	73,003	(913)
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/30/2022	33,940	(997)
Pro Mach Group, Inc.	Delayed Draw Term Loan	8/31/2028	2,079	—
Prodege International Holdings, LLC	Delayed Draw Term Loan	12/15/2022	144,262	(1,443)
Profile Products, LLC	Delayed Draw Term Loan	11/12/2027	25,460	—
Profile Products, LLC	Revolver	11/12/2027	16,973	(339)
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	2/16/2022	16,623	—
Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	9,016	—
R1 Holdings, LLC	Delayed Draw Term Loan	4/19/2022	5,686	—

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Radwell International, LLC	Delayed Draw Term Loan	7/13/2023	29,219	—
Radwell International, LLC	Revolver	7/13/2027	34,375	—
Red River Technology, LLC	Delayed Draw Term Loan	5/26/2023	47,832	—
Relativity ODA, LLC	Revolver	5/12/2027	4,937	(74)
Relay Purchaser, LLC	Revolver	8/30/2026	28,571	(286)
Reverb Buyer, Inc.	Delayed Draw Term Loan	11/1/2028	1,637	—
Roadsafe Holdings, Inc.	Delayed Draw Term Loan	10/19/2022	14,867	—
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	25,904	—
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	58,064	(581)
Safety Borrower Holdings LP	Delayed Draw Term Loan	9/1/2022	8,390	—
Safety Borrower Holdings LP	Revolver	9/1/2027	3,356	(34)
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2023	44,400	—
Sam Holding Co, Inc.	Revolver	3/24/2027	24,000	(480)
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	12/30/2022	15,200	(228)
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	4,080	—
SelectQuote, Inc.	Delayed Draw Term Loan	11/5/2024	58,933	—
Sherlock Buyer Corp.	Delayed Draw Term Loan	12/1/2028	11,177	(112)
Sherlock Buyer Corp.	Revolver	12/8/2027	4,445	—
Smile Doctors, LLC	Delayed Draw Term Loan	12/21/2023	68,380	—
Smile Doctors, LLC	Revolver	12/21/2027	49,461	—
Snoopy Bidco, Inc.	Delayed Draw Term Loan	6/1/2023	129,000	—
Sovos Compliance, LLC	Delayed Draw Term Loan	8/11/2028	2,170	—
SpecialtyCare, Inc.	Delayed Draw Term Loan	6/18/2023	7,139	(18)
SpecialtyCare, Inc.	Revolver	6/18/2026	5,935	—
Spitfire Parent, Inc.	Delayed Draw Term Loan	9/4/2022	13,833	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	45,312	(453)
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	22,501	(450)
Tailwind Colony Holding Corporation	Delayed Draw Term Loan	2/10/2022	6,519	—
Tennessee Bidco Limited	Delayed Draw Term Loan	8/3/2028	102,901	—
The Action Environmental Group, Inc	Delayed Draw Term Loan	1/16/2026	8,518	—
The GI Alliance Management, LLC	Delayed Draw Term Loan	2/5/2023	65,222	—
The NPD Group L.P.	Revolver	12/1/2027	52,471	(487)
Therapy Brands Holdings, LLC	Delayed Draw Term Loan	5/18/2028	1,627	—
Thermostat Purchaser III, Inc.	Delayed Draw Term Loan	8/31/2028	7,481	—
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	—
Thermostat Purchaser III, Inc. (2nd Lien)	Delayed Draw Term Loan	8/31/2023	5,600	—
Trident TPI Holdings, Inc.	Delayed Draw Term Loan	9/15/2028	597	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2023	44,729	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	2,556	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	109,037	(1,090)
Triple Lift, Inc.	Revolver	5/6/2028	14,295	(286)

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	1/9/2023	13,187	(132)
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	13,977	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	1/7/2022	49,353	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	12,932	(259)
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	188,572	—
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	—
VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	2,553	—
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	37,932	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	12,486	(250)
Specialty Lending Company LLC	LLC Interest		102,600	—

Total Unfunded Commitments			$4,870,500	$(22,301)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2021 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2021 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2021 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2021 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2021 was 1.50%.
(14)

Under the 1940 Act, the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of December 31, 2021, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair value as of January 7, 2021 (commencement of operations)	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Fair value as of December 31, 2021	Dividend and Interest Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP	$—	$583	$—	$1,031	$1,614	$—
Controlled/Affiliated Investments
Specialty Lending Company LLC	—	212,400	—	—	212,400	1,800
GSO DL Co-Invest CI LP	—	1,421	—	388	1,809	—

Total	$—	$214,404	$—	$1,419	$215,823	$1,800

Blackstone Private Credit Fund

Consolidated Schedule of Investments

December 31, 2021

(in thousands)

(Unaudited)

ADDITIONAL INFORMATION

Foreign currency forward contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Unrealized Appreciation (Depreciation)
Goldman Sachs Bank USA	U.S. Dollar 423 million	Euro 374 million	2/22/2022	$1,505

The accompanying notes are an integral part of these consolidated financial statements.

Blackstone Private Credit Fund

Notes to Consolidated Financial Statements

(Unaudited)

(in thousands, except per share data, percentages and as otherwise noted)

Note 1. Organization

Blackstone Private Credit Fund (together with its consolidated subsidiaries “BCRED” or the “Company”), is a Delaware statutory trust formed on February 11, 2020. The Company was formed to invest primarily in originated loans and other securities, including broadly syndicated loans, of private U.S. companies. The Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. The Company is externally managed by Blackstone Credit BDC Advisors LLC (the “Adviser”). The Adviser is an affiliate of Blackstone Alternative Credit Advisors LP (the “Administrator” and, collectively with its affiliates in the credit-focused business of Blackstone Inc. (“Blackstone”), “Blackstone Credit,” which, for the avoidance of doubt, excludes Harvest Fund Advisers LLC and Blackstone Insurance Solutions). The Company has elected to be treated for U.S. federal income tax purposes, and intend to qualify annually thereafter, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, the Company will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, the Company expects that the majority of its portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. companies through (i) first lien senior secured and unitranche loans and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which the Company may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, the Company may also dynamically invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). The Company expects that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for the Company’s share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

The Company offers on a continuous basis up to $36.5 billion of common shares of beneficial interest pursuant to an offering registered with the Securities and Exchange Commission (“SEC”). The Company offers to sell any combination of three classes of common shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The initial purchase price for the common shares of beneficial interest was $25.00 per share. Thereafter, the purchase price per share for each class of common shares equals the net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date. Blackstone Securities Partners L.P. (the “Intermediary Manager”) will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in the offering. The Company also engages in private offerings of its common shares.

The Company accepted purchase orders and held investors’ funds in an interest-bearing escrow account until the Company received purchase orders for at least $100.0 million, excluding shares purchased by the Adviser, its affiliates and trustees and officers, in any combination of purchases of Class S shares, Class D shares and Class I shares, and the Company’s Board of Trustees (the “Board”) authorized the release of funds in the escrow account. As of January 7, 2021, the Company had satisfied the minimum offering requirement and commenced its operations after the Company’s Board had authorized the release of proceeds from escrow. As of such date, the Company issued and sold 32,560,141 shares (consisting of 2,750,840 Class S shares, and 29,809,301 Class I shares at an offering price of $25.00 per share; no Class D shares were issued or sold as of such date), and the escrow agent released net proceeds of approximately $814.0 million to the Company as payment for such shares.

References to the three months ended March 31, 2021 represent the period from January 7, 2021 (commencement of operations) to March 31, 2021.

Note 2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with U.S. GAAP. As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”). U.S. GAAP for an investment company requires investments to be recorded at fair value.

The interim consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 6 and Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with U.S. GAAP are omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of financial statements for the interim period presented, have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2022. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Such amounts could differ from those estimates and such differences could be material. Assumptions and estimates regarding the valuation of investments involve a higher degree of judgment and complexity and these assumptions and estimates may be significant to the consolidated financial statements. Actual results may ultimately differ from those estimates.

Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company.

As of March 31, 2022, the Company’s consolidated subsidiaries were BCRED Bard Peak Funding, LLC (“Bard Peak Funding”), BCRED Castle Peak Funding LLC (“Castle Peak Funding”), BCRED Denali Peak Funding LLC (“Denali Peak Funding”), BCRED Maroon Peak Funding LLC (“Maroon Peak Funding”), BCRED Twin Peaks LLC (“Twin Peaks”), BCRED Summit Peak Funding LLC (“Summit Peak Funding”), BCRED Bushnell Peak Funding LLC (“Bushnell Peak Funding”), BCRED Middle Peak Funding LLC (“Middle Peak Funding”) BCRED Granite Peak Funding LLC (“Granite Peak Funding”), BCRED Bison Peak Funding LLC (“Bison Peak Funding”), BCRED Blanca Peak Funding LLC (“Blanca Peak Funding”), BCRED Windom Peak Funding LLC (“Windom Peak Funding”), BCRED Monarch Peak Funding LLC (“Monarch Peak Funding”), BCRED Investments LLC, BCRED X Holdings LLC, BCRED BSL CLO 2021-1, LLC, BCRED BSL CLO 2021-2, LLC, and BCRED MML CLO 2021-1 LLC.

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of demand deposits and highly liquid investments, such as money market funds, with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Company deposits its cash and cash equivalents with financial institutions and, at times, may exceed the Federal Deposit Insurance Corporation insured limit.

Restricted cash and cash equivalents and restricted foreign currencies include amounts that are collected and are held by trustees who have been appointed as custodians of the assets securing certain of the Company’s financing transactions. Restricted cash and cash equivalents and restricted foreign currencies are held by the trustees for payment of interest expense and principal on the outstanding borrowings or reinvestment into new assets.

Investments

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

The Company is required to report its investments for which current market values are not readily available at fair value. The Company values its investments in accordance with ASC 820, Fair Value Measurements (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See “— Note 5. Fair Value Measurements.”

Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. The Company utilizes mid-market pricing (i.e., mid-point of average bid and ask prices) to value these investments. These market quotations are obtained from independent pricing services, if available; otherwise from at least two principal market makers or primary market dealers. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser does not adjust the prices unless it has a reason to believe market quotations are not reflective of the fair value of an investment. Examples of events that would cause market quotations to not reflect fair value could include cases when a security trades infrequently or not at all, causing a quoted purchase or sale price to become stale, or in the event of a “fire sale” by a distressed seller. All price overrides require approval from the Board.

Where prices or inputs are not available or, in the judgment of the Board, not reliable, valuation techniques based on the facts and circumstances of the particular investment will be utilized. Securities that are not publicly traded or for which market prices are not readily available are valued at fair value as determined in good faith by the Board, based on, among other things, the input of the Adviser, the Audit Committee of the Board (the “Audit Committee”) and independent valuation firms engaged on the recommendation of the Adviser and at the direction of the Board. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

With respect to the quarterly valuation of investments, the Company’s Board undertake a multi-step valuation process each quarter in connection with determining the fair value of our investments for which reliable market quotations are not readily available as of the last calendar day of each quarter, which includes, among other procedures, the following:

•

The valuation process begins with each investment being preliminarily valued by the Adviser’s valuation team in conjunction with the Adviser’s investment professionals responsible for each portfolio investment;

•

In addition, independent valuation firms engaged by the Board prepare quarter-end valuations of such investments except de minimis investments, as determined by the Adviser. The independent valuation firms provide a final range of values on such investments to the Board and the Adviser. The independent valuation firms also provide analyses to support their valuation methodology and calculations;

•

The Adviser’s Valuation Committee reviews each valuation recommendation to confirm they have been calculated in accordance with the valuation policy and compares such valuations to the independent valuation firms’ valuation ranges to ensure the Adviser’s valuations are reasonable;

•	The Adviser’s Valuation Committee makes valuation recommendations to the Audit Committee;

•

The Audit Committee reviews the valuation recommendations made by the Adviser’s Valuation Committee, including the independent valuation firms’ quarterly valuations, and once approved, recommends them for approval by the Board; and

•

The Board reviews the valuation recommendations of the Audit Committee and determines the fair value of each investment in the portfolio in good faith based on the input of the Audit Committee, the Adviser’s Valuation Committee and, where applicable, the independent valuation firms and other external service providers.

When the Company determines its NAV as of the last day of a month that is not also the last day of a calendar quarter, the Company intends to update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, pursuant to a process approved by the Board, the Adviser’s valuation team will generally value such assets at the most recent quarterly valuation unless the Adviser determines that a significant observable change has occurred since the most recent quarter end with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment using a range of values from an independent valuation firm, where applicable, in accordance with the Company’s valuation policy, pursuant to a process approved by the Board. Additionally, the Adviser may otherwise determine to update the most recent quarter end valuation of an investment without reliable market quotations that the Adviser considers to be material to the Company using a range of values from an independent valuation firm. Month-end NAV determinations are ratified subsequently by the Board at its next regularly scheduled meeting.

As part of the valuation process, the Board will take into account relevant factors in determining the fair value of our investments for which reliable market quotations are not readily available, many of which are loans, including and in combination, as relevant, of: (i) the estimated enterprise value of a portfolio company, (ii) the nature and realizable value of any collateral, (iii) the portfolio company’s ability to make payments based on its earnings and cash flow, (iv) the markets in which the portfolio company does business, (v) a comparison of the portfolio company’s securities to any similar publicly traded securities, and (vi) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity or debt sale occurs, the Board or its delegates will consider whether the pricing indicated by the external event corroborates its valuation.

The Board has and will continue to engage independent valuation firms to provide assistance regarding the determination of the fair value of the Company’s portfolio securities for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment each quarter, and the Board may reasonably rely on that assistance. However, the Board is responsible for the ultimate valuation of the portfolio investments at fair value as determined in good faith pursuant to the Company’s valuation policy and a consistently applied valuation process.

Receivables/Payables From Investments Sold/Purchased

Receivables/payables from investments sold/purchased consist of amounts receivable to or payable by the Company for transactions that have not settled at the reporting date. As of March 31, 2022 and December 31, 2021, the Company had $627.1 million and $663.6 million, respectively, of receivables for investments sold. As of March 31, 2022 and December 31, 2021, the Company had $3,034.5 million and $997.4 million, respectively, of payables for investments purchased.

Derivative Instruments

The Company recognizes all derivative instruments as assets or liabilities at fair value in its consolidated financial statements.

In the normal course of business, the Company has commitments and risks resulting from its investment transactions, which may include those involving derivative instruments. Derivative instruments are measured in terms of the notional contract amount and derive their value based upon one or more underlying instruments. While the notional amount gives some indication of the Company’s derivative activity, it generally is not exchanged, but is only used as the basis on which interest and other payments are exchanged. Derivative instruments are subject to various risks similar to non-derivative instruments including market, credit, liquidity, and operational risks. The Company manages these risks on an aggregate basis as part of its risk management process.

From time to time, the Company may enter into forward currency contracts which is an obligation between two parties to purchase or sell a specific currency for an agreed-upon price at a future date. The Company utilizes forward currency contracts to economically hedge the currency exposure associated with certain foreign-denominated debt issued by the Company. The use of forward currency contracts does not eliminate fluctuations in the price of the underlying debt the Company has, but establishes a rate of exchange in advance. Fluctuations in the value of these contracts are measured by the difference in the exchange rates on the contract date and reporting date and are recorded as unrealized appreciation (depreciation). Realized gains (losses) and unrealized appreciation (depreciation) on the contracts are included in the Consolidated Statements of Operations.

Additionally, the Company uses interest rate swaps to mitigate interest rate risk associated with the Company’s fixed rate liabilities. The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship, and therefore the change in fair value of the hedging instrument and hedged item are recorded in interest expense and recognized as components of interest expense in the Consolidated Statements of Operations. Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a derivative asset or derivative liability on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt. Changes in fair value of interest rate swaps entered into by the Company not designated as hedging instruments, are presented through current period gains or losses.

The fair value of the Company’s derivatives are recorded on the Consolidated Statements of Assets and Liabilities by counterparty on a net basis, not taking into account collateral posted which is recorded separately, if subject to an enforceable master netting agreement.

Forward Purchase Agreement

The Company was party to a forward purchase agreement (the “Facility Agreement”, defined in Note 7) whereby it is obligated to purchase certain assets that were acquired by the Financing Provider, subject to certain contingencies.

Forward purchase agreements are recognized at fair value through current period gains or losses on the date on which the contract is entered into and are subsequently re-measured at fair value. All forward purchase agreements are carried as assets when fair value is positive and as liabilities when fair value is negative. A forward purchase agreement is derecognized when the obligation specified in the contract is discharged, canceled or expired.

Foreign Currency Transactions

Amounts denominated in foreign currencies are translated into U.S. dollars on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates prevailing on the transaction dates.

The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations in translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations, if any. Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Revenue Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period. For the three months ended March 31, 2022 and 2021, the Company recorded $0.0 million and $0.9 million, respectively, in non-recurring income (e.g. prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts).

PIK Income

The Company has loans in its portfolio that contain payment-in-kind (“PIK”) provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Consolidated Statements of Operations. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through interest income. To maintain the Company’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of dividends, even though the Company has not yet collected cash. For the three months ended March 31, 2022 and 2021, the Company recorded PIK income of $21.4 million and $0.1 million, respectively.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies. For the three months ended March 31, 2022 and 2021, the Company recorded dividend income of $20.8 million and $0.0 million, respectively.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication and other miscellaneous fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered. For the three months ended March 31, 2022 and 2021, the Company recorded fee income of $0.6 million and $0.1 million, respectively.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection. As of March 31, 2022 and December 31, 2021, no loans in the portfolio were on non-accrual status.

Organization and Offering Expenses

Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Costs associated with the offering of the Company’s shares are capitalized as “deferred offering costs” on the Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s continuous offering.

For the three months ended March 31, 2022 and 2021, the Company accrued organization costs of $0.0 million and $1.1 million, and offering costs of $0.9 million and $0.8 million, respectively.

Deferred Financing Costs and Debt Issuance Costs

Deferred financing and debt issuance costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. These expenses are deferred and amortized into interest expense over the life of the related debt instrument using the straight-line method. Deferred financing costs related to revolving credit facilities are presented separately as an asset on the Company’s Statements of Assets and Liabilities. Debt issuance costs related to any issuance of installment debt or notes are presented net against the outstanding debt balance of the related security.

Income Taxes

The Company has elected to be treated as a BDC under the 1940 Act. The Company also has elected to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

For the three months ended March 31, 2022 and 2021, the Company incurred $0.1 million and $0.0 million, respectively, of U.S. federal excise tax.

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

To the extent that the Company has taxable income available, the Company intends to make monthly distributions to its shareholders. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Recent Accounting Pronouncements

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848),” which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts, hedging relationships, and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848), which expanded the scope of Topic 848 to include derivative instruments impacted by discounting transition. ASU 2020-04 and ASU 2021-01 are effective for all entities through December 31, 2022. The expedients and exceptions provided by the amendments do not apply to contract modifications and hedging relationships entered into or evaluated after December 31, 2022, except for hedging transactions as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The Company is currently evaluating the impact of the adoption of ASU 2020-04 and 2021-01 on its consolidated financial statements.

Note 3. Fees, Expenses, Agreements and Related Party Transactions

Investment Advisory Agreement

On October 5, 2020, the Company entered into an investment advisory agreement with the Adviser (the “Investment Advisory Agreement”), pursuant to which the Adviser manages the Company on a day-to-day basis. The Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.

The Investment Advisory Agreement is effective for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Investment Advisory Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations.

The Company pays the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the shareholders. Substantial additional fees and expenses may also be charged by the Administrator to the Company, which is an affiliate of the Adviser. The Adviser agreed to waive the management fee and incentive fee based on income through July 7, 2021.

Base Management Fee

The management fee is payable monthly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, net assets means the Company’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. The management fee calculation will be prorated for any partial months, including the first calendar month in which the Company commenced operations.

For the three months ended March 31, 2022, base management fees were $50.6 million. For the three months ended March 31, 2021, base management fees representing $4.4 million were fully waived. As of March 31, 2022 and December 31, 2021, $50.6 million and $35.0 million, respectively, was payable to the Adviser relating to management fees.

Incentive Fees

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of income and a portion is based on a percentage of capital gains, each as described below.

(i) Income based incentive fee

The portion based on the Company’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that are received from portfolio companies) accrued during the calendar quarter, minus operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement entered into between the Company and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns. Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Company pays its Adviser an income based incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•

100% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). The Company refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” This “catch-up” is meant to provide the Adviser with approximately 12.5% of Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•	12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized).

These calculations are prorated for any period of less than three months, including the first quarter the Company commenced operations, and are adjusted for any share issuances or repurchases during the relevant quarter.

(ii) Capital gains incentive fee

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

For the three months ended March 31, 2022, the Company accrued income based incentive fees of $48.1 million. For the three months ended March 31, 2021, the Company accrued income based incentive fees of $2.8 million which were fully waived. As of March 31, 2022 and December 31, 2021, there was $48.1 million and $36.0 million, respectively, payable to the Adviser for the income based incentive fees. For the three months ended March 31, 2022 and 2021, the Company accrued capital gains incentive fees of $(10.5) million and $2.8 million, respectively, none of which was payable under the Investment Advisory Agreement.

Administration Agreement

On October 5, 2020, the Company entered into an administration agreement (the “Administration Agreement”) with the Administrator. Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of the Company’s other service providers), preparing reports to shareholders and reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and other regulators, preparing materials and coordinating meetings of the Company’s Board, managing the payment of expenses, the payment of receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Company’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in Investment Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for the Company by such affiliate or third party. The Administrator hired a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Unless earlier terminated as described below, the Administration Agreement is effective for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations.

For the three months ended March 31, 2022 and 2021, the Company incurred $1.2 million and $0.3 million, respectively, in expenses under the Administration Agreement, which were recorded in “administrative service expenses” in the Company’s Consolidated Statements of Operations. As of March 31, 2022 and December 31, 2021, $1.2 million and $1.2 million, respectively, was unpaid and included in “due to affiliates” in the Consolidated Statements of Assets and Liabilities, respectively.

Sub-Administration Agreement

On October 5, 2020, the Administrator entered into a sub-administration agreement (the “Sub Administration Agreement”) with State Street Bank and Trust Company. The sub-administrator will receive compensation for its sub-administrative services under the Sub-Administration Agreement.

Intermediary Manager Agreement

On October 5, 2020, the Company entered into an intermediary manager agreement (the “Intermediary Manager Agreement”) with Blackstone Securities Partners L.P. (the “Intermediary Manager”), an affiliate of the Adviser. Pursuant to the Intermediary Manager Agreement, no upfront transaction fee will be paid with respect to Class S shares, Class D shares or Class I shares, however, if shareholders purchase Class S shares or Class D shares through certain financial intermediaries, they may directly charge shareholders transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Under the terms of the Intermediary Manager Agreement, the Intermediary Manager will serve as the intermediary manager for the Company’s public offering of its common shares. The Intermediary Manager will be entitled to receive shareholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.85% and 0.25% of the value of the Company’s net assets attributable to Class S and Class D shares, respectively, as of the beginning of the first calendar day of the month. No shareholder servicing and/or distribution fees will be paid with respect to Class I. The shareholder servicing and/or distribution fees will be payable to the Intermediary Manager, but the Intermediary Manager anticipates that all or a portion of the shareholder servicing fees and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers.

The Company will cease paying the shareholder servicing and/or distribution fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the offering on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including the shareholder servicing and/or distribution fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary offering. In addition, consistent with the exemptive relief allowing the Company to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), the Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. The Company may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.

The Intermediary Manager is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”).

The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Intermediary Manager Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Distribution and Servicing Plan

On October 5, 2020, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays the Intermediary Manager with respect to the Class S, Class D and Class I on an annualized basis as a percentage of the Company’s NAV for such class.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	—

The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

The Intermediary Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

For the three months ended March 31, 2022 and 2021, the Company accrued distribution and shareholder servicing fees of $9.5 million and $0.4 million, which were attributable to Class S shares, respectively. For the three months ended March 31, 2022 and 2021, the Company accrued distribution and shareholder servicing fees of $0.4 million and $0.0 million, which were attributable to Class D shares, respectively.

Expense Support and Conditional Reimbursement Agreement

On October 5, 2020, the Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain Company expenses on the Company’s behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

The following table presents a summary of Expense Payments and the related Reimbursement Payments since the Company’s commencement of operations:

For the Month Ended	Expense Payments by Adviser	Reimbursement Payments to Adviser	Unreimbursed Expense Payments
January 31, 2021	$1,608	$—	$1,608
February 28, 2021	591	—	591

Total	$2,199	$—	$2,199

For the three months ended March 31, 2022 and 2021, the Adviser made Expense Payments in the amount of $0.0 million and $2.2 million, respectively. For the three months ended March 31, 2022 and 2021, there were Reimbursement Payments made to the Adviser.

Escrow Agreement

On October 5, 2020, the Company entered into an escrow agreement (the “Escrow Agreement”) with UMB Bank, N.A. The Company received purchase orders and held investors’ funds in an interest-bearing escrow account until it received purchase orders for at least $100 million (excluding any shares purchased by the Adviser, its affiliates and the Company’s trustees and officers but including any shares purchased in any private offerings), and the Board has authorized the release of the escrowed purchase order proceeds to the Company, which occurred on January 7, 2021.

Controlled/Affiliated Portfolio Companies

Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying consolidated financial statements, including the Consolidated Schedule of Investments.

The Company has made investments in controlled/affiliated companies, including BCRED Emerald JV (“JV”) and Specialty Lending Company (“SLC”). For further description of the JV, see “Note 10. BCRED Emerald JV”. On October 11, 2021, a wholly-owned subsidiary of the Company and a third-party investor entered into a limited liability company agreement with respect to a controlled/affiliated operating company, SLC. SLC is a specialty finance company focused on investing in consumer credit and is led by a management team with deep expertise in the consumer finance industry. The investment in SLC allows the Company to gain exposure to a different asset class than its core investing focus of senior secured lending to private U.S. companies. At the time of the transaction, the wholly-owned subsidiary of the Company and the third-party investor each committed $315 million and $35 million, respectively, to SLC. The Company does not consolidate its equity interest in SLC.

Note 4. Investments

The composition of the Company’s investment portfolio at cost and fair value was as follows:

	March 31, 2022			December 31, 2021
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$34,014,336	$33,999,054	90.00%	$28,076,107	$28,143,451	91.39%
Second lien debt	2,114,884	2,113,723	5.60	1,799,656	1,813,872	5.89
Unsecured debt	27,500	26,088	0.07	6,061	5,842	0.02
Structured finance investments	341,529	332,554	0.88	287,275	286,610	0.93
Investment in joint venture	733,404	738,201	1.95	—	—	—
Equity investments (1)	544,968	567,854	1.50	528,924	545,918	1.77

Total	$37,776,621	$37,777,474	100.00%	$30,698,023	$30,795,693	100.00%

(1)	Includes equity investment in SLC.

The industry composition of investments at fair value was as follows:

	March 31, 2022	December 31, 2021
Aerospace & Defense	1.51%	1.14%
Air Freight & Logistics	2.87	2.94
Airlines	0.11	0.10
Auto Components	0.28	0.28
Beverages	0.21	0.10
Building Products	2.29	2.89
Capital Markets	0.62	0.52
Chemicals	0.81	0.63
Commercial Services & Supplies	5.34	5.50
Construction Materials	0.12	0.08
Construction & Engineering	0.92	1.08
Containers & Packaging	1.26	0.78
Distributors	0.83	0.99
Diversified Consumer Services	3.87	4.36
Diversified Financial Services (1)	2.95	3.33
Diversified Telecommunication Services	0.60	0.65
Electrical Equipment	2.03	2.45
Electronic Equipment, Instruments & Components	0.32	0.32
Electric Utilities	0.13	0.16
Energy Equipment & Services	0.11	0.14
Entertainment	0.14	0.09
Food Products	0.10	0.12
Health Care Equipment & Supplies	1.71	1.77
Health Care Providers & Services	11.70	11.34
Health Care Technology	1.45	1.58
Hotels, Restaurants & Leisure	1.00	0.54
Household Durables	0.37	0.30
Industrial Conglomerates	0.68	0.54
Insurance	4.26	4.40
Interactive Media & Services	0.38	0.24

	March 31, 2022	December 31, 2021
Internet & Direct Marketing Retail	3.19	2.52
IT Services	5.03	5.74
Investment in Joint Venture	1.95	—
Leisure Products	0.29	0.35
Life Sciences Tools & Services	0.82	0.93
Machinery	0.19	0.34
Marine	0.59	0.72
Media	0.44	0.35
Metals & Mining	0.18	0.16
Oil, Gas & Consumable Fuels	0.37	0.18
Paper & Forest Products	0.30	0.37
Personal Products	0.10	—
Pharmaceuticals	0.82	0.25
Professional Services	12.96	14.27
Real Estate Management & Development	0.61	0.76
Road & Rail	0.21	0.25
Software	18.69	18.61
Specialty Retail	0.45	0.46
Technology Hardware, Storage & Peripherals	0.17	0.20
Textiles, Apparel & Luxury Goods	0.09	0.11
Trading Companies & Distributors	1.14	0.88
Transportation Infrastructure	2.32	3.10
Wireless Telecommunication Services	0.12	0.09

Total	100.00%	100.00%

(1)	Includes equity investment in SLC.

The geographic composition of investments at cost and fair value was as follows:

	March 31, 2022
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$35,378,157	$35,398,946	93.70%	197.73%
Europe	1,522,952	1,509,811	4.00	8.43
Canada	532,893	535,551	1.42	2.99
Cayman Islands	342,619	333,166	0.88	1.86

Total	$37,776,621	$37,777,474	100.00%	211.01%

	December 31, 2021
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$28,955,027	$29,050,466	94.32%	226.00%
Europe	1,190,619	1,190,884	3.87	9.26
Canada	267,830	270,342	0.88	2.10
Cayman Islands	279,365	278,788	0.91	2.17
Australia	5,182	5,213	0.02	0.04

Total	$30,698,023	$30,795,693	100.00%	239.57%

As of March 31, 2022 and December 31, 2021, no loans in the portfolio were on non-accrual status.

As of March 31, 2022 and December 31, 2021, on a fair value basis, approximately 99.6% and 99.6%, respectively, of our performing debt investments bore interest at a floating rate and approximately 0.4% and 0.4%, respectively, of our performing debt investments bore interest at a fixed rate.

Note 5. Fair Value Measurements and Derivative Instruments

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date.

The fair value hierarchy under ASC 820 prioritizes the inputs to valuation methodology used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three levels of the fair value hierarchy are as follows:

•

Level 1: Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

•

Level 2: Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

•

Level 3: Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include debt and equity investments in privately held entities, collateralized loan obligations (“CLOs”) and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. Transfers between levels, if any, are recognized at the beginning of the quarter in which the transfer occurs.

In addition to using the above inputs in investment valuations, the Company applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Company evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Company subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment.

In the absence of independent, reliable market quotes, an enterprise value analysis is typically performed to determine the value of equity investments, control debt investments and non-control debt investments that are credit-impaired, and to determine if debt investments are credit impaired. Enterprise value (“EV”) means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. When an investment is valued using an EV analysis, the EV of a portfolio company is first determined and allocated over the portfolio company’s securities in order of their preference relative to one another (i.e. “waterfall” allocation).

If debt investments are credit-impaired, which occurs when there is insufficient coverage under the EV analysis through the respective investment’s position in the capital structure, the Adviser uses the enterprise value “waterfall” approach or a recovery method (if a liquidation or restructuring is deemed likely) to determine fair value. For debt investments that are not determined to be credit-impaired, the Adviser uses a market interest rate yield analysis (discussed below) to determine fair value.

The Adviser will generally utilize approaches including the market approach, the income approach or both approaches, as appropriate, when calculating EV. The primary method for determining EV for non-control investments, and control investments without reliable projections, uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) or another key financial metric (e.g. such as revenues, cash flows or net income) (“Performance Multiple”). Performance Multiples are typically determined based upon a review of publicly traded comparable companies and market comparable transactions, if any. The second method for determining EV (and primary method for control investments with reliable projections) uses a discounted cash flow analysis whereby future expected cash flows and the anticipated terminal value of the portfolio company are discounted to determine a present value using estimated discount rates. The income approach is generally used when the Adviser has visibility into the long term projected cash flows of a portfolio company, which is more common with control investments.

Subsequently, for non-control debt investments that are not credit-impaired, and where there is an absence of available market quotations, fair value is determined using a yield analysis. To determine fair value using a yield analysis, the expected cash flows are projected based on the contractual terms of the debt security and discounted back to the measurement date based on a market yield. A market yield is determined based upon an assessment of current and expected market yields for similar investments and risk profiles. The Company considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the enterprise value of the portfolio company. As debt investments held by the Company are substantially illiquid with no active transaction market, the Company depends on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable. The fair value of loans with call protection is generally capped at par plus applicable prepayment premium in effect at the measurement date.

The following table presents the fair value hierarchy of financial instruments:

	March 31, 2022
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$8,246,171	$25,752,883	$33,999,054
Second lien debt	—	1,157,449	956,274	2,113,723
Unsecured debt	—	26,088	—	26,088
Structured finance obligations	—	78,828	253,726	332,554
Equity investments (1)	—	—	567,854	567,854

Total investments	—	9,508,536	27,530,737	37,039,273
Investments measured at NAV (2)	—	—	—	738,201

Total	$—	$9,508,536	$27,530,737	$37,777,474

	December 31, 2021
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$5,096,942	$23,046,509	$28,143,451
Second lien debt	—	1,013,739	800,133	1,813,872
Unsecured debt	—	5,842	—	5,842
Structured finance obligations	—	81,018	205,592	286,610
Equity investments (1)	—	—	545,918	545,918

Total investments	$—	$6,197,541	$24,598,152	$30,795,693

(1)	Includes equity investment in SLC
(2)	Includes equity investment in Joint Venture (refer to Note 10)

The following table presents change in the fair value of financial instruments for which Level 3 inputs were used to determine the fair value:

	Three Months Ended March 31, 2022
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Fair value, beginning of period	$23,046,509	$800,133	$205,592	$545,918	$24,598,152
Purchases of investments	3,045,406	152,844	54,225	38,670	3,291,145
Proceeds from principal repayments and sales of investments	(335,584)	(50)	—	(22,769)	(358,403)
Accretion of discount/amortization of premium	20,606	502	21	—	21,129
Net realized gain (loss)	961	23	—	144	1,128
Net change in unrealized appreciation (depreciation)	(5,515)	210	(6,112)	5,891	(5,526)
Transfers into Level 3 (1)	229,362	61,765	—	—	291,127
Transfers out of Level 3 (1)	(248,862)	(59,153)	—	—	(308,015)

Fair value, end of period	$25,752,883	$956,274	$253,726	$567,854	$27,530,737

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of March 31, 2022 included in net unrealized appreciation (depreciation) on the Consolidated Statements of Operations	$(3,352)	$(2,491)	$(5,408)	$5,891	$(5,360)

	Three Months Ended March 31, 2021
	First Lien Debt	Second Lien Debt	Equity	Total Investments	Forward Purchase Obligation
Fair value, beginning of period	$—	$—	$—	$—	$—
Purchases of investments	2,576,285	175,408	7,360	2,759,053	—
Proceeds from principal repayments and sales of investments	(20,023)	—	—	(20,023)	(1,461)
Accretion of discount/amortization of premium	1,392	11	—	1,403	—
Net realized gain (loss)	(15)	—	—	(15)	1,461
Net change in unrealized appreciation (depreciation)	8,926	4,169	—	13,095	1,910

Fair value, end of period	$2,566,565	$179,588	$7,360	$2,753,513	$1,910

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of March 31, 2021 included in net unrealized appreciation (depreciation) on the Consolidated Statements of Operations	$8,926	$4,169	$—	$13,095	$1,910

(1)	For the three months ended March 31, 2022 and 2021, there were no transfers into or out of Level 3.

The following table presents quantitative information about the significant unobservable inputs of the Company’s Level 3 financial instruments. The table is not intended to be all-inclusive but instead captures the significant unobservable inputs relevant to the Company’s determination of fair value.

	March 31, 2022
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$24,626,140	Yield analysis	Discount rate	5.30%	10.16%	8.28%
	1,126,743	Market quotations	Broker quoted price	92.00	101.00	98.79

	25,752,883
Investments in second lien debt	615,853	Yield analysis	Discount rate	8.84%	12.91%	10.00%
	340,421	Market quotations	Broker quoted price	97.00	101.50	99.16

	956,274
Investments in structured finance	253,726	Market quotations	Broker quoted price	93.24	100.00	96.69
Investments in equity	113,953	Market approach	Performance multiple	7.50x	31.28x	20.09x
	10,726	Option pricing model	Expected volatility	49.00%	49.00%	49.00%
	253,275	Yield analysis	Discount rate	10.86%	12.37%	11.63%
	189,900	Recent transaction	Transaction price	100.00%	100.00%	100.00%

	567,854

Total	$27,530,737

	December 31, 2021
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$22,414,991	Yield analysis	Discount rate	4.68%	10.34%	7.40%
	631,518	Market quotations	Broker quoted price	98.00	100.25	99.49

	23,046,509
Investments in second lien debt	400,584	Yield analysis	Discount rate	8.15%	13.04%	9.98%
	399,549	Market quotations	Broker quoted price	98.00	101.50	99.07

	800,133
Investments in structured finance	205,592	Market quotations	Broker quoted price	96.69	100.00	99.23
Investments in equity	74,022	Market approach	Performance multiple	7.25x	31.28x	21.38x
	22,722	Option pricing model	Expected volatility	30.00%	49.00%	38.24%
	236,774	Yield analysis	Discount rate	10.89%	12.19%	11.50%
	212,400	Recent transaction	Transaction price	100.00%	100.00%	100.00%

	545,918

Total	$24,598,152

(1)	Weighted averages are calculated based on fair value of investments.

The significant unobservable input used in the yield analysis is the discount rate based on comparable market yields. The significant unobservable input used for market quotations are broker quoted prices provided by independent pricing services. The significant unobservable input used under the market approach is the performance multiple. Significant increases in discount rates would result in a significantly lower fair value measurement. Significant decreases in quoted prices or performance multiples would result in a significantly lower fair value measurement.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

Derivatives

Certain information related to the Company’s derivative instruments as of March 31, 2022 and December 31, 2021 is presented below.

	March 31, 2022
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contract	$—	$—	$—	$—	$—
Interest rate swaps	—	4,612	—	4,612	1,250,000

Gross Fair Value	—	4,612	—	4,612	1,250,000

		Counterparty Netting		(4,175)

		Net Fair Value		$437

Derivative Liabilities
Foreign currency forward contract	$—	$(11,957)	$—	$(11,957)	$469,057
Interest rate swaps	—	(34,276)	—	(34,276)	2,700,000

Gross Fair Value	—	(46,233)	—	(46,233)	3,169,057

		Counterparty Netting		4,175

		Net Fair Value		(42,058)

Total Fair Value				$(41,621)

	December 31, 2021
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contract	—	—	1,505	1,505	423,123

Net fair value of derivative assets are included in the Statements of Financial Condition as other assets. Net fair value of derivative liabilities are included in the Statements of Financial Condition as Accrued expenses and other liabilities. In the above table all foreign currency derivatives are not designated in hedge relationships. All interest rate swaps are designated in fair value hedge relationships.

As of December 31, 2021, there were no derivative liabilities and no counterparty netting was applied.

Financial Instruments Not Carried at Fair Value

Debt

	March 31, 2022		December 31, 2021
	Net Carrying Value (1)(3)	Fair Value	Net Carrying Value (1)(3)	Fair Value
Bard Peak Funding Facility	$679,000	$679,000	$879,000	$879,000
Castle Peak Funding Facility	1,170,753	1,170,753	1,171,809	1,171,809
Maroon Peak Funding Facility	800,000	800,000	483,952	483,952
Summit Peak Funding Facility	781,742	781,742	1,643,154	1,643,154
Denali Peak Funding Facility	506,400	506,400	668,400	668,400
Bushnell Peak Funding Facility	395,500	395,500	395,500	395,500
Granite Peak Funding Facility	198,000	198,000	248,000	248,000
Middle Peak Funding Facility	720,550	720,550	799,550	799,550
Bison Peak Funding Facility	1,200,000	1,200,000	1,320,800	1,320,800

	March 31, 2022		December 31, 2021
	Net Carrying Value (1)(3)	Fair Value	Net Carrying Value (1)(3)	Fair Value
Blanca Peak Funding Facility	892,800	892,800	892,800	892,800
Windom Peak Funding Facility	764,187	764,187	989,759	989,759
Monarch Peak Funding Facility	513,400	513,400	567,400	567,400
Revolving Credit Facility	636,621	636,621	1,144,422	1,144,422
June 2024 Notes	425,611	428,502	431,854	431,738
June 2026 Notes	397,115	376,360	396,952	390,400
September 2024 Notes	356,155	359,059	361,805	359,232
December 2026 Notes	1,231,423	1,253,402	1,227,844	1,218,850
November 2026 Eurobonds (2)	546,898	508,841	563,695	564,473
November 2024 Notes	487,496	491,358	496,054	499,946
March 2027 Notes	987,407	918,044	987,298	1,010,942
January 2025 Notes	486,844	490,752	—	—
January 2029 Notes	638,775	602,420	—	—
March 2025 Notes	892,040	913,514	—	—
2021-1 BSL Debt	661,930	662,129	661,910	663,148
2021-2 Debt	504,157	503,016	504,124	505,750
MML 2021-1 Debt	685,778	690,000	685,696	690,000
MML 2022-1 Debt	753,548	759,000	—	—
Short-Term Borrowings	759,125	759,125	718,156	718,156

Total	$19,073,255	$18,974,475	$18,239,934	$18,257,181

(1)

The carrying value of the Company’s June 2024 Notes, June 2026 Notes, September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes and March 2025 Notes are presented net of unamortized debt issuance costs of $2.9 million, $2.9 million, $2.9 million, $22.0 million, $6.6 million, $3.9 million, $12.6 million, $3.9 million, $11.2 million and $8.0 million, respectively, as of March 31, 2022. The carrying value of the Company’s June 2024 Notes, September 2024 Notes, June 2026 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes and March 2027 Notes are presented net of unamortized debt issuance costs of $3.1 million, $3.2 million, $3.0 million, $22.2 million, $6.3 million, $3.9 million and $12.7 million, respectively, as of December, 31 2021.

(2)	The 2026 Eurobonds are denominated in Euros and were converted from local currency (EUR) to U.S. Dollars at the time of the transaction.
(3)

The carrying value of the Company’s 2021-1 BSL Debt, 2021-2 Debt, MML 2021-1 Debt and MML 2022-1 Debt is presented net of unamortized debt issuance costs of $1.1 million, $1.6 million, $4.2 million and $5.5 million as of March 31, 2022. The carrying value of the Company’s 2021-1 BSL Debt, 2021-2 Debt and MML 2021-1 Debt is presented net of unamortized debt issuance costs of $1.1 million, $1.7 million and $4.3 million as of December 31, 2021.

The following table presents fair value measurements of the Company’s debt obligations as of March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Level 1	$—	$—
Level 2	5,537,390	3,653,442
Level 3	13,437,085	14,603,739

Total debt	$18,974,475	$18,257,181

Financial Instruments Not Carried at Fair Value

As of March 31, 2022 and 2021, the carrying amounts of the Company’s assets and liabilities, other than investments at fair value and debt, approximate fair value due to their short maturities.

The carrying amounts of the Company’s financial assets and liabilities, other than investments at fair value and the forward purchase obligation, approximate fair value. These financial instruments are categorized as Level 3 within the hierarchy.

Note 6. Borrowings

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of March 31, 2022 and December 31, 2021, the Company’s asset coverage was 193.4% and 170.2%.

SPV Financing Facilities

The following wholly-owned subsidiaries of the Company have entered into secured financing facilities, as described below: Bard Peak Funding, Castle Peak Funding, Maroon Peak Funding, Summit Peak Funding, Denali Peak Funding, Bushnell Peak Funding, Granite Peak Funding, Middle Peak Funding, Bison Peak Funding, Blanca Peak Funding, Monarch Peak and Windom Peak Funding, which are collectively referred to as the “SPVs”, and the secured financing facilities described below are collectively referred to as the “SPV Financing Facilities”.

The obligations of each SPV to the lenders under the applicable SPV Financing Facility are secured by a first priority security interest in all of the applicable SPV’s portfolio investments and cash. The obligations of each SPV under the applicable SPV Financing Facility are non-recourse to the Company, and the Company’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the SPV Financing Facilities, the applicable SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Each SPV Financing Facility contains customary events of default for similar financing transactions, including if a change of control of the applicable SPV occurs. Upon the occurrence and during the continuation of an event of default, the lenders under the applicable SPV Financing Facility may declare the outstanding advances and all other obligations under the applicable SPV Financing Facility immediately due and payable. The occurrence of an event of default (as described above) triggers a requirement that the applicable SPV obtain the consent of the lenders under the applicable SPV Financing Facility prior to entering into any sale or disposition with respect to portfolio investments.

As of March 31, 2022 and December 31, 2021, the Company was in compliance with all covenants and other requirements of the SPV Financing Facilities.

Bard Peak Funding Facility

On March 15, 2021, Bard Peak Funding, a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Bard Peak Funding Facility”) with BNP Paribas (“BNPP”). BNPP serves as administrative agent, Wells Fargo Bank, National Association, serves as collateral agent, and the Company serves as servicer under the Bard Peak Funding Facility.

Advances under the Bard Peak Funding Facility initially bear interest at a per annum rate equal to the three-month LIBOR in effect, plus an applicable margin of 1.55% to 2.15% per annum depending on the nature of the advances being requested under the credit facility. After March 15, 2024, the applicable margin on all outstanding advances will be 3.15% per annum. Effective July 15, 2021, Bard Peak Funding will pay a commitment fee of 0.90% per annum if the unused facility amount is greater than 50% or 0.35% per annum if the unused facility amount is less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments until March 15, 2024, in addition to certain other fees as agreed between Bard Peak Funding and BNPP.

The initial principal amount of the commitments under the Bard Peak Funding Facility was $600 million. Effective July 23, 2021, October 29, 2021, November 18, 2021 and December 15, 2021, the maximum commitment amount of the Bard Peak Funding Facility was $1,000 million, $1,500 million, $1,950 million and $1,650 million, respectively. Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bard Peak Funding and to make advances under delayed draw term loans and revolving loans where Bard Peak Funding is a lender. The period during which Bard Peak Funding may make borrowings under the Bard Peak Funding Facility expires on March 15, 2024, and the Bard Peak Funding Facility will mature and all amounts outstanding under credit facility must be repaid by March 15, 2026.

On March 15, 2021, concurrent with the closing of the Bard Peak Funding Facility, Maple Park (as defined in Note 7) merged with and into Bard Peak Funding (the “Merger”) pursuant to an Agreement and Plan of Merger, with Bard Peak Funding the surviving entity of the Merger.

Upon consummation of the Merger, Bard Peak Funding used the proceeds of borrowings under the Bard Peak Funding Facility to repay in full all outstanding indebtedness under the Syndicated Warehouse (as defined in Note 7); and to redeem in full the Subordinated Notes (as defined in Note 7).

Castle Peak Funding Facility

On January 8, 2021, Castle Peak Funding entered into a senior secured revolving credit facility (the “Castle Peak Funding Facility”) with Citibank, N.A. (“Citi”). Citi serves as administrative agent, Wilmington Trust, National Association, serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Castle Peak Funding Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Castle Peak Funding Facility initially bear interest at a per annum rate equal to the three-month LIBOR, plus the applicable margin of 1.50% per annum. Advances used to finance the purchase or origination of middle market loans under the Castle Peak Funding Facility initially bear interest at a per annum rate equal to LIBOR plus the applicable margin of 2.00% per annum. After January 8, 2024, the applicable margin on outstanding advances will be increased by 1.00% per annum. Castle Peak Funding pays a commitment fee of 1.85% per annum if the unused facility amount is greater than 30% or 0.50% per annum if the unused facility amount is less than or equal to 30% and greater than 10%, based on the average daily unused amount of the financing commitments until January 8, 2024, in addition to certain other fees as agreed between Castle Peak Funding and Citi.

The initial principal amount of the Castle Peak Funding Facility was $200 million. Effective March 15, 2021, July 15, 2021 and December 21, 2021, the maximum commitment amount of the revolving credit commitments under the credit facility was $800 million, $1,300 million and $1,600 million, respectively. Proceeds from borrowings under the Castle Peak Funding Facility may be used to fund portfolio investments by Castle Peak Funding and to make advances under revolving loans or delayed draw term loans where Castle Peak Funding is a lender. The period during which Castle Peak Funding may make borrowings under the Castle Peak Funding Facility expires on January 8, 2024, and the Castle Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by January 8, 2026.

Maroon Peak Funding Facility

On January 28, 2021, Maroon Peak Funding entered into a senior secured revolving credit facility (the “Maroon Peak Funding Facility”) with Morgan Stanley Bank, N.A. (“MS”). Morgan Stanley Senior Funding,

Inc. serves as administrative agent , U.S. Bank National Association, serves as collateral agent and the Company serves as collateral manager under the Maroon Peak Funding Facility.

Advances may be used to finance the purchase or origination of broadly syndicated loans under the Maroon Peak Funding Facility and initially bear interest at a per annum rate equal to the three-month LIBOR then in effect plus the applicable spread of 1.30% per annum. After January 28, 2022, the applicable spread on outstanding advances will increase to 2.00% per annum. Effective July 28, 2021, Maroon Peak Funding will pay a commitment fee of 0.50% per annum if the unused facility amount is greater than 10% based on the average daily unused amount of the financing commitments, in addition to certain other fees as agreed between Maroon Peak Funding and MS.

The initial principal amount of the Maroon Peak Funding Facility was $500 million. On February 26, 2021, March 23, 2021, June 29, 2021 and February 25, 2022, the maximum commitment amount of the revolving credit commitments under the credit facility was increased to $560 million, $1.0 billion, $700 million and $800 million, respectively. Proceeds from borrowings under the Maroon Peak Funding Facility may be used to fund portfolio investments by Maroon Peak Funding and to make advances under revolving loans or delayed draw term loans where Maroon Peak Funding is a lender. All amounts outstanding under the Maroon Peak Funding Facility must be repaid by October 13, 2023, unless the parties have entered into an extension agreement.

Summit Peak Funding Facility

On March 3, 2021, Summit Peak Funding entered into a senior secured revolving credit facility (which was subsequently amended and restated on May 12, 2021 and as further amended from time to time, the “Summit Peak Funding Facility”) with Société Générale (“SG”). SG serves as agent, Wilmington Trust, National Association, serves as collateral agent, custodian and collateral administrator and the Company serves as servicer under the Summit Peak Funding Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Summit Peak Funding Facility initially bear interest at a blended per annum rate adjusted monthly based on the proportion of the broadly syndicated loans in the portfolio to the proportion of middle market loans in the portfolio, with the rate attributable to broadly syndicated loans equal to the three-month LIBOR plus the applicable margin of 1.50% per annum, and the rate attributable to middle market loans equal to LIBOR plus the applicable margin of 2.15% per annum, and with such blended rate subject to a floor of LIBOR plus 2.00% per annum. Effective September 3, 2021, Summit Peak Funding will pay a commitment fee of 0.25% per annum if the unused facility amount is greater than 25% based on the average daily unused amount of the financing commitments, and effective January 3, 2022, such fee shall increase to 0.40% per annum, terminating on March 1, 2024, in addition to certain other fees as agreed between Summit Peak Funding and SG.

The initial principal amount of the Summit Peak Funding Facility is $500 million. Effective May 12, 2021, October 29, 2021 and March 17, 2022, the maximum commitment amount of the Summit Peak Funding Facility was $1,000 million, $2,000 million and $2,300 million, respectively. Proceeds from borrowings under the Summit Peak Funding Facility may be used to fund portfolio investments by Summit Peak Funding and to make advances under revolving loans or delayed draw term loans where Summit Peak Funding is a lender. The period during which Summit Peak Funding may make borrowings under the Summit Peak Funding Facility expires on March 1, 2024, and the Summit Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by March 3, 2026.

Denali Peak Funding Facility

Pursuant to the Purchase Agreement (as discussed in Note 11), Denali Peak Funding is now indirectly wholly-owned by the Company. Denali Peak Funding is party to a senior secured revolving credit facility (the “Denali Peak Funding Facility”), dated as of October 11, 2018, with Deutsche Bank AG, New York Branch

(“DB”), which credit facility was indirectly assumed by the Company pursuant to the Purchase Agreement. DB serves as agent, U.S. Bank National Association serves as collateral agent and collateral custodian and Twin Peaks (as discussed in Note 11) serves as servicer under the Denali Peak Funding Facility.

Advances under the Denali Peak Funding Facility initially bear interest at a per annum rate equal to the three-month LIBOR, plus the applicable margin of 2.00% per annum. After October 11, 2021, the applicable margin on outstanding advances was increased by 0.25% per annum.

The initial principal amount of the Denali Peak Funding Facility was $200 million, which was fully drawn. Effective September 30, 2021, October 20, 2021 and March 9, 2022, the maximum commitment amount of the Denali Peak Funding Facility was $600, $675 million and $750 million, respectively. Proceeds from borrowings under the Denali Peak Funding Facility may be used to fund portfolio investments by Denali Peak Funding and to make advances under revolving loans where Denali Peak Funding is a lender. Effective September 30, 2021, the period during which Denali Peak Funding may make borrowings under the Denali Peak Funding Facility expires on September 30, 2024, and the Denali Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by September 30, 2026.

Bushnell Peak Funding Facility

On May 12, 2021, Bushnell Peak Funding, a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Bushnell Peak Funding Facility”) with Bank of America, N.A. (“Bank of America”). Bank of America serves as administrative agent, Wells Fargo Bank, N.A. serves as collateral administrator and the Company serves as investment adviser under the Bushnell Peak Credit Facility.

Advances under the Bushnell Peak Credit Facility bear interest at a per annum rate equal to the “base rate” (which is the greatest of (i) the sum of (A) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (B) 0.5%, (ii) the prime rate as publicly announced by Bank of America and (iii) one month LIBOR) plus the applicable margin of 1.35% per annum. Bushnell Peak Funding is required to utilize a minimum percentage of the financing commitments (the “Minimum Utilization Amount”), which amount is equal to 80% of the aggregate commitments beginning one month after the closing date of the Bushnell Peak Credit Facility and thereafter. Unused amounts below the Minimum Utilization Amount accrue a fee at a rate of 1.35% per annum. In addition, Bushnell Peak Funding will pay an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of the Minimum Utilization Amount, commencing one month after the closing date of the Bushnell Peak Credit Facility.

The initial principal amount of the Bushnell Peak Credit Facility is $425 million. Effective December 6, 2021, the maximum commitment amount of the Bushnell Peak Funding Facility was increased to $600 million. Proceeds from borrowings under the Bushnell Peak Credit Facility may be used to fund portfolio investments by Bushnell Peak Funding and to make advances under revolving loans or delayed draw term loans where Bushnell Peak Funding Facility is a lender. All amounts outstanding under the Bushnell Peak Credit Facility must be repaid by the date that is two years after the closing date of the Bushnell Peak Credit Facility.

Granite Peak Funding Facility

On June 17, 2021, Granite Peak Funding, a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Granite Peak Funding Facility”) with Goldman Sachs Bank USA (“GS”). GS serves as administrative agent, Wilmington Trust, National Association, serves as collateral agent, custodian and collateral administrator, and the Company serves as servicer under the Granite Peak Funding Facility.

Advances under the Granite Peak Funding Facility initially bear interest at a per annum rate equal to, in the case of dollar advances, three-month LIBOR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.10% per annum. Commencing on October 15, 2021, Granite Peak Funding will pay an unused commitment fee of 0.25% per annum on the average daily unused commitments under the Granite Peak Funding Facility, which fee shall increase to 0.40% per annum from and after January 13, 2022. The unused commitment fee will be payable only when more than 25% of the total commitments under the Granite Peak Funding Facility are unused, and will terminate when Granite Peak Funding is no longer permitted to make borrowings under the Granite Peak Funding Facility. Granite Peak Funding will also pay to GS an administrative agency fee at a rate of 0.15% per annum on the aggregate principal amount of outstanding advances under the Granite Peak Funding Facility, in addition to certain other fees as agreed between Granite Peak Funding and GS.

The initial principal amount of the commitments under the Granite Peak Funding Facility is $250 million. Proceeds from borrowings under the Granite Peak Funding Facility may be used to fund portfolio investments by Granite Peak Funding and to make advances under delayed draw term loans and revolving loans where Granite Peak Funding is a lender. The period during which Granite Peak Funding may make borrowings under the Granite Peak Funding Facility expires on June 17, 2024, and the Granite Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by June 17, 2026.

Middle Peak Funding Facility

On June 30, 2021, Middle Peak Funding, a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Middle Peak Funding Facility”) with MS. MS serves as agent, Wilmington Trust, National Association, serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Middle Peak Funding Facility.

Advances under the Middle Peak Funding Facility initially bear interest at a per annum rate equal to, in the case of dollar advances, three-month LIBOR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin. The applicable margin will initially be 1.60% per annum for advances used to finance the purchase or origination of broadly syndicated loans, and 2.00% per annum for advances used to finance the purchase or origination of middle market loans. Effective December 30, 2021, the applicable margin for all advances will be 2.00% per annum, and will increase to 2.10% per annum effective on June 30, 2024. Effective October 30, 2021, Middle Peak Funding pays a commitment fee of 0.35% per annum if the unused facility amount is greater than 10% based on the average daily unused amount of the financing commitments, terminating on June 30, 2024. Effective October 30, 2021, Middle Peak Funding pays interest on an interest-only loan in the notional amount of the aggregate commitments under the Middle Peak Funding Facility, in an amount of 0.15% per annum if the unused facility amount is greater than 10% based on the average daily unused amount of the financing commitments, terminating on June 30, 2024, in addition to certain other fees as agreed between Middle Peak Funding and MS.

The initial principal amount of the Middle Peak Funding Facility is $500 million. On October 22, 2021, the Company amended the Middle Peak Funding Facility to, among other things, increase the maximum commitment amount to $800 million from $500 million. Proceeds from borrowings under the Middle Peak Funding Facility may be used to fund portfolio investments by Middle Peak Funding and to make advances under revolving loans or delayed draw term loans where Middle Peak Funding is a lender. The period during which Middle Peak Funding may make borrowings under the Middle Peak Funding Facility expires on June 30, 2024, and the Middle Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by January 3, 2033.

Bison Peak Funding Facility

On July 23, 2021, Bison Peak Funding, a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Bison Peak Funding Facility”) with Bank of America. Bank of America serves as administrative agent, Wilmington Trust, National Association, serves as collateral administrator and the Company serves as manager under the Bison Peak Funding Facility.

Advances under the Bison Peak Funding Facility bear interest initially at a per annum rate equal to, in the case of dollar advances, three-month LIBOR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin adjusted at one-month or three-month intervals based on the proportion of the broadly syndicated loans, large corporate loans and middle market loans in the portfolio, with the applicable margin attributable to broadly syndicated loans equal to 1.50% per annum, the applicable margin attributable to large corporate loans equal to 1.75% per annum and the applicable margin applicable to middle market loans equal to 2.00% per annum. The applicable margin for all advances will increase by 0.50% per annum effective on July 23, 2024. Effective January 23, 2022, Bison Peak Funding is required to utilize a minimum percentage of the financing commitments, which amount increases in three-month intervals from 20% on such effective date to 80% from and after October 23, 2022 and thereafter. Unused amounts below such minimum utilization amount accrue a fee at a rate of 2.00% per annum. In addition, effective on September 23, 2021, Bison Peak Funding pays an unused fee on the daily unused amount of the financing commitments in excess of such minimum utilization amount, which amount shall initially be 0.20% per annum and shall increase to 0.40% per annum from and after November 23, 2021, in addition to certain other fees as agreed between Bison Peak Funding and Bank of America.

The initial maximum commitment amount of the Bison Peak Funding Facility is $1,000 million. Effective September 30, 2021, the maximum commitment amount of the Bison Peak Funding Facility was increased to $1,500 million. Proceeds from borrowings under the Bison Peak Funding Facility may be used to fund portfolio investments by Bison Peak Funding and to make advances under revolving loans or delayed draw term loans where Bison Peak Funding is a lender. All amounts outstanding under the Bison Peak Funding Facility must be repaid by July 23, 2026.

Blanca Peak Funding Facility

On August 16, 2021, BCRED Blanca Peak Funding LLC, a wholly-owned subsidiary of the Company (“Blanca Peak Funding”), entered into a senior secured revolving credit facility (the “Blanca Peak Funding Facility”) with Barclays. Barclays serves as administrative agent, Wilmington Trust, National Association, serves as collateral administrator, collateral agent and securities intermediary and the Company serves as servicer under the Blanca Peak Funding Facility.

Advances under the Blanca Peak Funding Facility initially bear interest at a per annum rate equal to, at Blanca Peak Funding’s option, (x) in the case of dollar advances, LIBOR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency or (y) the applicable base rate in effect for such currency, plus an applicable margin adjusted at three-month intervals based on the proportions of the broadly syndicated obligations and other investments in the portfolio, with the applicable margin attributable to broadly syndicated obligations equal to 1.50% per annum and the applicable margin attributable to other portfolio investments equal to 2.00% per annum. Effective December 16, 2021, Blanca Peak Funding is required to utilize a minimum of 75% of the financing commitments, subject to adjustment as set forth in the Blanca Peak Funding Facility. Unused amounts below such minimum utilization amount accrue interest at a rate equal to the applicable margin described above. In addition, effective on December 16, 2021, Blanca Peak Funding will pay an unused fee on the daily unused amount of the financing commitments in excess of such minimum utilization amount, which amount shall initially be 0.50% per annum and shall decrease to 0.25% per annum from and after May 17, 2022, in addition to certain other fees as agreed between Blanca Peak Funding and Barclays. The unused fee shall be 0.0% for any date Blanca Peak Funding is utilizing more than 90% of the financing commitments.

The initial maximum commitment amount of the Blanca Peak Funding Facility is $1,000 million. Proceeds from borrowings under the Blanca Peak Funding Facility may be used to fund portfolio investments by Blanca Peak Funding and to make advances under revolving loans or delayed draw term loans where Blanca Peak Funding is a lender. All amounts outstanding under the Blanca Peak Funding Facility must be repaid by August 16, 2026.

Windom Peak Funding Facility

On September 2, 2021, Windom Peak Funding, a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Windom Peak Funding Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”). Wells Fargo serves as administrative agent and collateral administrator and the Company serves as investment adviser under the Windom Peak Funding Facility. Proceeds from borrowings under the Windom Peak Funding Facility may be used to fund portfolio investments by Windom Peak Funding during the reinvestment period (which, initially, is scheduled to end three years after the closing date of the Windom Peak Funding Facility) and to make advances under revolving loans or delayed draw term loans in respect of which Windom Peak Funding is a lender. The maximum facility amount of the Windom Peak Funding Facility is $1,000 million which increased to $2,000 million effective March 18, 2022 .

Advances under the Windom Peak Funding Facility may be denominated in United States dollars, Canadian dollars, British pound sterling or Euros and will bear interest, payable on a monthly basis in arrears, at a per annum rate equal to the “benchmark” rate (which is, initially, LIBOR with respect to advances denominated in U.S. dollars, Canadian Dollar Offered Rate (“CDOR”) with respect to advances denominated in Canadian dollars, Sterling Overnight Index Average (“SONIA”) with respect to advances made in British pound sterling and EURIBOR with respect to any advances denominated in Euros) plus the “applicable margin” (which is a blended spread equal to the sum of 1.55% per annum with respect to any advances backed by broadly-syndicated loans and 2.05% per annum with respect to any advances backed by recurring revenue loans, middle market loans, first-lien last out loans or second lien loans).

In addition, Windom Peak Funding will be required to pay fees on the amount of any unused commitment during the reinvestment period of the Windom Peak Funding Facility. The unused commitment fee will equal the weighted daily average of such Unused Facility Amount on each day during the applicable accrual period multiplied by 0.25% during the first six months of the Windom Peak Funding Facility, by 0.50% during the second six months of the Windom Peak Funding Facility and by a blended rate equal to 0.50% on any Unused Facility Amount up to 40% of the maximum facility amount and 1.50% on any Unused Facility Amount exceeding 40% of the maximum facility amount from the 12 month anniversary of the Windom Peak Funding Facility until the end of the reinvestment period.

All amounts outstanding under the Windom Peak Funding Facility must be repaid by September 2, 2026.

Monarch Peak Funding Facility

On November 3, 2021, Monarch Peak Funding, a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Monarch Peak Funding Facility”) with MUFG Bank, Ltd. (“MUFG”). MUFG serves as administrative agent, The Bank of New York Mellon Trust Company, National Association, serves as collateral agent, collateral custodian and collateral administrator and the Company serves as collateral manager under the Monarch Peak Funding Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Monarch Peak Funding Facility initially bear interest at a per annum rate equal to one-month LIBOR, plus the applicable margin of 1.50% per annum. Advances used to finance the purchase or origination of middle market loans under the Monarch Peak Funding Facility initially bear interest at a per annum rate equal to one-month LIBOR plus the applicable margin of 1.65% per annum. Commencing on the later of April 3, 2022 and the date that is five months after the most recent closing date of a permitted collateralized loan obligation transaction, Monarch Peak Funding will pay an unused commitment fee of 0.50% per annum on the daily unused commitments under the Monarch Peak Funding Facility, which fee shall decrease to 0.35% per annum from and after the later of September 3, 2022 and the date that is ten months after the most recent closing date of any such permitted collateralize loan obligation transaction, in addition to certain other fees as agreed between Monarch Peak Funding and MUFG. The unused commitment fee will be payable only when more than 10% of the total commitments under the Monarch Peak Funding Facility are unused, and will terminate when Monarch Peak Funding is no longer permitted to make borrowings under the Monarch Peak Funding Facility.

The initial principal amount of the Monarch Peak Funding Facility is $1,000 million. Proceeds from borrowings under the Monarch Peak Funding Facility may be used to fund portfolio investments by Monarch Peak Funding and to make advances under revolving loans or delayed draw term loans where Monarch Peak Funding is a lender. The period during which Monarch Peak Funding may make borrowings under the Monarch Peak Funding Facility expires on November 3, 2024, and the Monarch Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by November 3, 2026.

Revolving Credit Facility

On May 18, 2021, the Company, entered into a senior secured credit facility (the “Revolving Credit Facility”) with Citi. Citi serves as administrative agent and collateral agent.

The Revolving Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $1,425 million. Effective September 7, 2021, November 5, 2021, November 16, 2021 the maximum commitment amount of the Revolving Credit Facility was $1,500 million, $3,000 million and $3,250 million, respectively. Borrowings under the Revolving Credit Facility are subject to compliance with a borrowing base. The Revolving Credit Facility provides for the issuance of letters of credit on behalf of the Company in an aggregate face amount not to exceed $100 million. Proceeds from the borrowings under the Revolving Credit Facility may be used for general corporate purposes of the Company and its subsidiaries. The period during which the Company may make borrowings on the Revolving Credit Facility expires on May 18, 2025, and the Revolving Credit Facility will mature and all amounts outstanding under the credit facility must be repaid by May 18, 2026, pursuant to an amortization schedule.

Borrowings under the Revolving Credit Facility bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by Citi, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (ii) 0.5%, and (c) one month LIBOR plus 1% per annum) plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 0.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 0.875%, (y) for loans for which the Company elects the Eurocurrency option, the applicable LIBO Rate for the related Interest Period for such Borrowing plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 1.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.875% and (z) with respect to any loan denominated in Pounds Sterling, SONIA for the applicable date plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 1.8693%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.9943%. The Company will pay an unused fee of 0.375% per annum on the daily unused amount of the revolver commitments. The Company will pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Revolving Credit Facility.

The Company’s obligations to the lenders under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets.

In connection with the Revolving Credit Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 150% asset coverage ratio.

The Revolving Credit Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, Citi may terminate the commitments and declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable.

As of March 31, 2022, the Company was in compliance with all covenants and other requirements of the Revolving Credit Facility.

Unsecured Bonds

Private Placement Bonds

June 2024 Notes

On June 21, 2021, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $435.0 million in aggregate principal amount of its 2.56% Series A Senior Notes (the “June 2024 Notes”) to qualified institutional investors in a private placement. The June 2024 Notes were issued on June 21, 2021 and will mature on June 21, 2024 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the June 2024 Notes will be due semiannually on June 3 and December 3. In addition, the Company is obligated to offer to repay the June 2024 Notes at par if certain change in control events occur. The June 2024 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event that June 2024 notes receive a below investment grade rating by either one rating agency if there are only one or two rating agencies providing ratings of the June 2024 Notes, or two-thirds of the rating agencies if there are three rating agencies who are rating the notes (a “Below Investment Grade Event”), the June 2024 Notes will bear interest at a fixed rate of 3.56% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the June 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 2.56% and pays a floating interest rate of SOFR + 0.93% on a notional amount of $435 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

As of March 31, 2022, the Company was in compliance with all covenants and other requirements of the June 2024 Notes.

June 2026 Notes

On August 17, 2021, the Company entered into the first supplement (the “First Supplement”) to the Note Purchase Agreement, governing the issuance of $400.0 million in aggregate principal amount of its 3.27% Series B Senior Notes (the “June 2026 Notes”) to qualified institutional investors in a private placement. The June 2026 Notes were issued on June 21, 2021 and will mature on June 21, 2026 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the June 2026 Notes will be due semiannually on February 17 and August 17. In addition, the Company is obligated to offer to repay the June 2026 Notes at par if certain change in control events occur. The June 2026 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event of a Below Investment Grade Event, the June 2026 Notes will bear interest at a fixed rate of 4.27% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

As of March 31, 2022, the Company was in compliance with all covenants and other requirements of the June 2026 Notes.

Rule 14A Notes

The Company issued unsecured notes, as further described below: September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes and March 2025 Notes, which are collectively referred to as the “Unsecured Notes.”

The Unsecured Notes contain certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the 1940 Act, whether or not it is subject to those requirements, and to provide financial information to the holders of the Unsecured Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in each respective indenture governing the Unsecured Notes (the “Unsecured Notes Indentures”).

In addition, on the occurrence of a “change of control repurchase event,” as defined in each respective Unsecured Notes Indenture, the Company will generally be required to make an offer to purchase the outstanding Unsecured Notes at a price equal to 100% of the principal amount of such Unsecured Notes plus accrued and unpaid interest to the repurchase date.

As of March 31, 2022, the Company was in compliance with all covenants and other requirements of the Unsecured Notes.

September 2024 Notes

On September 15, 2021, the Company issued $365.0 million aggregate principal amount of 1.750% notes due 2024 (the “September 2024 Notes”) pursuant to an indenture (the “Base Indenture”) and a supplemental indenture, each dated as of September 15, 2021 (and together with the Base Indenture, the “September 2024 Notes Indenture”), between the Company and U.S. Bank National Association (the “Trustee”).

The September 2024 Notes will mature on September 15, 2024 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2024 Notes Indenture. The September 2024 Notes bear interest at a rate of 1.750% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The September 2024 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2024 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 1.75% and pays a floating interest rate of SOFR + 0.08% on a notional amount of $365 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

December 2026 Notes

On September 15, 2021, the Company issued $900.0 million aggregate principal amount of 2.625% notes due 2026 (the “December 2026 Notes”) pursuant to a supplemental indenture, dated as of September 15, 2021 (and together with the Base Indenture, the “December 2026 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The December 2026 Notes will mature on December 15, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the December 2026 Notes Indenture. The December 2026 Notes bear interest at a rate of 2.625% per year payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2022. The December 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the December 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On October 13, 2021, the Company issued $350 million aggregate principal amount of 2.625% Notes due 2026 (“December 2026 Notes Upsize”) under the Company’s Base Indenture and December 2026 Notes Indenture. The December 2026 Notes Upsize were issued as “Additional Notes” under the December 2026 Notes Indenture and have identical terms to the Company’s $900.0 million September 2026 Notes that were issued on September 15, 2021, other than the issue date and the issue price. The December 2026 Notes Upsize will be treated as a single class of notes with the December 2026 Notes for all purposes under the Indenture.

In connection with the December 2026 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 2.625% and pays a floating interest rate of SOFR + 0.26% on a notional amount of $1,250 million. The Company designated the interest rate swap as the hedging instrument in qualifying hedge accounting relationship.

November 2026 Eurobonds

On November 2, 2021, the Company issued €500 million aggregate principal amount of 1.750% notes due 2026 (the “November 2026 Eurobonds”) pursuant to a supplemental indenture, dated as of November 2, 2021 (and together with the Base Indenture, the “November 2026 Eurobonds Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2026 Eurobonds will mature on November 30, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2026 Eurobonds Indenture. The November 2026 Eurobonds bear interest at a rate of 1.750% per year payable annually on November 30 of each year, commencing on November 30, 2021. The November 2026 Eurobonds are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2026 Eurobonds, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

November 2024 Notes

On November 22, 2021, the Company issued $500.0 million aggregate principal amount of 2.350% notes due 2024 (the “November 2024 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “November 2024 Notes Indenture”), between the Company and the Trustee.

The November 2024 Notes will mature on November 22, 2024 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the 2.350% Notes Indenture. The November 2024 Notes bear interest at a rate of 2.350% per year payable semi-annually on May 22 and November 22 of each year, commencing on May 22, 2022. The November 2024 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2024 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the November 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 2.350% and pays a floating interest rate of SOFR + 0.66% on a notional amount of $500 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

March 2027 Notes

On November 22, 2021, the Company issued $1.0 billion aggregate principal amount of 3.250% notes due 2024 (the “March 2027 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “March 2027 Notes Indenture”), between the Company and the Trustee.

The March 2027 Notes will mature on March 15, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2027 Notes Indenture. The March 2027 Notes bear interest at a rate of 3.250% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The March 2027 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2027 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

January 2025 Notes

On January 18, 2022, the Company issued $500.0 million aggregate principal amount of 2.700% notes due in 2025 (the “January 2025 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2025 Notes will mature on January 15, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the 2025 Notes Indenture. The 2025 Notes bear interest at a rate of 2.700% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2022. The 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the January 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 2.70% and pays a floating interest rate of SOFR + 0.99% on a notional amount of $500 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

January 2029 Notes

On January 18, 2022, the Company issued $650.0 million aggregate principal amount of 4.000% notes due in 2029 (the “January 2029 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2029 Notes will mature on January 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2029 Notes Indenture. The January 2029 Notes bear interest at a rate of 4.000% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2022. The January 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

March 2025 Notes

On March 24, 2022, the Company issued $900.0 million aggregate principal amount of 4.700% notes due in 2025 (the “March 2025 Notes”) pursuant to a supplemental indenture, dated as of March 24, 2022 (and together with the Base Indenture, the “March 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The Notes will mature on March 24, 2025 and may be redeemed in whole or in part at the Fund’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 4.700% per year payable semi-annually on March 24 and September 24 of each year, commencing on September 24, 2022. The Notes are general unsecured obligations of the Fund that rank senior in right of payment to all of the Fund’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Fund, rank effectively junior to any of the Fund’s secured indebtedness (including unsecured indebtedness that the Fund later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Fund’s subsidiaries, financing vehicles or similar facilities.

In connection with the March 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 4.70% and pays a floating interest rate of SOFR + 2.43% on a notional amount of $900 million. The Company designated the interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

The table below presents the carrying value of unsecured borrowings that are designated in a hedging relationship and the related cumulative hedging adjustment (increase/decrease) from current and prior hedging relationships included in such carrying values:

Description	Carrying Value	Cumulative Hedging Adjustments
Unsecured long-term borrowings	$3,950,000	$26,927

Debt Securitizations

2021-1 BSL Debt Securitization

On June 29, 2021, the Company completed a $876.6 million term debt securitization (the “2021-1 BSL Debt Securitization”), $819.5 million of which was funded on the closing date. Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-1 BSL Debt Securitization (collectively, the “2021-1 BSL Notes”) were issued by BCRED BSL CLO 2021-1, Ltd. (“BCRED BSL CLO Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-1, LLC, wholly-owned subsidiary of BCRED BSL CLO Issuer (collectively, the “2021-1 BSL Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests therein. The Company holds the subordinated notes of BCRED BSL CLO Issuer representing a residual economic interest in BCRED BSL CLO Issuer.

The following table presents information on the secured and unsecured notes issued in the 2021-1 BSL Debt Securitization:

Description	Type	March 31, 2022
		Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$499,800	L+1.25%	Aaa
Class B Notes	Senior Secured Floating Rate	38,760	L+1.80%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	59,160	L+2.15%	A2
Class D Notes	Mezzanine Secured Deferrable Floating Rate	65,280	L+3.35%	Baa3
Class E Notes (1)	Junior Secured Deferrable Floating Rate	—	L+7.00%	Ba3

Total Secured Notes		663,000
Subordinated Notes (2)		156,500	None	Not rated

Total 2021-1 BSL Notes		$819,500

(1)	The Class E Notes were initially issued as unfunded, undrawn class of notes, in the amount of $57.1 million, that may be funded after closing at direction of the Company.
(2)	The Company retained all of the Subordinated Notes issued in the 2021-1 Debt Securitization which are eliminated in consolidation.

The 2021-1 BSL Notes mature in July 2034, unless redeemed by the 2021-1 BSL Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after July 20, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2021-1

BSL Issuers. The Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2021-1 BSL Issuers and the Class E Notes and Subordinated Notes are the unsecured obligations of BCRED BSL CLO Issuer. The indenture governing the 2021-1 BSL Notes includes customary covenants and events of default.

The 2021-1 BSL Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to BCRED BSL CLO Issuer. under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2021-2 Debt Securitization

On November 1, 2021, the Company completed a $603.7 million term debt securitization (the “2021-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-2 Debt Securitization (collectively, the “2021-2 Notes”) were issued by BCRED BSL CLO 2021-2, Ltd. (“BCRED BSL CLO 2 Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-2, LLC, a wholly-owned subsidiary of BCRED BSL CLO 2 Issuer (collectively, the “2021-2 Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests therein. The Company holds the subordinated notes of BCRED BSL CLO 2 Issuer representing a residual economic interest in BCRED BSL CLO 2 Issuer.

The following table presents information on the secured and unsecured notes issued in the 2021-2 Debt Securitization:

Description	Type	March 31, 2022
		Principal Outstanding	Interest Rate	Credit Rating
Class A-L Loans	Senior Secured Floating Rate	$218,000	L+1.22%	Aaa
Class A Notes	Senior Secured Floating Rate	149,500	L+1.22%	Aaa
Class B Notes	Senior Secured Floating Rate	38,100	L+1.75%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	48,000	L+2.05%	A
Class D Notes	Mezzanine Secured Deferrable Floating Rate	52,200	L+3.15%	BBB-

Total Secured Notes		505,800
Subordinated Notes (1)		97,850	None	Not rated

Total 2021-2 Notes		$603,650

(1)	The Company retained all of the Subordinated Notes issued in the 2021-2 Debt Securitization which are eliminated in consolidation.

The 2021-2 Notes mature in October 2034, unless redeemed by the 2021-2 Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after October 20, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2021-2 Issuers. The Class A-L Loans, Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2021-2 Issuers and the Subordinated Notes are the unsecured obligations of BCRED BSL CLO 2 Issuer. The indenture governing the 2021-2 Notes and the credit agreement governing the Class A-L Loans include customary covenants and events of default.

The 2021-2 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to BCRED BSL CLO 2 Issuer. under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2021-1 MML Debt Securitization

On December 15, 2021, the Company completed a $1,001.0 million term debt securitization (the “MML 2021-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2021-1 Debt Securitization (collectively, the “MML 2021-1 Notes”) were issued by BCRED MML CLO 2021-1 LLC (the “MML 2021-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2021-1 Debt Securitization:

Description	Type	March 31, 2022
		Principal Outstanding	Interest Rate	Credit Rating
Class A Loans	Senior Secured Floating Rate	$50,000	L+1.48%	Aaa
Class A Notes	Senior Secured Floating Rate	480,000	L+1.48%	Aaa
Class B Notes	Senior Secured Floating Rate	80,000	L+1.90%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	80,000	L+2.60%	A2

Total Secured Notes		690,000
Subordinated Notes (1)		311,000	None	Not rated

Total MML 2021-1 Notes		$1,001,000

(1)	The Company retained all of the Subordinated Notes issued in the 2021-2 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Subordinated Notes issued in the Debt Securitization in part in exchange for the Company’s sale and contribution to the Issuer of the initial closing date portfolio. The Debt is scheduled to mature on January 15, 2035; however the Debt may be redeemed by the Issuer, at the direction of the Fund as holder of the Subordinated Notes, on any business day after December 15, 2023. In connection with the sale and contribution, the Fund has made customary representations, warranties and covenants to the Issuer. The Class A Notes, the Class A Loans, Class B Notes and Class C Notes are secured obligations of the Issuer, the Subordinated Notes are the unsecured obligations of the Issuer, and the indenture governing the Notes and the credit agreement governing the Class A Loans, each include customary covenants and events of default.

The MML 2021-1 Debt has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2021-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-1 MML Debt Securitization

On March 15, 2022, the Company completed a $1.09 billion term debt securitization (the “MML 2022-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Fund, which is consolidated by the Fund for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2022-1 Debt Securitization (collectively, the “MML 2021-1 Notes”) were issued by BCRED MML CLO 2022-1 LLC (the “MML 2022-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Fund, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2022-1 Debt Securitization:

		March 31, 2022
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A-1 Notes	Senior Secured Floating Rate	$525,000	SOFR+1.65%	Aaa
Class A-2 Notes	Senior Secured Fixed	80,000	3.41%	Aaa
Class B Notes	Senior Secured Floating Rate	66,000	SOFR+2.00%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	88,000	SOFR+2.75%	A2

Total Secured Notes		759,000
Subordinated Notes (1)		331,360	None	Not rated

Total MML 2022-1 Notes		$1,090,360

(1)	The Company retained all of the Subordinated Notes issued in the 2022-2 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-1 Issuer of the initial closing date portfolio. The MML 2022-1 Notes are scheduled to mature on April 20, 2035; however the MML 2022-1 Notes may be redeemed by the MML 2022-1 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after April 20, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the MML 2022-1 Issuers. The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes are secured obligations of the MML 2022-1 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-1 Issuer, and the indenture governing the MML 2022-1 Notes includes customary covenants and events of default.

MML 2022-1 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

Short-Term Borrowings

Master Repurchase Agreements

On June 15, 2021 and June 16, 2021, the Company entered into Master Repurchase Agreements (the “Repurchase Agreements”) with certain banks to provide short-term borrowings which the Company utilizes from time-to-time to manage its working capital needs. As part of the Repurchase Agreements, the Company can sell a security to the lender for cash with an agreement to buy it back in the future at a pre-determined price. The Company’s ability to draw down borrowings under the agreement is subject to 1940 Act leverage limitations and dependent on the Company pledging eligible assets to the banks as collateral. No commitment fees were paid in connection with execution of these agreements. Certain of the Company’s investments serve as collateral for the Company’s obligations under the Repurchase Agreements and the carrying value of pledged investments was $418.5 million as of March 31, 2022.

Short-term borrowings under the Repurchase Agreements bore interest at an average applicable margin of 1.41% per annum as of March 31, 2022. As of March 31, 2022 the Company had $259.1 million of short-term borrowings under the Repurchase Agreements.

Other Short-Term Borrowings

In order to finance certain investment transactions, the Company may, from time to time, enter into repurchase agreements, whereby the Company sells to a third party an investment that it holds and concurrently enters into an agreement to repurchase the same investment at an agreed-upon price at a future date, generally not to exceed 180-days from the date it was sold (each a “Short Term Financing Transaction”).

Short-term borrowings under Short Term Financing Transactions bore interest at an applicable margin of 2.70% per annum as of March 31, 2022. As of March 31, 2022 the Company had $500.0 million of borrowings under Short Term Financing Transactions with a third party. Certain of the Company’s investments serve as collateral for the Company’s obligations under the Short Term Financing Transactions and the carrying value of pledged investments was $494.0 million as of March 31, 2022.

In accordance with ASC 860, Transfers and Servicing, the Master Repurchase Agreements and the Short Term Financing Transactions meet the criteria for secured borrowings. Accordingly, the investment financed by these agreements remains on the Company’s Consolidated Statements of Assets and Liabilities as an asset, and the Company records a liability to reflect its repurchase obligation to a third party which is reported as debt on the Company’s Statements of Assets and Liabilities. The repurchase obligation is secured by the respective investment that is the subject of the repurchase agreement. Interest expense associated with the repurchase obligation is reported on the Company’s Consolidated Statements of Operations within interest expense.

The Company’s outstanding debt obligations were as follows:

	March 31, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility	$1,650,000	$679,000	$679,000	$971,000	$971,000
Castle Peak Funding Facility (3)	1,600,000	1,170,753	1,170,753	429,247	428,051
Maroon Peak Funding Facility	800,000	800,000	800,000	—	—
Summit Peak Funding Facility (4)	2,300,000	781,742	781,742	1,518,258	693,198

	March 31, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Denali Peak Funding Facility	750,000	506,400	506,400	243,600	243,600
Bushnell Peak Funding Facility	600,000	395,500	395,500	204,500	184,521
Granite Peak Funding Facility	250,000	198,000	198,000	52,000	51,975
Middle Peak Funding Facility	800,000	720,550	720,550	79,450	79,450
Bison Peak Funding Facility	1,500,000	1,200,000	1,200,000	300,000	300,000
Blanca Peak Funding Facility	1,000,000	892,800	892,800	107,200	107,200
Windom Peak Funding Facility (5)	2,000,000	764,187	764,187	1,235,813	928,210
Monarch Peak Funding Facility	1,000,000	513,400	513,400	486,600	313,103
Revolving Credit Facility (6)	3,250,000	636,621	636,621	2,613,379	2,613,379
June 2024 Notes (7)(10)	435,000	435,000	425,611	—	—
June 2026 Notes (7)	400,000	400,000	397,115	—	—
September 2024 Notes (7)(10)	365,000	365,000	356,155	—	—
December 2026 Notes (7)(10)	1,250,000	1,250,000	1,231,423	—	—
November 2026 Eurobonds (7)(8)	569,958	569,958	546,898	—	—
November 2024 Notes (7)(10)	500,000	500,000	487,496	—	—
March 2027 Notes (7)	1,000,000	1,000,000	987,407	—	—
January 2025 Notes (7)(10)	500,000	500,000	486,844	—	—
January 2029 Notes (7)	650,000	650,000	638,775	—	—
March 2025 Notes (7)(10)	900,000	900,000	892,040	—	—
2021-1 BSL Debt (9)	663,000	663,000	661,930	—	—
2021-2 Debt (9)	505,800	505,800	504,157	—	—
MML 2021-1 Debt (9)	690,000	690,000	685,778	—	—
MML 2022-1 Debt (9)	759,000	759,000	753,548	—	—
Short-Term Borrowings	759,125	759,125	759,125	—	—

Total	$27,446,883	$19,205,836	$19,073,255	$8,241,047	$6,913,687

	December 31, 2021
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility	$1,650,000	$879,000	$879,000	$771,000	$—
Castle Peak Funding Facility (3)	1,600,000	1,171,809	1,171,809	428,191	131,041
Maroon Peak Funding Facility	700,000	483,952	483,952	216,048	216,048
Summit Peak Funding Facility (4)	2,000,000	1,643,154	1,643,154	356,846	86,767
Denali Peak Funding Facility	675,000	668,400	668,400	6,600	6,600
Bushnell Peak Funding Facility	600,000	395,500	395,500	204,500	98,376
Granite Peak Funding Facility	250,000	248,000	248,000	2,000	2,000
Middle Peak Funding Facility	800,000	799,550	799,550	450	68
Bison Peak Funding Facility	1,500,000	1,320,800	1,320,800	179,200	69,364
Blanca Peak Funding Facility	1,000,000	892,800	892,800	107,200	107,200
Windom Peak Funding Facility (5)	1,000,000	989,759	989,759	10,241	6,471
Monarch Peak Funding Facility	1,000,000	567,400	567,400	432,600	68,250
Revolving Credit Facility (6)	3,250,000	1,144,422	1,144,422	2,105,578	2,105,578
June 2024 Notes (7)	435,000	435,000	431,854	—	—
June 2026 Notes (7)	400,000	400,000	396,952	—	—
September 2024 Notes (7)	365,000	365,000	361,805	—	—
December 2026 Notes (7)	1,250,000	1,250,000	1,227,844	—	—
November 2026 Eurobonds (7)(8)	569,958	569,958	563,695	—	—

	December 31, 2021
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
November 2024 Notes (7)	500,000	500,000	496,054	—	—
March 2027 Notes (7)	1,000,000	1,000,000	987,298	—	—
2021-1 BSL Debt (9)	663,000	663,000	661,910	—	—
2021-2 Debt (9)	505,800	505,800	504,124	—	—
MML 2021-1 Debt (9)	690,000	690,000	685,696	—	—
Short-Term Borrowings	718,156	718,156	718,156	—	—

Total	$23,121,914	$18,301,460	$18,239,934	$4,820,454	$2,897,763

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)

Under the Castle Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of March 31, 2022, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 60.0 million and 42.4 million, respectively. As of December 31, 2021, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 60.0 million and 42.4 million, respectively.

(4)

Under the Summit Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of March 31, 2022, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 60.0 million and 6.1 million, respectively. As of December 31, 2021, the Company had borrowings denominated in Canadian Dollars (CAD) of 60.0 million.

(5)

Under the Windom Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of March 31, 2022 and December 31, 2021, the Company had borrowings denominated in British Pounds (GBP) of 101.5 million and 43.6 million, respectively.

(6)

Under the Revolving Credit Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of March 31, 2022, the Company had borrowings denominated in Canadian Dollars (CAD), Euros (EUR) and British Pounds (GBP) of 185.5 million, 0.8 million and 161.4 million, respectively . As December 31, 2021 the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 46.8 million and 156.9 million, respectively.

(7)

The carrying value of the Company’s June 2024 Notes, June 2026 Notes, September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes and March 2025 Notes are presented net of unamortized debt issuance costs of $2.9 million, $2.9 million, $2.9 million, $22.0 million, $6.6 million, $3.9 million, $12.6 million, $3.9 million, $11.2 million and $8.0 million, respectively, as of March 31, 2022. The carrying value of the Company’s June 2024 Notes, September 2024 Notes, June 2026 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes and March 2027 Notes are presented net of unamortized debt issuance costs of $3.1 million, $3.2 million, $3.0 million, $22.2 million, $6.3 million, $3.9 million and $12.7 million, respectively, as of December 31, 2021.

(8)	The 2026 Eurobonds are denominated in Euros and were converted from local currency (EUR) to U.S. Dollars at the time of the transaction.
(9)

The carrying value of the Company’s 2021-1 BSL Debt, 2021-2 Debt, MML 2021-1 Debt and MML 2022-1 Debt is presented net of unamortized debt issuance costs of $1.1 million, $1.6 million, $4.2 million and $5.5 million as of March 31, 2022. The carrying value of the Company’s 2021-1 BSL Debt, 2021-2 Debt and MML 2021-1 Debt is presented net of unamortized debt issuance costs of $1.1 million, $1.7 million and $4.3 million as of December 31, 2021.

(10)	Inclusive of change in fair market value of effective hedge.

As of March 31, 2022 and December 31, 2021, $73.1 million and $47.7 million, respectively, of interest expense and $3.8 million and $2.6 million, respectively, of unused commitment fees were included in interest payable. For the three months ended March 31, 2022 and 2021, the weighted average interest rate on all borrowings outstanding was 2.4% and 1.96%, respectively, (including unused fees) and the average principal debt outstanding was $18,101.5 million and $653.5 million, respectively.

The components of interest expense were as follows:

Three Months Ended March 31, 2022
Borrowing interest expense	$98,590
Facility unused fees	5,257
Accretion of original issue discount	3,683
Amortization of financing costs and debt issuance costs	4,941
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	(26,008)
Hedged items	26,927

Total interest expense	$113,390

Cash paid for interest expense	$84,300

Three Months Ended March 31, 2021
Borrowing interest expense	$2,871
Facility unused fees	112
Amortization of financing costs	457

Total interest expense	$3,440

Cash paid for interest expense	$501

Note 7. Commitments and Contingencies

The Company’s investment portfolio may contain debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of March 31, 2022 and December 31, 2021, the Company had unfunded delayed draw terms loans and revolvers in the aggregate principal amount of $5,179.2 million and $4,870.5 million.

Additionally, from time to time, the Adviser and its affiliates may commit to an investment on behalf of the funds it manages, including the Company. Certain terms of these investments are not finalized at the time of the commitment and each respective fund’s allocation may change prior to the date of funding. In this regard, as of March 31, 2022, the Company estimates that it had $5,264.7 million of investments attributable to the company that are that are committed but not yet funded.

The Adviser agreed to bear all of the Company’s expenses, including organization and offering expenses, through January 7, 2021, the date on which the Company broke escrow for the initial offering of its common shares, on which date the Company became obligated to reimburse the Adviser for such advanced expenses upon breaking escrow for the offering.

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. At March 31, 2022, management is not aware of any pending or threatened material litigation.

Warehousing Transactions

The Company entered into two warehousing transactions whereby the Company agreed, subject to certain conditions, to purchase certain assets from parties unaffiliated with the Adviser. Such warehousing transactions were designed to assist the Company in deploying capital upon receipt of subscription proceeds. One of these warehousing transactions related primarily to originated or anchor investments in middle market loans (the “Facility Agreement”). The other warehouse related primarily to broadly syndicated loans (the “Syndicated Warehouse” and, together with Facility Agreement, the “Warehousing Transactions”).

Facility Agreement

On November 2, 2020, the Company entered into the Facility Agreement, which was subsequently amended and restated on November 16, 2020, December 7, 2020 and December 28, 2020 with Goldman Sachs Bank USA (the “Financing Provider”). Under the Facility Agreement, if the Company received subscriptions of at least $400 million (the “Capital Condition”), the Company, or its designee, has a forward obligation to purchase certain investments (the “Portfolio Investments”) from the Financing Provider, who is obligated to sell such investments. The Portfolio Investments will generally consist of originated and anchor loans to private companies consistent with the Company’s investment strategy. Pursuant to the Facility Agreement, the Company may request that the Financing Provider acquire such Portfolio Investments as the Company may designate from time to time, which the Financing Provider can approve or reject in its sole and absolute discretion. The Company elected to purchase, and in certain events the Company was required to purchase, from the Financing Provider one or more Portfolio Investments on or before June 30, 2021 (the “Facility End Date”). Prior to any sale to the Company, the Portfolio Investments will be owned and held solely for the account of the Financing Provider. Until such time as the Company satisfied the Capital Condition, which occurred on January 7, 2021, it had no obligation to purchase the Portfolio Investments nor be entitled to any benefits or subject to any obligations under the Facility Agreement unless it waived the Capital Condition. In consideration for the forward arrangement provided by the Financing Provider (the amount of the arrangement will not exceed $200 million prior to December 15, 2020, not exceed $300 million on or after December 15, 2020 and prior to December 28, 2020, not exceed $500 million on or after December 28, 2020 and prior to January 18, 2021 and will not exceed $300 million on or after January 18, 2021 up to the Facility End Date (the “Financing Amount”)), the Company has agreed to pay, subject to satisfying the Capital Condition, certain fees and expenses to the Financing Provider, including (i) a financing fee at an annual rate of LIBOR plus 1.70% multiplied by the sum of the relevant principal amount for each Portfolio Investment, (ii) an unused fee at an annual rate of 0.50% of the unused Financing Amount and (iii) a structuring fee equal to $1.453 million which is payable on the earlier of the termination date or the Facility End Date. As a general matter, the price the Company would pay to purchase any Portfolio Investment from the Financing Provider equals the cash amount paid by the Financing Provider subject to adjustment for, among other things, principal repayments and interest amounts earned by the Financing Provider.

Effective January 7, 2021, the Company had a contractual obligation to acquire all assets under the Facility Agreement through a forward purchase agreement on or before June 30, 2021. The mark-to-market gain/loss of all investments held by the Financing Provider, in addition to other economic rights and obligations held by the Company, are recognized in the Company’s consolidated financial statements. These gains (losses) are realized at the time the Company settles on the purchases of each underlying asset from the Financing Provider.

Following the acquisition of all the assets held by the Financing Provider, the Facility Agreement was terminated on June 22, 2021.

Syndicated Warehouse

On November 3, 2020, the Company entered into a purchase and sale agreement (the “PSA”) with Sente Master Fund, L.P. and Vibrant Ambar Fund, Ltd. (together, the “Sellers”). Under the PSA, if the Company has raised at least $200 million of equity capital by April 15, 2021, then the Company or its designee must arrange one or more transactions sufficient to repay all outstanding amounts under the Syndicated Warehouse with commitments of up to $255 million of Maple Park CLO, Ltd. (“Maple Park”), an entity expected to hold primarily broadly syndicated loans with a target portfolio size of $300 million that is managed by an affiliate of the Company, and to redeem in full the subordinated notes (the “Subordinated Notes”) issued by Maple Park. The Company satisfied the condition described above on January 7, 2021.

Under the PSA, this transaction may be structured to include a purchase by the Company or its designee of the Subordinated Notes, if any, held by the unaffiliated Sellers. The purchase price to be paid to the Sellers (the “Purchase Price”) would equal (i) the notional amount of the Subordinated Notes held by the Sellers and (ii) the Sellers’ pro rata share of interest and fee collections on the portfolio of loans held by Maple Park in excess of the outstanding advances under the Syndicated Warehouse. In addition, at any time prior to April 15, 2021, the Company or its designee will have the right, but not the obligation, to purchase the Subordinated Notes held by the Sellers at the Purchase Price.

On January 8, 2021, the Company exercised its right to acquire the equity interests of the Syndicated Warehouse, effectively acquiring the assets and liabilities of Maple Park for a total purchase price of $45.7 million, which included $2.8 million paid to a minority interest holder shortly thereafter. This transaction resulted in a realized gain of $2.3 million, which represented the excess of fair value of the net assets acquired over the total consideration paid for the Subordinated Notes in the Syndicated Warehouse on the date of acquisition.

The following table summarizes the assets and liabilities of Maple Park as of the acquisition date:

January 8, 2021
ASSETS
Investments at fair value	$300,464
Cash and cash equivalents	1,679
Interest receivable	394

Total assets	302,537

LIABILITIES
Debt	134,000
Payable for investments purchased	120,451
Interest payable	33

Total liabilities	254,484

NET ASSETS
Total net assets	48,053

Total liabilities and net assets	$302,537

Note 8. Net Assets

The following table summarizes transactions in common shares of beneficial interest during the three months ended March 31, 2022 (dollars in thousands except share amounts):

	March 31, 2022
	Shares	Amount
CLASS I
Subscriptions	125,703,505	$3,253,768
Share transfers between classes	550,110	14,239
Distributions reinvested	3,932,328	101,772
Share repurchases	(1,490,357)	(38,481)
Early repurchase deduction	—	628

Net increase (decrease)	128,695,586	$3,331,926

CLASS S
Subscriptions	57,796,302	$1,496,030
Share transfers between classes	(29,619)	(766)
Distributions reinvested	1,417,580	36,694
Share repurchases	(647,663)	(16,723)
Early repurchase deduction	—	253

Net increase (decrease)	58,536,600	$1,515,488

CLASS D
Subscriptions	10,490,092	$271,539
Share transfers between classes	(520,491)	(13,473)
Distributions reinvested	211,498	5,474
Share repurchases	(8,896)	(230)
Early repurchase deduction	—	36

Net increase (decrease)	10,172,203	$263,346

Total net increase (decrease)	197,404,389	$5,110,760

The following table summarizes transactions in common shares of beneficial interest during the three months ended March 31, 2021:

	March 31, 2021
	Shares	Amount
CLASS I
Subscriptions	71,705,308	$1,805,447
Distributions reinvested	191,439	4,848
Shares repurchased	—	—

Net increase (decrease)	71,896,747	$1,810,295

CLASS S
Subscriptions	11,108,190	$280,288
Distributions reinvested	22,700	575
Shares repurchased	—	—

Net increase (decrease)	11,130,890	$280,863

Total net increase (decrease)	83,027,637	$2,091,158

Net Asset Value per Share and Offering Price

The Company determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table summarizes each month-end NAV per share for Class I, Class S and Class D common shares of beneficial interest during the three months ended March 31, 2022 and 2021:

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2022	$25.93	$25.93	$25.93
February 28, 2022	25.80	25.80	25.80
March 31, 2022	25.82	25.82	25.82

	NAV Per Share (1)
For the Months Ended	Class I	Class S
January 31, 2021	$25.25	$25.25
February 28, 2021	25.36	25.36
March 31, 2021	25.49	25.49

(1)	Class D commenced operations on May 1, 2021.

Distributions

The Board authorizes and declares monthly distribution amounts per share of Class I, Class S and Class D common shares of beneficial interest. The following table presents distributions that were declared during the three months ended March 31, 2022:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1740	$66,686
February 23, 2022	February 28, 2022	March 25, 2022	0.1740	75,042
March 23, 2022	March 31, 2022	April 28, 2022	0.1740	82,959

			$0.5220	$224,687

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1556	$23,816
February 23, 2022	February 28, 2022	March 25, 2022	0.1556	26,598
March 23, 2022	March 31, 2022	April 28, 2022	0.1557	29,834

			$0.4669	$80,248

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1686	$3,469
February 23, 2022	February 28, 2022	March 25, 2022	0.1686	3,961
March 23, 2022	March 31, 2022	April 28, 2022	0.1686	4,551

			$0.5058	$11,981

The following table presents distributions that were declared during the three months ended March 31, 2021:

			Class I		Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount	Distribution Per Share	Distribution Amount
January 29, 2021	January 31, 2021	February 24, 2021	$0.1151	$3,431	$0.1008	$277
February 24, 2021	February 28, 2021	March 29, 2021	0.1427	7,206	0.1250	827
March 30, 2021	March 31, 2021	April 28, 2021	0.1458	10,483	0.1281	1,426

			$0.4036	$21,120	$0.3539	$2,530

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which the Company will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

Through March 31, 2022, a portion of the Company’s distributions resulted from expense support from the Adviser, and future distributions may result from expense support from the Adviser, each of which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement avoids distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the three months ended March 31, 2022:

	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.5220	$224,687	$0.4669	$80,248	$0.5058	$11,981
Net realized gains	—	—	—	—	—	—

Total	$0.5220	$224,687	$0.4669	$80,248	$0.5058	$11,981

The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the three months ended March 31, 2021:

	Class I		Class S
Source of Distribution (1)	Per Share	Amount	Per Share	Amount
Net investment income	$0.4036	$21,120	$0.3539	$2,530
Net realized gains	—	—	—	—

Total	$0.4036	$21,120	$0.3539	$2,530

(1)

A portion of the January 2021 and February 2021 distributions were estimated to be from realized short-term capital gains. However, as of March 31, 2021, all distributions were paid from net investment income as the cumulative net investment income exceeded the distribution amount.

Share Repurchase Program

At the discretion of the Board, the Company commenced a share repurchase program in which the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s common shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

During the three months ended March 31, 2022, approximately 2,146,916 shares were repurchased.

The following table further summarizes the share repurchases completed during the three months ended March 31, 2022:

Repurchase deadline request	Percentage of Outstanding Shares the Company Offered to Repurchase (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
February 28, 2022	5.00%	$25.82	December 31, 2022	$54,464,173	2,146,916	0.43%	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts shown net of Early Repurchase Deduction

There were no share repurchases during the three months ended March 31, 2021.

Note 9. Financial Highlights

The following are the financial highlights for the three months ended March 31, 2022:

	Three Months Ended March 31, 2022
	Class I	Class S	Class D
Per Share Data:
Net asset value, beginning of period	$25.93	$25.93	$25.93
Net investment income (1)	0.55	0.50	0.54
Net unrealized and realized gain (loss) (2)	(0.14)	(0.14)	(0.14)

Net increase (decrease) in net assets resulting from operations	0.41	0.36	0.40
Distributions from net investment income (3)	(0.52)	(0.47)	(0.51)
Distributions from net realized gains (3)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(0.52)	(0.47)	(0.51)

Early repurchase deduction fees (6)	—	—	—

Total increase (decrease) in net assets	(0.11)	(0.11)	(0.11)

Net asset value, end of period	$25.82	$25.82	$25.82

Shares outstanding, end of period	475,287,142	190,961,700	26,986,663
Total return based on NAV (4)	1.60%	1.39%	1.54%
Ratios:
Ratio of net expenses to average net assets (5)	5.19%	6.06%	5.44%
Ratio of net investment income to average net assets (5)	8.68%	7.82%	8.42%
Portfolio turnover rate	2.30%	2.30%	2.30%
Supplemental Data:
Net assets, end of period	$12,273,986	$4,931,495	$696,926
Asset coverage ratio	193.4%	193.4%	193.4%

The following are the financial highlights for the three months ended March 31, 2021:

	Three Months Ended March 31, 2021
	Class I	Class S
Per Share Data:
Net asset value, beginning of period	$25.00	$25.00
Net investment income (1)	0.45	0.41
Net unrealized and realized gain (loss) (2)	0.44	0.43

Net increase (decrease) in net assets resulting from operations	0.89	0.84
Distributions declared (3)	(0.40)	(0.35)

Total increase (decrease) in net assets	0.49	0.49

Net asset value, end of period	$25.49	$25.49

Shares outstanding, end of period	71,898,807	11,130,890
Total return based on NAV (4)	3.59%	3.39%
Ratios:
Ratio of net expenses to average net assets (5)	2.00%	2.99%
Ratio of net investment income to average net assets (5)	7.62%	6.98%
Portfolio turnover rate	8.26%	8.26%
Supplemental Data:
Net assets, end of period	$1,832,473	$283,680
Asset coverage ratio (7)	191.5%	191.5%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)

For the three months ended March 31, 2022, the amount shown does not correspond with the aggregate amount for the period as it includes a $(0.01), $(0.01) and $(0.01) impact, on Class I, Class S and Class D, respectively, from the effect of the timing of capital transactions. For the three months ended March 31, 2021, the amount shown does not correspond with the aggregate amount for the period as it includes a $0.07 and $0.09 impact, on Class I and Class S respectively, from the effect of the timing of capital transactions.

(3)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 8).
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

For the three months ended March 31, 2022, amounts are annualized except for organizational costs, excise tax and management fee and income based incentive fee waivers by the Adviser. For the three months ended March 31, 2022, the ratio of total operating expenses to average net assets was 5.19%, 6.06%, and 5.44% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 0.00%, 0.00% and 0.00% on Class I, Class S and Class D, respectively, of average net assets. For the three months ended March 31, 2021, amounts are annualized except for organizational costs. For the three months ended March 31, 2021, the ratio of total operating expenses to average net assets was 4.73% and 5.66%, on Class I and Class S respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 2.72% and 2.66% on Class I and Class S, respectively, of average net assets.

(6)	The per share amount rounds to less than $0.01 per share.
(7)	Asset coverage calculation includes the Facility Agreement purchase obligation as a senior security.

Note 10. Joint Venture

BCRED Emerald JV

BCRED Emerald JV LP (“JV”), a Delaware limited liability company, was formed as a joint venture between the Company and a large North American pension fund (the “JV Partner”), and commenced operations on January 18, 2022 and operates under a limited liability company agreement. The JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans. The Company and the JV partner each agreed to contribute up to $1,500 million and $500 million, respectively, to the JV. The Company contributed approximately $733.4 million of cash, and the JV Partner contributed net assets of approximately $244.5 million (i.e. $977.8 million in net assets contributed less $733.4 million in cash received by the JV Partner) to the JV in exchange for initial equity ownership interests of approximately 75% and approximately 25%, respectively. The Company and the JV Partner, through their joint control of the JV’s General Partner, have equal control of the JV’s investment decisions and generally all other decisions in respect of the JV must be approved by the JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the JV Partner. Our investment in the JV is disclosed on the Company’s Consolidated Schedule of Investments as of March 31, 2022.

The Company has a variable interest in the JV and has determined that the JV is a variable interest entity under ASC 810. The Company is not deemed to be the primary beneficiary of the JV as there is equal power between the Company and JV. Accordingly, the Company does not consolidate the JV.

As of March 31, 2022, the JV had total investments in senior secured debt at fair value of $2,185.2 million. The determination of fair value is in accordance with ASC 820. The following table is a summary of JV’s portfolio as well as a listing of the portfolio investments in the JV’s portfolio as of March 31, 2022:

March 31, 2022
Total senior secured debt investments (1)	$2,185,220
Number of portfolio companies	236
Weighted average yield on debt and income producing investments, at fair value (2)	6.44%
Weighted average yield on debt and income producing investments, at cost (2)	6.43%
Percentage of debt portfolio at floating interest rates (1)	100.00%
Percentage of debt portfolio at fixed interest rates (1)	—%
Percentage of assets on non-accrual	—%

(1)	Based on fair market value
(2)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Investments—non-controlled/non-affiliated
First Lien Debt
Aerospace & Defense
Loar Group, Inc. (4)(11)	L + 7.25%	8.25%	10/2/2023	$28,267	$28,267	$28,267	2.87%
Vertex Aerospace Services Corp. (10)	L + 4.00%	4.75%	10/27/2028	3,000	3,015	2,994	0.00

					31,281	31,261	0.03
Air Freight & Logistics
AGI-CFI Holdings, Inc. (4)(10)	L + 5.50%	6.26%	6/11/2027	24,686	24,448	24,439	0.02
Mode Purchaser, Inc. (4)(11)	L + 6.25%	7.25%	12/9/2026	39,238	39,238	39,238	0.04
RWL Holdings, LLC (4)(7)(10)	SOFR + 5.75%	6.50%	12/31/2028	21,850	21,375	21,361	0.02

					85,061	85,038	0.09
Airlines
Air Canada (10)	L + 3.50%	4.25%	8/11/2028	2,000	2,025	1,983	0.00
American Airlines, Inc. (10)	L + 4.75%	5.50%	3/11/2028	3,815	3,956	3,872	0.00

					5,981	5,856	0.01
Auto Components
Wheel Pros, Inc. (10)	L + 4.50%	5.25%	4/23/2028	2,500	2,509	2,390	0.00
Beverages
Triton Water Holdings, Inc. (9)	L + 3.50%	4.51%	3/18/2028	3,995	3,985	3,904	0.00
Building Products
Cornerstone Building Brands, Inc. (9)	L + 3.25%	3.75%	4/12/2028	1,496	1,467	1,452	0.00
CP Atlas Buyer, Inc. (9)	L + 3.75%	4.25%	11/23/2027	3,990	4,001	3,885	0.00
Fencing Supply Group Acquisition, LLC (4)(5)(11)	L + 6.00%	7.00%	2/26/2027	19,816	19,721	19,717	0.02
Illuminate Merger Sub Corp. (9)	L + 3.50%	4.51%	6/30/2028	3,000	2,997	2,908	0.00
Kodiak BP, LLC (10)	L + 3.25%	4.00%	2/25/2028	4,992	4,930	4,895	0.01
Latham Pool Products, Inc. (7)(9)	SOFR + 3.75%	4.25%	2/18/2029	30,000	29,438	29,663	0.03
Lindstrom, LLC (4)(11)	L + 6.25%	7.25%	4/7/2025	27,906	27,906	27,906	0.03
New Arclin US Holding Corp. (7)(9)	L + 3.75%	4.25%	10/2/2028	2,611	2,626	2,543	0.00
The Chamberlain Group, Inc. (9)	L + 3.50%	4.51%	11/3/2028	4,988	4,925	4,935	0.01
Windows Acquisition Holdings, Inc. (4)(5)(11)	L + 6.50%	7.50%	12/29/2026	10,975	10,975	10,975	0.01

					108,987	108,879	0.11

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread		Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Capital Markets
AllSpring Buyer, LLC (9)	L + 3.25%		4.31%	11/1/2028	2,000	2,010	1,990	0.00
Resolute Investment Managers, Inc. (11)	L + 4.25%		5.25%	4/30/2024	2,989	2,996	2,972	0.00
Superannuation And Investments US, LLC (9)	L + 3.75%		4.25%	9/23/2028	2,000	2,013	1,984	0.00
The Edelman Financial Engines Center, LLC (10)	L + 3.50%		4.25%	3/15/2028	2,401	2,396	2,378	0.00

						9,415	9,324	0.01
Chemicals
DCG Acquisition Corp. (8)	L + 4.50%		4.96%	9/30/2026	2,992	2,992	2,949	0.00
Dominion Colour Corporation (4)(11)	L + 7.25 (incl. 2.00 PIK	% % )	8.25%	4/6/2024	10,970	10,770	10,778	0.01
Hexion Holdings Corp. (9)	SOFR + 4.50%		5.00%	3/15/2029	4,000	3,900	3,920	0.00
Olympus Water US Holding Corp. (9)	L + 3.75%		4.81%	9/21/2028	1,995	2,006	1,947	0.00
Polymer Additives, Inc. (8)	L + 6.00%		6.30%	7/31/2025	30,420	29,717	29,254	0.03

						49,386	48,848	0.05
Commercial Services & Supplies
Access CIG, LLC (8)	L + 3.75%		4.21%	2/27/2025	3,989	3,994	3,936	0.00
Allied Universal Holdco, LLC (9)	L + 3.75%		4.25%	5/12/2028	4,987	4,982	4,918	0.01
All-Star Co-Borrower, LLC (4)(9)	L + 4.00%		4.51%	11/16/2028	3,000	3,026	2,981	0.00
Bazaarvoice, Inc. (4)(7)(8)	L + 5.75%		5.87%	5/7/2028	19,768	19,768	19,768	0.02
DG Investment Intermediate Holdings 2, Inc. (10)	SOFR + 3.50%		4.25%	3/17/2028	3,000	3,015	2,974	0.00
EAB Global, Inc. (9)	L + 3.50%		4.00%	6/28/2028	3,000	3,004	2,975	0.00
Garda World Security Corp. (8)	L + 4.25%		4.71%	10/30/2026	5,000	4,999	4,956	0.01
Genuine Financial Holdings, LLC (8)	L + 3.75%		4.21%	7/11/2025	1,429	1,431	1,416	0.00
International SOS The Americas LP (4)(9)	L + 3.75%		4.81%	8/5/2028	1,995	2,002	1,993	0.00
Java Buyer, Inc. (4)(7)(10)	L + 5.75%		6.64%	12/15/2027	10,005	9,766	9,758	0.01
JSS Holdings, Inc. (4)(11)	L + 6.25%		7.25%	12/17/2028	37,204	36,935	36,925	0.04

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Knowledge Pro Buyer, Inc. (4)(7)(10)	L + 5.75%	6.50%	12/10/2027	19,698	19,256	19,240	0.02
PECF USS Intermediate Holding III Corp. (9)	L + 4.25%	4.76%	12/15/2028	3,000	3,018	2,977	0.00
Recycle & Resource US, LLC (9)	L + 3.50%	4.50%	7/8/2028	2,992	3,007	2,970	0.00
Restaurant Technologies, Inc. (9)	SOFR + 4.25%	4.75%	3/17/2029	20,000	19,500	19,875	0.02
Revspring, Inc. (8)	L + 4.25%	5.26%	10/11/2025	2,992	2,996	2,956	0.00
The Action Environmental Group, Inc. (4)(11)	L + 6.25%	7.25%	1/16/2026	19,587	19,122	19,195	0.02
The Action Environmental Group, Inc. (4)(12)	L + 6.00%	7.25%	1/16/2026	2,088	2,039	2,046	0.00
TRC Companies, Inc. (9)	L + 3.75%	4.25%	6/21/2024	4,000	4,011	3,946	0.00

					165,870	165,804	0.17
Construction & Engineering
Atlas Intermediate III, LLC (4)(7)(11)	L + 7.50%	8.50%	2/25/2028	24,412	24,319	24,323	0.02
Brookfield WEC Holdings, Inc. (9)	L + 2.75%	3.25%	8/1/2025	1,995	1,913	1,963	0.00
Refficiency Holdings, LLC (7)(10)	L + 3.75%	4.50%	12/31/2027	2,519	2,530	2,490	0.00

					28,762	28,776	0.03
Construction Materials
White Cap Buyer, LLC (9)	SOFR + 3.75%	4.25%	10/19/2027	3,214	3,132	3,185	0.00
Containers & Packaging
Berlin Packaging, LLC (9)	L + 3.75%	4.28%	3/11/2028	4,992	4,974	4,954	0.01
Bway Holding Corporation (8)	L + 3.25%	3.71%	4/3/2024	1,995	1,968	1,971	0.00
Flex Acquisition Co., Inc. (9)	L + 3.50%	4.00%	2/23/2028	2,000	2,011	1,998	0.00
Graham Packaging Co, Inc. (10)	L + 3.00%	3.75%	8/4/2027	4,495	4,439	4,426	0.00
Novolex, Inc. (9)	SOFR + 4.25%	4.75%	4/13/2029	5,000	4,875	4,925	0.01
ProAmpac PG Borrower, LLC (10)	L + 3.75%	4.55%	11/3/2025	3,000	3,011	2,941	0.00
TricorBraun Holdings, Inc. (9)	L + 3.25%	3.75%	3/3/2028	1,355	1,350	1,325	0.00
Trident TPI Holdings, Inc. (11)	L + 3.25%	4.26%	7/29/2028	3,029	3,028	2,999	0.00
Trident TPI Holdings, Inc. (9)	L + 4.00%	4.50%	9/15/2028	1,995	1,938	1,974	0.00

					27,594	27,513	0.03

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Distributors
BP Purchaser, LLC (4)(10)	L + 5.50%	6.25%	12/10/2028	24,375	23,902	23,888	0.02
Bution Holdco 2, Inc. (4)(11)	L + 6.25%	7.25%	10/17/2025	23,599	23,431	23,422	0.02
Dana Kepner Company, LLC (4)(11)	L + 6.25%	7.25%	12/29/2026	15,861	15,899	15,980	0.02
Genuine Cable Group, LLC (4)(7)(10)	L + 5.75%	6.50%	11/2/2026	29,831	29,296	29,507	0.03
Tailwind Colony Holding Corporation (4)(7)(11)	SOFR + 6.25%	7.25%	11/13/2024	31,716	31,126	31,237	0.03
Unified Door & Hardware Group, LLC (4)(11)	L + 5.75%	6.75%	6/30/2025	39,973	39,848	39,373	0.04

					163,502	163,406	0.17
Diversified Consumer Services
Ascend Buyer, LLC (10)	L + 5.75%	6.76%	9/30/2028	441	427	437	0.00
Cambium Learning Group, Inc. (4)(7)(10)	L + 5.50%	6.25%	7/20/2028	35,236	35,236	35,236	0.04
Colibri Group, LLC (10)	SOFR + 5.00%	5.99%	3/12/2029	4,000	3,960	3,985	0.00
Dreambox Learning Holding, LLC (4)(10)	L + 6.25%	7.00%	12/1/2027	34,200	33,539	33,516	0.03
eResearchTechnology, Inc. (11)	L + 4.50%	5.50%	2/4/2027	3,760	3,769	3,752	0.00
KUEHG Corp. (11)	L + 3.75%	4.76%	2/21/2025	3,000	2,978	2,960	0.00
Learning Care Group (11)	L + 3.25%	4.25%	3/13/2025	2,500	2,483	2,467	0.00
Pre-Paid Legal Services, Inc. (9)	L + 3.75%	4.25%	5/1/2025	3,000	3,015	2,968	0.00
Rinchem Company, LLC (4)(9)	SOFR + 4.50%	4.91%	2/2/2029	4,000	3,980	3,990	0.00
Weld North Education, LLC (9)	L + 3.75%	4.25%	12/21/2027	1,496	1,485	1,486	0.00

					90,871	90,796	0.09
Diversified Financial Services
Barbri Holdings, Inc. (4)(7)(10)	L + 5.75%	6.50%	4/30/2028	17,586	17,415	17,410	0.02
Mitchell International, Inc. (9)	L + 3.75%	4.25%	10/15/2028	4,500	4,485	4,434	0.00
Sedgwick Claims Management Services, Inc. (8)	L + 3.25%	3.71%	12/31/2025	4,016	4,012	3,981	0.00

					25,912	25,826	0.03
Diversified Telecommunication Services
Zacapa, LLC (9)	SOFR + 4.25%	4.75%	3/22/2029	4,000	3,980	3,983	0.00

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Electric Utilities
Qualus Power Services Corp. (4)(7)(11)	L + 5.50%	6.50%	3/26/2027	10,851	10,722	10,713	0.01
Electrical Equipment
Madison IAQ, LLC (9)	L + 3.25%	4.52%	6/16/2028	2,245	2,245	2,216	0.00
Electronic Equipment, Instruments & Components
Albireo Energy, LLC (4)(5)(7)(11)	L + 6.00%	7.10%	12/23/2026	14,918	14,659	14,349	0.01
CPI International, Inc. (11)	L + 3.25%	4.25%	7/26/2024	1,995	2,000	1,982	0.00
Infinite Bidco, LLC (9)	L + 3.75%	4.26%	2/24/2028	3,000	3,015	2,957	0.00
Ingram Micro, Inc. (9)	L + 3.50%	4.51%	3/31/2028	3,000	3,014	2,979	0.00

					22,687	22,268	0.02
Energy Equipment & Services
Tetra Technologies, Inc. (4)(11)	L + 6.25%	7.25%	9/10/2025	22,793	22,793	22,793	0.02
Entertainment
CE Intermediate I, LLC (4)(9)	L + 4.00%	4.50%	11/10/2028	5,000	4,995	4,950	0.01
Health Care Equipment & Supplies
CPI Buyer, LLC (4)(7)(10)	L + 5.50%	6.25%	11/1/2028	28,960	28,263	28,250	0.03
CSHC Buyerco, LLC (4)(7)(11)	L + 4.50%	5.50%	9/8/2026	7,489	7,302	7,489	0.01
Mozart Borrower LP (9)	L + 3.25%	3.75%	9/20/2028	4,000	4,002	3,965	0.00
Resonetics, LLC (10)	L + 4.00%	4.75%	4/28/2028	3,000	2,989	2,976	0.00
Sunshine Luxembourg VII S.à r.l, LLC (10)	L + 3.75%	4.76%	10/2/2026	4,990	4,965	4,964	0.01
TecoStar Holdings, Inc. (11)	L + 3.50%	4.50%	5/1/2024	3,000	3,000	2,930	0.00

					50,521	50,573	0.05
Health Care Providers & Services
ADCS Clinics Intermediate Holdings, LLC (4)(7)(11)	L + 6.25%	7.25%	5/7/2027	10,197	10,075	10,074	0.01
ADMI Corp. (9)	L + 3.50%	4.00%	12/23/2027	2,494	2,494	2,470	0.00
AHP Health Partners, Inc. (9)	L + 3.50%	4.00%	8/4/2028	1,995	1,953	1,980	0.00
CCBlue Bidco, Inc. (4)(7)(10)	L + 6.25%	7.00%	12/21/2028	19,524	19,109	19,095	0.02
DCA Investment Holdings, LLC (4)(7)(10)	L + 6.25%	7.00%	3/12/2027	5,787	5,726	5,726	0.01
Electron Bidco, Inc. (9)	L + 3.25%	3.75%	11/1/2028	2,000	2,010	1,981	0.00

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Epoch Acquisition, Inc. (4)(11)	L + 6.00%	7.00%	10/4/2024	29,345	29,345	29,345	0.03
Forefront Management Holdings, LLC (4)(7)(9)	SOFR + 4.25%	4.75%	3/23/2029	6,319	6,193	6,244	0.01
GC EOS Buyer, Inc. (8)	L + 4.50%	4.96%	8/1/2025	2,000	2,010	1,982	0.00
Global Medical Response, Inc. (11)	L + 4.25%	5.25%	10/2/2025	2,992	3,004	2,977	0.00
Heartland Dental, LLC (8)	L + 4.00%	4.45%	4/30/2025	4,612	4,616	4,580	0.00
Jayhawk Buyer, LLC (4)(11)	L + 5.00%	6.01%	10/15/2026	31,579	31,277	31,264	0.03
LifePoint Health, Inc. (8)	L + 3.75%	4.20%	11/16/2025	7,000	6,993	6,970	0.01
Midwest Physician Administrative Services, LLC (10)	L + 3.25%	4.26%	3/5/2028	3,000	3,005	2,967	0.00
Navigator Acquiror, Inc. (4)(7)(9)	L + 5.75%	6.25%	7/16/2027	15,157	15,084	15,157	0.02
NMSC Holdings, Inc. (10)	SOFR + 5.25%	6.15%	2/23/2029	4,000	3,960	3,958	0.00
Onex TSG Intermediate Corp. (10)	L + 4.75%	5.50%	2/28/2028	1,995	2,010	1,983	0.00
Ownex & Minor, Inc. (9)	SOFR + 3.75%	4.25%	3/23/2029	2,542	2,504	2,539	0.00
Pathway Vet Alliance, LLC (8)	L + 3.75%	4.21%	3/31/2027	2,992	3,003	2,968	0.00
Pediatric Associates Holding Co., LLC (7)(9)	L + 3.25%	3.75%	2/7/2029	3,441	3,425	3,399	0.00
PetVet Care Centers, LLC (10)	L + 3.50%	4.25%	2/14/2025	2,000	2,007	1,993	0.00
Phoenix Guarantor, Inc. (8)	L + 3.50%	3.95%	3/5/2026	4,000	4,003	3,963	0.00
PSKW Intermediate, LLC (4)(11)	L + 6.25%	7.25%	3/9/2026	29,444	29,444	29,444	0.03
Radnet, Inc. (10)	L + 3.00%	3.75%	4/22/2028	4,302	4,303	4,251	0.00
Reverb Buyer, Inc. (7)(9)	L + 3.50%	4.00%	11/1/2028	3,360	3,314	3,333	0.00
Smile Doctors, LLC (4)(7)(10)	L + 5.75%	6.50%	12/23/2028	45,676	44,675	44,680	0.05
Stepping Stones Healthcare Services, LLC (4)(7)(10)	L + 5.75%	6.50%	1/2/2029	12,978	12,661	12,651	0.01
Surgery Centers Holdings, Inc. (10)	L + 3.75%	4.50%	8/31/2026	5,000	4,994	4,969	0.01
The GI Alliance Management, LLC (4)(11)	L + 6.25%	7.25%	11/4/2024	39,076	38,794	39,076	0.04
U.S. Anesthesia Partners, Inc. (9)	L + 4.25%	4.75%	9/22/2028	3,000	3,016	2,984	0.00

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
US Oral Surgery Management Holdco, LLC (4)(10)	L + 5.50%	6.25%	11/18/2027	20,100	19,809	19,799	0.02
US Oral Surgery Management Holdco, LLC (4)(7)(10)	L + 5.50%	6.25%	11/18/2027	708	591	600	0.00
WHCG Purchaser III, Inc. (4)(5)(7)(10)	L + 5.75%	6.76%	6/22/2028	6,400	6,251	6,317	0.01
WP CityMD Bidco, LLC (9)	L + 3.25%	3.75%	11/18/2028	4,193	4,204	4,175	0.00

					335,860	335,893	0.34
Health Care Technology
Edifecs, Inc. (4)(10)	L + 5.50%	6.25%	9/21/2026	9,869	9,727	9,721	0.01
Edifecs, Inc. (4)(11)	L + 7.00%	8.01%	9/21/2026	18,036	18,554	18,577	0.02
Imprivata, Inc. (9)	SOFR + 4.25%	4.75%	12/1/2027	5,000	4,850	4,990	0.01
Netsmart Technologies, Inc. (10)	L + 4.00%	4.75%	10/1/2027	1,666	1,668	1,662	0.00

					34,799	34,950	0.04
Hotels, Restaurants & Leisure
IRB Holding Corp. (8)	L + 3.00%	3.35%	12/15/2027	2,000	2,002	1,987	0.00
IRB Holding Corp. (4)(11)	L + 3.25%	4.25%	12/15/2027	2,404	2,405	2,384	0.00
Tacala Investment Corp. (10)	L + 3.50%	4.25%	2/5/2027	3,000	3,011	2,965	0.00
Twin River Worldwide Holdings, Inc. (9)	L + 3.25%	3.75%	10/2/2028	1,995	1,997	1,987	0.00

					9,415	9,323	0.01
Household Durables
AI Aqua Merger Sub, Inc. (7)(9)	SOFR + 4.00%	4.50%	6/16/2028	3,259	3,229	3,223	0.00
Fluidra SA (9)	SOFR + 2.00%	2.50%	1/29/2029	3,990	3,980	3,965	0.00
Hunter Douglas, Inc. (9)	SOFR + 3.50%	4.00%	2/26/2029	4,000	3,980	3,926	0.00

					11,190	11,114	0.01
Industrial Conglomerates
FCG Acquisitions, Inc. (9)	L + 3.75%	4.25%	3/16/2028	3,000	3,010	2,956	0.00
Vertical US Newco, Inc. (9)	L + 3.50%	4.02%	7/30/2027	3,098	3,101	3,075	0.00
Victory Buyer, LLC (9)	L + 3.75%	4.25%	11/19/2028	3,000	3,018	2,963	0.00

					9,130	8,994	0.01
Insurance
Alliant Holdings Intermediate, LLC (8)	L + 3.25%	3.71%	10/8/2027	1,995	1,980	1,975	0.00
Alliant Holdings Intermediate, LLC (9)	L + 3.50%	4.00%	11/6/2027	2,992	3,010	2,978	0.00

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
AssuredPartners, Inc. (9)	SOFR + 3.50%	4.00%	2/12/2027	4,000	3,990	3,961	0.00
Baldwin Risk Partners, LLC (9)	L + 3.50%	4.00%	10/14/2027	3,990	3,994	3,960	0.00
BroadStreet Partners, Inc. (8)	L + 3.00%	3.46%	1/27/2027	2,992	2,978	2,943	0.00
Howden Group Holdings Limited (10)	L + 3.25%	4.00%	11/12/2027	4,496	4,496	4,452	0.00
HUB International Limited (10)	L + 3.25%	4.00%	4/25/2025	3,000	3,017	2,985	0.00
NFP Corp. (8)	L + 3.25%	3.71%	2/15/2027	3,997	3,978	3,933	0.00
SG Acquisition, Inc. (4)(9)	L + 5.00%	6.01%	1/27/2027	34,399	34,316	34,399	0.03

					61,759	61,586	0.06
Interactive Media & Services
Ancestry.com Operations, Inc (9)	L + 3.25%	3.75%	12/6/2027	2,992	2,997	2,948	0.00
Cengage Learning, Inc. (11)	L + 4.75%	5.75%	6/29/2026	1,496	1,509	1,486	0.00
MH Sub I, LLC (11)	L + 3.75%	4.75%	9/13/2024	3,000	3,020	2,972	0.00
Project Boost Purchaser, LLC (8)	L + 3.50%	3.96%	6/1/2026	2,992	3,000	2,966	0.00
Red Planet Borrower, LLC (9)	L + 3.75%	4.76%	10/2/2028	4,995	4,976	4,940	0.01
SurveyMonkey, Inc. (8)	L + 3.75%	4.21%	10/10/2025	573	571	570	0.00

					16,073	15,883	0.02
Internet & Direct Marketing Retail
Donuts, Inc. (4)(11)	SOFR + 6.00%	7.00%	12/29/2026	28,663	28,526	28,663	0.03
Prodege International Holdings, LLC (4)(7)(10)	L + 5.75%	6.58%	12/15/2027	19,882	19,464	19,458	0.02

					47,989	48,121	0.05
IT Services
Endurance International Group Holdings, Inc. (10)	L + 3.50%	4.25%	2/10/2028	3,000	3,002	2,921	0.00
Ensono Holdings, LLC (10)	L + 4.00%	4.75%	5/19/2028	1,769	1,770	1,741	0.00
Razor Holdco, LLC (4)(10)	L + 5.75%	6.50%	10/25/2027	25,935	25,434	25,416	0.03
Virtusa Corp. (10)	SOFR + 3.75%	4.50%	2/11/2028	4,000	3,960	3,973	0.00

					34,167	34,051	0.03
Leisure Products
Recess Holdings, Inc. (11)	L + 3.75%	4.75%	9/30/2024	2,195	2,192	2,162	0.00

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Life Sciences Tools & Services
Cambrex Corp. (10)	L + 3.50%	4.25%	12/4/2026	1,995	1,992	1,981	0.00
Curia Global, Inc. (10)	L + 3.75%	4.50%	8/30/2026	1,995	1,995	1,981	0.00

					3,988	3,962	0.00
Machinery
Phoenix Services Merger Sub, LLC (11)	L + 3.75%	4.75%	3/1/2025	2,001	1,988	1,939	0.00
Pro Mach Group, Inc. (7)(11)	L + 4.00%	5.00%	8/31/2028	1,872	1,872	1,865	0.00

					3,859	3,804	0.00
Media
Clear Channel Outdoor Holdings, Inc. (8)	L + 3.50%	3.80%	8/21/2026	1,995	1,963	1,964	0.00
Radiate Holdco, LLC (10)	L + 3.25%	4.00%	9/25/2026	3,998	4,005	3,969	0.00
Univision Communications, Inc. (10)	L + 3.25%	4.00%	3/15/2026	3,990	3,986	3,973	0.00
Univision Communications, Inc. (11)	L + 2.75%	3.75%	3/15/2024	2,000	2,002	2,000	0.00

					11,956	11,906	0.01
Metals & Mining
SCIH Salt Holdings, Inc. (10)	L + 4.00%	4.75%	3/16/2027	4,000	3,955	3,942	0.00
Oil, Gas & Consumable Fuels
CQP Holdco LP (9)	L + 3.75%	4.76%	6/5/2028	6,000	6,002	5,979	0.01
Eagle Midstream Canada Finance, Inc. (4)(13)	L + 6.25%	7.75%	11/26/2024	40,000	40,000	40,000	0.04
Freeport LNG Investments LLLP (9)	L + 3.50%	4.00%	12/21/2028	4,000	3,996	3,976	0.00

					49,998	49,955	0.05
Pharmaceuticals
Embecta Corp. (9)	SOFR + 3.00%	3.50%	1/27/2029	3,067	3,052	3,034	0.00
Jazz Pharmaceuticals, Inc. (9)	L + 3.50%	4.00%	4/21/2028	3,990	3,992	3,980	0.00

					7,044	7,014	0.01
Professional Services
ALKU, LLC (4)(10)	L + 5.25%	6.00%	3/1/2028	19,800	19,704	19,751	0.02
Ascend Performance Materials Operations, LLC (10)	L + 4.75%	5.76%	8/27/2026	1,666	1,675	1,664	0.00
Camelot US Acquisition, LLC (5)(11)	L + 3.00%	4.00%	10/30/2026	1,995	1,992	1,981	0.00
Cast & Crew Payroll, LLC (9)	SOFR + 3.75%	4.25%	12/29/2028	4,988	4,985	4,967	0.01
Deerfield Dakota Holding, LLC (11)	L + 3.75%	4.75%	4/9/2027	2,992	2,989	2,981	0.00

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
National Intergovernmental Purchasing Alliance Co. (8)	L + 3.50%	4.51%	5/23/2025	3,000	3,001	2,955	0.00
Trans Union, LLC (9)	L + 2.25%	2.75%	12/1/2028	2,613	2,625	2,598	0.00
Trinity Partners Holdings, LLC (4)(7)(10)	L + 5.75%	6.50%	12/21/2028	9,316	9,110	9,104	0.01
VT Topco, Inc. (7)(10)	L + 3.75%	4.76%	8/1/2025	2,552	2,565	2,517	0.00
West Monroe Partners, LLC (4)(7)(10)	L + 5.50%	6.25%	11/8/2028	30,131	29,557	29,539	0.03

					78,203	78,057	0.08
Real Estate Management & Development
Cumming Group, Inc. (4)(7)(11)	L + 5.75%	6.76%	5/26/2027	11,880	11,843	11,842	0.01
Progress Residential PM Holdings, LLC (4)(7)(10)	L + 6.25%	7.00%	2/16/2028	18,138	18,314	17,912	0.02

					30,157	29,754	0.03
Software
Boxer Parent Company, Inc. (8)	L + 3.75%	4.76%	10/2/2025	3,988	3,978	3,970	0.00
Brave Parent Holdings, Inc. (8)	L + 4.00%	4.46%	4/18/2025	1,011	1,012	1,002	0.00
Cloudera, Inc. (9)	L + 3.75%	4.25%	8/9/2028	3,000	3,012	2,968	0.00
ConnectWise, LLC (9)	L + 3.50%	4.00%	9/29/2028	4,495	4,503	4,471	0.00
Delta Topco, Inc. (10)	L + 3.75%	4.50%	12/1/2027	4,000	3,965	3,944	0.00
EP Purchaser, LLC (9)	L + 3.50%	4.51%	11/6/2028	2,500	2,516	2,487	0.00
Epicor Software Corp. (10)	L + 3.25%	4.00%	7/30/2027	5,000	4,946	4,967	0.01
Flexera Software, LLC (10)	L + 3.75%	4.50%	1/26/2028	3,000	2,988	2,971	0.00
GI Consilio Parent, LLC (9)	L + 4.00%	4.50%	4/30/2028	3,712	3,716	3,676	0.00
GovernmentJobs.com, Inc. (4)(7)(10)	L + 5.50%	6.25%	12/1/2028	23,600	23,025	22,997	0.02
Greeneden U.S. Holdings II, LLC (10)	L + 4.00%	4.91%	12/1/2027	4,489	4,490	4,487	0.00
HS Purchaser, LLC (10)	L + 4.00%	4.75%	11/19/2026	2,992	2,996	2,962	0.00
Hyland Software, Inc. (10)	L + 3.50%	4.25%	7/1/2024	2,992	2,994	2,981	0.00
Idera, Inc. (10)	L + 3.75%	4.50%	2/4/2028	2,992	3,003	2,945	0.00
Ivanti Software, Inc. (10)	L + 4.00%	5.00%	12/1/2027	2,000	1,989	1,970	0.00
LD Lower Holdings, Inc. (4)(7)(11)	L + 6.50%	7.51%	2/8/2026	15,098	14,954	15,098	0.02
Medallia, Inc. (4)(10)	L + 6.75 PIK %	7.50%	10/29/2028	39,736	38,977	38,941	0.04

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Monk Holding Co. (4)(7)(10)	L + 5.75%	6.50%	12/1/2027	29,700	28,921	28,893	0.03
Nintex Topco Limited (4)(10)	L + 5.75%	6.50%	11/13/2028	30,000	29,418	29,400	0.03
NortonLifeLock, Inc. (9)	SOFR + 2.00%	2.50%	1/27/2029	4,000	3,980	3,956	0.00
Perforce Software, Inc. (8)	L + 3.75%	4.21%	7/1/2026	3,371	3,360	3,338	0.00
Project Alpha Intermediate Holding, Inc. (8)	L + 4.00%	4.30%	4/26/2024	3,000	2,993	2,986	0.00
Quest Software, Inc. (9)	SOFR + 4.25%	4.75%	5/16/2025	4,000	3,961	3,946	0.00
RealPage, Inc. (9)	L + 3.25%	3.75%	4/24/2028	2,992	3,004	2,963	0.00
Relativity ODA, LLC (4)(7)(11)	L + 6.50 PIK %	7.50%	5/12/2027	5,800	5,710	5,705	0.01
Rocket Software, Inc. (9)	L + 4.25%	4.75%	11/28/2025	2,480	2,463	2,452	0.00
S2P Acquisition Borrower, Inc. (8)	L + 4.00%	4.46%	8/14/2026	3,000	3,012	2,988	0.00
Sovos Compliance, LLC (7)(9)	L + 4.50%	5.00%	7/29/2028	2,558	2,592	2,558	0.00
SS&C Technologies, Inc. (9)	SOFR + 2.25%	2.75%	3/22/2029	5,000	4,875	4,960	0.01
Stamps.com, Inc. (4)(10)	L + 5.75%	6.50%	10/5/2028	30,000	29,418	29,700	0.03
Stamps.com, Inc. (4)(10)	L + 5.75%	6.50%	10/5/2028	30,000	29,418	29,700	0.03
Surf Holdings, LLC (8)	SOFR + 3.50%	4.11%	3/5/2027	3,000	3,003	2,975	0.00
Symphony Technology Group (10)	L + 5.00%	5.75%	7/27/2028	6,000	5,985	5,966	0.01
The Ultimate Software Group, Inc. (9)	L + 3.25%	4.21%	5/4/2026	2,500	2,512	2,483	0.00
Triple Lift, Inc. (4)(7)(10)	L + 5.75%	6.50%	5/6/2028	14,888	14,702	14,696	0.01
University Support Services, LLC (9)	L + 3.25%	3.75%	2/10/2029	2,500	2,503	2,473	0.00
Veritas US, Inc. (11)	L + 5.00%	6.00%	9/1/2025	3,718	3,718	3,489	0.00
Vision Solutions, Inc. (10)	L + 4.00%	4.75%	3/4/2028	5,069	5,074	5,024	0.01

					313,683	313,487	0.32
Specialty Retail
CustomInk, LLC (4)(11)	L + 6.21%	7.21%	5/3/2026	36,866	36,427	36,405	0.04
Technology Hardware, Storage & Peripherals
Lytx, Inc. (4)(11)	L + 6.75%	7.75%	2/28/2026	29,472	29,331	29,177	0.03
Trading Companies & Distributors
Diversitech Holdings, Inc. (7)(9)	L + 3.75%	4.76%	12/22/2028	4,963	4,895	4,893	0.01
Foundation Building Materials, Inc. (9)	L + 3.25%	3.75%	2/3/2028	3,000	3,007	2,952	0.00

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
LBM Acquisition, LLC (10)	L + 3.75%	4.50%	12/17/2027	4,000	3,998	3,910	0.00
Park River Holdings, Inc. (10)	L + 3.25%	4.22%	12/28/2027	4,000	3,977	3,918	0.00
Porcelain Acquisition Corp. (4)(7)(11)	L + 5.75%	6.75%	4/30/2027	8,863	8,604	8,747	0.01
Specialty Building Products Holdings, LLC (9)	L + 3.75%	4.25%	10/15/2028	2,000	2,012	1,957	0.00
SRS Distribution, Inc. (9)	SOFR + 3.50%	4.02%	6/4/2028	5,995	5,958	5,930	0.01
The Cook & Boardman Group, LLC (11)	SOFR + 5.75%	6.75%	10/17/2025	3,896	3,806	3,803	0.00

					36,256	36,111	0.04
Transportation Infrastructure
Atlas CC Acquisition Corp. (10)	L + 4.25%	5.00%	5/25/2028	1,995	1,992	1,990	0.00
First Student Bidco, Inc. (9)	L + 3.00%	3.98%	7/21/2028	3,994	3,982	3,966	0.00
Frontline Road Safety, LLC (4)(7)(10)	L + 5.75%	6.67%	5/3/2027	13,367	12,885	12,866	0.01
Roadsafe Holdings, Inc. (4)(11)	L + 5.75%	6.75%	10/19/2027	18,984	18,786	18,794	0.02

					37,645	37,616	0.04
Wireless Telecommunication Services
CCI Buyer, Inc. (10)	SOFR + 4.00%	4.75%	12/17/2027	5,528	5,469	5,464	0.01

Total First Lien Debt					$2,130,739	$2,127,035	216%

Second Lien Debt
Health Care Providers & Services
Jayhawk Buyer, LLC (4)(11)	L + 8.75%	9.75%	10/15/2027	$1,877	$1,854	$1,863	0.19%
Industrial Conglomerates
Victory Buyer, LLC (4)(9)	L + 7.00%	7.50%	11/1/2029	28,857	28,576	28,569	0.03

Total Second Lien Debt					$30,430	$30,431	3%

Warrant
Software
Mermaid EquityCo L.P. - Class B Units (4)				$495	$831	$974	0.10%

Total Warrant					$831	$974	0.10%

Equity
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units (4)				2,547,048	$4,305	$4,763	0.48%

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Air Freight & Logistics
AGI Group Holdings LP - A2 Units (4)				194	208	208	0.00
Mode Holdings, L.P. - Class A-2 Common Units (4)				1,230,769	2,215	2,215	0.00

					2,424	2,424	0.00
Distributors
Box Co-Invest Blocker, LLC (4)				780,000	780	799	0.00
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests (4)				974,662	1,132	1,182	0.00
Deneb Ultimate Topco, LLC - Class A Units (4)				728	728	748	0.00

					1,859	1,930	0.00
Health Care Providers & Services
Jayhawk Holdings, LP - A-1 Common Units (4)				797	210	227	0.00
Jayhawk Holdings, LP - A-2 Common Units (4)				429	113	122	0.00

					322	349	0.00
Software
Lobos Parent, Inc. - Series A Preferred Shares (4)				5,773	5,700	5,831	0.01
Mermaid Equity Co. L.P. - Class A-2 Common Units (4)				1,614,060	4,245	4,648	0.00

					9,945	10,479	0.01
Transportation Infrastructure
Frontline Road Safety Investments, LLC - Class A Common Units (4)				3,936	376	376	0.00

Total Equity Investments					$20,011	$21,120	2.14%

Total Investments—non-controlled/non-affiliated					$2,182,011	$2,179,561	221.27%

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Investments — non-controlled/affiliated
Equity
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units (4)(14)					$1,828	$2,040	0.21%

Total Equity					$1,828	$2,040	0.21%

Total Investments—non-controlled/affiliated					$1,828	$2,040	0.21%

Investments—controlled/affiliated
Equity
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units (4)(14)					$3,542	$3,618	0.37%

Total Equity					$3,542	$3,618	0.37%

Total Investments—controlled/affiliated					$3,542	$3,618	0.37%

Total Investment Portfolio					$2,187,381	$2,185,220	221.85%

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund					$26,198	$26,198	2.66%
Other Cash and Cash Equivalents					48,598	48,598	0.05

Total Portfolio Investments, Cash and Cash Equivalents					$2,262,176	$2,260,015	229.45%

(1)

All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR or “S”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

reference rate used and provided the spread and the interest rate in effect as of March 31, 2022. Variable rate loans typically include an interest reference rate floor feature. For each such loan, the Company has provided the interest rate in effect on the date presented.
(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(4)	These investments were valued using unobservable inputs and are considered Level 3 investments.
(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(6)	For unsettled positions the interest rate does not include the base rate.
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/ non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First Lien Debt
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	$545	$—
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	781	(16)
AI Aqua Merger Sub, Inc.	Delayed Draw Term Loan	7/30/2028	741	—
Albireo Energy, LLC	Delayed Draw Term Loan	6/23/2022	4,646	—
Atlas Intermediate III, LLC	Delayed Draw Term Loan	8/23/2022	927	—
Barbri , Inc.	Delayed Draw Term Loan	4/28/2023	2,198	—
Bazaarvoice, Inc.	Delayed Draw Term Loan	11/7/2022	2,831	—
Bazaarvoice, Inc.	Revolver	5/7/2026	2,123	—
Monk Holding Co.	Delayed Draw Term Loan	12/1/2023	7,996	(106)
Cambium Learning Group, Inc.	Revolver	7/20/2028	3,249	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	3,841	(38)
Tailwind Colony Holding Corporation	Delayed Draw Term Loan	12/10/2022	177	—
CPI Holdco, LLC	Delayed Draw Term Loan	5/1/2023	8,058	—
CPI Holdco, LLC	Revolver	11/1/2026	2,974	(59)
CSHC Buyerco, LLC	Delayed Draw Term Loan	2/15/2024	3,511	—
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	4,136	(38)
Cumming Group, Inc.	Revolver	5/26/2027	1,610	—
DCA Investment Holdings, LLC	Delayed Draw Term Loan	3/12/2023	407	—
Diversitech Holdings, Inc.	Delayed Draw Term Loan	12/22/2028	1,027	(519)
Forefront Management Holdings, LLC	Delayed Draw Term Loan	3/23/2029	1,181	—
Frontline Road Safety, LLC - A	Delayed Draw Term Loan	5/3/2027	484	—
Frontline Road Safety, LLC - B	Delayed Draw Term Loan	5/3/2022	3,720	—
Genuine Financial Holdings, LLC	Delayed Draw Term Loan	4/1/2023	2,547	—

BCRED Emerald JV LP

Consolidated Schedule of Investments

March 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/ non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
GovernmentJobs.com, Inc.	Revolver	11/30/2027	2,566	(51)
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	8,018	—
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	4,912	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	3,878	(39)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	1,241	—
Latham Pool Products, Inc.	Delayed Draw Term Loan	2/23/2027	11,250	—
LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	2,542	—
Reverb Buyer, Inc.	Delayed Draw Term Loan	11/1/2028	640	(4)
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	4,926	—
New Arclin US Holding Corp.	Delayed Draw Term Loan	9/22/2028	382	(9)
Pediatric Associates Holding Co., LLC	Delayed Draw Term Loan	12/28/2028	526	—
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/30/2022	2,115	—
Pro Mach Group, Inc.	Delayed Draw Term Loan	8/31/2028	128	—
Prodege International Holdings, LLC	Delayed Draw Term Loan	12/15/2022	3,561	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	3/17/2023	3,721	—
Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	2,003	(25)
Refficiency Holdings, LLC	Delayed Draw Term Loan	12/16/2027	475	—
Relativity ODA, LLC	Revolver	5/12/2027	538	(8)
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	5,185	(52)
Smile Doctors, LLC	Delayed Draw Term Loan	12/21/2023	3,082	—
Smile Doctors, LLC	Revolver	12/21/2027	4,368	—
Sovos Compliance, LLC	Delayed Draw Term Loan	8/11/2028	442	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	3,625	(36)
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	1,523	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	2,518	(25)
Triple Lift, Inc.	Revolver	5/6/2028	2,143	(43)
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	11/18/2023	7,269	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	1,915	(29)
VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	169	(2)
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	7,580	—
West Monroe Partners, LLC	Revolver	11/9/2027	2,274	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	741	(7)
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	1,154	—

Total Unfunded Commitments			$157,120	$(1,106)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of March 31, 2022 was 0.50%.
(10)	The interest rate floor on these investments as of March 31, 2022 was 0.75%.
(11)	The interest rate floor on these investments as of March 31, 2022 was 1.00%.
(12)	The interest rate floor on these investments as of March 31, 2022 was 1.25%.
(13)	The interest rate floor on these investments as of March 31, 2022 was 1.50%.

Below is selected balance sheet information for the JV as of March 31, 2022:

March 31, 2022
ASSETS	(Unaudited)
Investments at fair value (cost of $2,187,381 at March 31, 2022)	$2,185,220
Cash and cash equivalents	74,795
Interest receivable	17,979
Receivable for investments sold	22,261
Deferred financing costs	5,742

Total assets	$2,305,997

LIABILITIES
Debt	$916,699
Distribution payable	12,234
Payable for investments purchased and other liabilities	392,796

Total liabilities	1,321,729

MEMBERS’ EQUITY
Members’ Equity	984,268

Total Members’ Equity	984,268

Total liabilities and member’s equity	$2,305,997

Below is selected statement of operations information for the JV as of March 31, 2022:

For the Three Months Ended March 31, 2022
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$25,621
Other income	164

Total investment income	25,785

Expenses:
Interest expense	4,222
Other expenses	660

Total expenses	4,882

Net investment income before taxes	20,903

Taxes	—

Net investment income after taxes	20,903

Net realized and change in unrealized gain (loss) on investments
Net change in unrealized gain (loss) on investments	(2,161)
Net realized gains on investments	(110)

Total net realized and change in unrealized gain (loss) on investments	(2,271)

Net increase (decrease) in net assets resulting from operations	$18,632

Note 11. Twin Peaks Acquisition

Pursuant to a Securities Purchase Agreement, dated March 5, 2021 (the “Purchase Agreement”), by and among the Company, Twin Peaks Parent LLC, a Delaware limited liability company not affiliated with the

Company (the “Seller”), Twin Peaks, Teacher Retirement System of Texas, an investor in Seller, and the Adviser, the Company acquired Twin Peaks which includes a portfolio of assets from Seller consisting of loans to 41 borrowers, five equity investments, cash and other assets (collectively, the “Assets”) for an aggregate purchase price of $721.0 million. The purchase price represents the fair market value of the Assets of $1,059.0 million determined pursuant to the Company’s valuation procedures (including approval of the valuations by the Company’s Board after review of reports provided by independent valuation providers) within 48 hours of the closing, less the amount of assumed borrowings (including accrued interest) of $338.0 million. The Seller is an entity owned and controlled by a third party and advised by an affiliate of the Adviser. An affiliate of the Adviser owns an approximately 2.9% non-voting interest in the Seller. The acquisition of Twin Peaks was funded with cash on hand, which primarily consists of proceeds from the Company’s offering of its common shares.

Pursuant to the Purchase Agreement, the Company purchased 100% of the limited liability company interests in Twin Peaks, which directly holds Assets and two wholly-owned financing subsidiaries (the “Financing Subsidiaries”), each of which directly holds Assets. Each of the Financing Subsidiaries (Denali Peak Funding and Siris Peak Funding) are now indirectly wholly-owned by the Company and have entered into credit facilities that have been assumed by the Company pursuant to the Purchase Agreement.

The following table summarizes the assets and liabilities of Twin Peaks as of the acquisition date:

March 5, 2021
ASSETS
Investments at fair value	$1,023,188
Cash and cash equivalents	23,609
Interest receivable	10,018
Other assets	2,211

Total assets	$1,059,026

LIABILITIES
Debt	$337,648
Interest payable	365

Total liabilities	338,013

NET ASSETS
Total net assets	721,013

Total liabilities and net assets	$1,059,026

Note 12. Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in the consolidated financial statements as of March 31, 2022, except as discussed below.

April Subscriptions and Dividend Declarations

The Company received approximately $1.6 billion of net proceeds relating to the issuance of Class I shares, Class S shares, and Class D shares for subscriptions effective April 1, 2022.

On April 20, 2022, the Company’s Board declared distributions of $0.1740 per Class I share, $0.1557 per Class S share, and $0.1686 per Class D share, which is payable on May 27, 2022 to shareholders of record as of April 30, 2022.

May Subscriptions

The Company received approximately $1.5 billion of net proceeds relating to the issuance of Class I shares, Class S shares, and Class D shares for subscriptions effective May 1, 2022.

The Company has closed on aggregate subscriptions of approximately $20.7 billion since the time it commenced operations on January 7, 2021.

Financing Transactions

April 2026 Notes

On April 14, 2022, the Company issued £250,000,000 in aggregate principal amount of its 4.875% notes due 2026 (the “April 2026 Notes”), in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The April 2026 Notes will mature on April 14, 2026 and may be redeemed in whole or in part at the Company’s option at any time at par value plus a “make-whole” premium.

May 2027 Notes

On May 3, 2022, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $625.0 million in aggregate principal amount 5.61% Series A Senior Notes (the “May 2027 Notes”) to qualified institutional investors in a private placement. The May 2027 Notes were issued on May 3, 2022 and will mature on May 3, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the May 2027 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the May 2027 Notes at par if certain change in control events occur. The May 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event that a Below Investment Grade Event occurs, the May 2027 Notes will bear interest at a fixed rate of 6.61% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

Borah Peak Funding Facility

On April 4, 2022, Borah Peak Funding LLC, a wholly-owned subsidiary of the Company, entered into a senior secured revolving credit facility (the “Borah Peak Funding Facility”) with Bank of America. Bank of America serves as administrative agent, Deutsche Bank Trust Company Americas serves as collateral administrator and the Company serves as manager under the Borah Peak Funding Facility.

Advances under the Borah Peak Funding Facility bear interest initially at a per annum rate equal to: (i) in the case of term SOFR loans, a rate per annum equal to the term SOFR rate for such day plus 1.35%, and (ii) in the case of base rate loans, 1.35% plus the higher of (a) the federal funds rate plus 1⁄2 of 1%, (b) the prime rate in effect for such day, (c) term SOFR plus 1.00%, and (d) 1.00%. Effective January 4, 2023, Borah Peak Funding is required to utilize a minimum percentage of the financing commitments, which amount increases in three-month intervals from 20% on such effective date to 80% from and after October 4, 2022 and thereafter. Unused amounts below such minimum utilization amount accrue a fee at a rate of 1.35% per annum. In addition, effective on January 4, 2023, Borah Peak Funding pays an unused fee on the daily unused amount of the financing commitments in excess of such minimum utilization amount, which amount shall initially be 0.25% per annum, in addition to certain other fees as agreed between Borah Peak Funding and Bank of America.

The initial maximum commitment amount of the Borah Peak Funding Facility is $400 million. Proceeds from borrowings under the Borah Peak Funding Facility may be used to fund portfolio investments by Borah

Peak Funding and to make advances under revolving loans or delayed draw term loans where Borah Peak Funding is a lender. All amounts outstanding under the Borah Peak Funding Facility must be repaid by April 4, 2024.

Other

Effective May 2, 2022, the Board appointed Michelle Greene to the Board and as a member of the Board’s Audit Committee, Nominating and Governance Committee, and Compensation Committee. Ms. Greene’s appointment brings the total number of trustees on the Board to seven, five of whom are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Effective May 3, 2022, in light of new responsibilities and time commitments within Blackstone Credit, Daniel H. Smith, Jr. resigned from his position as a trustee of the Company. Mr. Smith’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information contained in this section should be read in conjunction with “Item 1. Financial Statements.” This discussion contains forward-looking statements, which relate to future events our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those set forth in “Risk Factors” in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2021 and Part II, Item 1A of this Form 10-Q and elsewhere in this Form 10-Q.

Overview and Investment Framework

We are a newly organized, externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the 1940 Act. Formed as a Delaware statutory trust on February 11, 2020, we are externally managed by the Adviser, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as investment adviser with the SEC. We have elected to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

Under our Investment Advisory Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change. Once we have invested a substantial amount of proceeds from the offering, under normal circumstances we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which we may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, we will also invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). We expect that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S private companies), we also expect to invest to some extent in European and other non-U.S. companies, but do not expect to invest in emerging markets. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit funds. From time to time, we may co-invest with other Blackstone Credit funds.

Key Components of Our Results of Operations

Investments

We focus primarily on loans and securities, including syndicated loans, of private U.S. companies. Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to private companies, the level of merger and acquisition activity for such companies, the general economic environment, trading prices of loans and other securities and the competitive environment for the types of investments we make.

Revenues

We generate revenue in the form of interest income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts. In addition, we generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees.

In addition, we generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (b) our allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that performs duties for us; and (iii) any internal audit group personnel of Blackstone or any of its affiliates; and (c) all other expenses of our operations, administrations and transactions.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support Agreement with the Adviser. For additional information see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

Portfolio and Investment Activity

For the three months ended March 31, 2022, we acquired $8,592.0 million aggregate principal amount of investments (including $680.3 million of unfunded commitments), $7,350.1 million of which was first lien debt, $369.9 million of which was second lien debt, $38.9 million of which was unsecured debt, $60.9 million of which was structured finance investments and $772.1 million of which was equity (which includes a $733.4 million investment in our joint venture).

For the three months ended March 31, 2021, we acquired $6,217.0 million aggregate principal amount of investments (including $509.1 million of unfunded commitments), $5,741.9 million of which was first lien debt, $400.6 million of which was second lien debt, $67.1 million of which was unsecured debt, and $7.4 million of which was equity.

Our investment activity is presented below (information presented herein is at amortized cost unless otherwise indicated) (dollar amounts in thousands):

	As of and for the three months ended March 31,
	2022	2021
Investments:
Total investments, beginning of period	$30,698,023	$—
New investments purchased	7,842,704	5,642,950
Net accretion of discount on investments	23,451	1,704
Net realized gain (loss) on investments	1,662	417
Investments sold or repaid	(789,219)	(227,117)

Total investments, end of period	$37,776,621	$5,417,954

Amount of investments funded at principal:
First lien debt investments	$6,694,844	$5,232,856
Second lien debt investments	344,936	400,626
Unsecured debt	38,949	67,082
Structured finance investments	60,936	—
Equity investments (4)	772,073	7,360

Total	$7,911,738	$5,707,924

Proceeds from investments sold or repaid:
First lien debt investments	$(724,070)	$(209,700)
Second lien debt investments	(18,710)	(4,926)
Unsecured debt	(17,571)	(12,491)
Structured finance investments	(6,100)	—
Equity investments	(22,770)	—

Total	$(789,221)	$(227,117)

Number of portfolio companies	533	298
Weighted average yield on debt and income producing investments, at cost (1)(2)	6.61%	6.17%
Weighted average yield on debt and income producing investments, at fair value (1)(2)	6.62%	6.16%
Average loan to value (LTV) (3)	42.5%	42.3%
Percentage of debt investments bearing a floating rate, at fair value	99.6%	98.2%
Percentage of debt investments bearing a fixed rate, at fair value	0.4%	1.8%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of March 31, 2022 and 2021, the weighted average total portfolio yield at cost was 6.39% and 6.17%, respectively. The weighted average total portfolio yield at fair value was 6.39% and 6.15%, respectively.

(3)

Includes all private debt investments for which fair value is determined by our Board in conjunction with a third-party valuation firm and excludes quoted assets. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recent quarter end.

(4)	Includes a $733.4 million investment in our joint venture.

As of March 31, 2022, our portfolio companies had a weighted average annual EBITDA of $142 million. These calculations include all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted based on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently by us, and may reflect a normalized or adjusted amount. Accordingly, we make no representation or warranty in respect of this information.

Our investments consisted of the following (dollar amounts in thousands):

	March 31, 2022			December 31, 2021
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$34,014,336	$33,999,054	90.00%	$28,076,107	$28,143,451	91.39%
Second lien debt	2,114,884	2,113,723	5.60	1,799,656	1,813,872	5.89
Unsecured debt	27,500	26,088	0.07	6,061	5,842	0.02
Structured finance investments	341,529	332,554	0.88	287,275	286,610	0.93
Investment in joint venture	733,404	738,201	1.95	—	—	—
Equity investments (1)	544,968	567,854	1.50	528,924	545,918	1.77

Total	$37,776,621	$37,777,474	100.00%	$30,698,023	$30,795,693	100.00%

(1)	Includes equity investment in SLC.

As of March 31, 2022 and December 31, 2021, no loans in the portfolio were on non-accrual status.

BCRED Emerald JV

BCRED Emerald JV LP (“JV”), a Delaware limited liability company, was formed as a joint venture between the Company and a large North American pension fund (the “JV Partner”), and commenced operations on January 18, 2022 and operates under a limited liability company agreement. The JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans. The Company and the JV partner each agreed to contribute up to $1,500 million and $500 million, respectively, to the JV. The Company contributed approximately $733.4 million of cash, and the JV Partner contributed net assets of approximately $244.5 million (i.e. $977.8 million in net assets contributed less $733.4 million in cash received by the JV Partner) to the JV in exchange for initial equity ownership interests of approximately 75% and approximately 25%, respectively. The Company and the JV Partner, through their joint control of the JV’s General Partner, have equal control of the JV’s investment decisions and generally all other decisions in respect of the JV must be approved by the JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the JV Partner. Our investment in the JV is disclosed on the Company’s Consolidated Schedule of Investments as of March 31, 2022.

The Company has a variable interest in the JV and has determined that the JV is a variable interest entity under ASC 810. The Company is not deemed to be the primary beneficiary of the JV as there is equal power between the Company and JV. Accordingly, the Company does not consolidate the JV.

For additional information on our joint venture debt obligations see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 10. Joint Venture.

Results of Operations

The following table represents our operating results (dollar amounts in thousands):

	Three Months Ended March 31,
	2022	2021
Total investment income	$555,686	$34,389
Net expenses	217,865	8,209

Net investment income before excise tax	337,821	26,180
Excise tax expense	117	—

Net investment income after excise tax	337,704	26,180
Net unrealized appreciation (depreciation)	(86,576)	18,120
Net realized gain (loss)	2,615	4,293

Net increase (decrease) in net assets resulting from operations	$253,743	$48,593

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. Additionally, as we commenced operations on January 7, 2021, many of the period over period changes resulted from our deployment of capital and increased balance of our investments. As a result, comparisons may not be meaningful.

Investment Income

Investment income, was as follows (dollar amounts in thousands):

	Three Months Ended March 31,
	2022	2021
Interest income	$512,807	$34,203
Payment-in-kind interest income	21,419	122
Dividend income	20,811	—
Fee income	649	64

Total investment income	$555,686	$34,389

Total investment income increased to $555.7 million for the three months ended March 31, 2022 from $34.4 million for the same period in the prior year primarily driven by our deployment of capital and the increased balance of our investments. The size of our investment portfolio at fair value increased to $37,777.5 million at March 31, 2022 from $5,434.2 million at March 31, 2021. Included in investment income is dividend income which increased to $20.8 million for the three months ended March 31, 2022, from $0.0 million for the same period in the prior year primarily driven by dividend income received from our JV and our investment in Specialty Lending Company. For the three months ended March 31, 2022 and 2021 payment-in-kind income represented 3.9% and less than 1.0% of investment income, respectively. Additionally, our weighted average yield on debt and income producing investments (at fair market value) increased to 6.6% from 6.2% in the same period in the prior year

Expenses

Expenses were as follows (dollar amounts in thousands):

	Three Months Ended March 31,
	2022	2021
Interest expense	$113,390	$3,440
Management fees	50,627	4,380
Income based incentive fee	48,148	2,845
Capital gains incentive fee	(10,502)	2,802
Distribution and shareholder servicing fees
Class S	9,453	358
Class D	383	—
Professional fees	1,688	578
Board of Trustees’ fees	194	139
Administrative service expenses	1,186	295
Organization costs	—	1,090
Amortization of continuous offering costs	928	771
Other general & administrative	2,370	935
Excise tax expense	117	—

Total expenses	217,982	17,633
Expense support	—	(2,199)
Management fees waived	—	(4,380)
Incentive fees waived	—	(2,845)

Net expenses	$217,982	$8,209

Interest Expense

Total interest expense (including unused fees and other debt financing expenses), increased to $113.4 million for the three months ended March 31, 2022 from $3.4 million for the same period in the prior year primarily driven by increased borrowings under our credit facilities, unsecured notes and debt securitizations. The average principal debt outstanding increased to $18,101.5 million for the three months ended March 31, 2022 from $653.5 million for the same period in the prior year in addition to an increase in our weighted average interest rate to 2.4% for the three months ended March 31, 2022 from 1.96% for the same period in the prior year.

Management Fees

Management fees increased to $50.6 million for the three months ended March 31, 2022 from $4.4 million for the same period in the prior year primarily due to an increase in gross assets. Our total gross assets increased to $40,415.5 million at March 31, 2022 from $5,673.4 million at March 31, 2021. For the three months ended March 31, 2021, the Adviser fully waived management fees, which resulted in a waiver of $4.4 million.

Income Based Incentive Fees

Income based incentive fees increased to $48.1 million for the three months ended March 31, 2022 from $2.8 million for the same period in the prior year primarily due to our deployment of capital. For the three months ended March 31, 2021, the Adviser fully waived incentive fees, which resulted in a waiver of $2.8 million.

Capital Gains Incentive Fees

We accrued capital gains incentive fees of $(10.5) million for the three months ended March 31, 2022 compared to $2.8 million for the same period in the prior year, primarily due to net realized and unrealized losses in the current year contrasted to net realized and unrealized gains during the three months ended March 31, 2021. The accrual for any capital gains incentive fee under U.S. GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reduction of previously recorded expense if such cumulative amount is less in the prior period. If such cumulative amount is negative, then there is no accrual.

Other Expenses

Organization costs and offering costs include expenses incurred in our initial formation and our continuous offering. Professional fees include legal, rating agencies, audit, tax, valuation, technology and other professional fees incurred related to the management of us. Administrative service expenses represent expense reimbursements paid to the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the administration agreement, including our allocable portion of the cost of certain of our executive officers, their respective staff and other non-investment professionals that perform duties for us. Other general and administrative expenses include insurance, filing, research, our sub-administrator, subscriptions and other costs.

Total other expenses increased to $16.2 million for the three months ended March 31, 2022 from $4.2 million for the same period in the prior year primarily driven by an increase of distribution and shareholder servicing fees, professional fees, administrative service expenses and other general & administrative expenses due to servicing a growing portfolio.

Income Taxes, Including Excise Taxes

We elected to be treated as a RIC under Subchapter M of the Code, and we operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of the sum of our investment company taxable income, as defined by the Code (without regard to the deduction for dividends paid), and net tax-exempt income for that taxable year. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieve us from corporate-level U.S. federal income taxes.

Depending on the level of taxable income earned in a tax year, we may carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.

For the three months ended March 31, 2022 and 2021, we incurred $0.1 million and $0.0 million, respectively in U.S. federal excise tax.

Net Unrealized Gain (Loss)

Net unrealized gain (loss) was comprised of the following (dollar amounts in thousands):

	Three Months Ended March 31,
	2022	2021
Net unrealized gain (loss) on investments	$(73,114)	$16,210
Net unrealized gain (loss) on foreign currency forward contracts	(13,462)	—
Net unrealized gain (loss) on forward purchase obligation	—	1,910

Net unrealized gain (loss)	$(86,576)	$18,120

For the three months ended March 31, 2022, the net unrealized loss was primarily driven by a decrease in the fair value of our debt investments during the period. The fair value of our debt investments as a percentage of principal decreased by 0.2% during the period due to volatility in the quarter driven by inflationary concerns and the Russia/Ukraine conflict.

For the three months ended March 31, 2021, the fair value of our debt investments increased due to continued spread tightening in the credit markets driven primarily by an anticipated recovery in economic activity later in the year.

Net Realized Gain (Loss)

The realized gains and losses on fully exited and partially exited investments comprised of the following (dollar amounts in thousands):

	Three Months Ended March 31,
	2022	2021
Net realized gain (loss) on investments	$1,662	$417
Net realized gain (loss) on forward purchase obligation	—	1,461
Net realized gain (loss) on derivative	—	2,334
Net realized gain (loss) on translation of assets and liabilities in foreign currencies	953	81

Net realized gain (loss)	$2,615	$4,293

For the three months ended March 31, 2022, we generated realized gains of $2.6 million, partially offset by realized losses of $0.9 million, primarily from full or partial sales of our debt investments.

For the three months ended March 31, 2021, we generated realized gains on investments of $0.8 million, partially offset by realized losses of $0.4 million, primarily from full or partial sales of quoted loans. Additionally, we generated realized gains of $1.5 million and $2.3 million, which was primarily comprised of net realized gain on our forward purchase obligation and net realized gains on derivative upon settlement of the Syndicated Warehouse, respectively.

If the COVID-19 pandemic continues, it may cause us to experience full or partial losses on our investments upon the exit or restructuring of our investments.

Interest Rate Swaps

We use interest rate swaps to mitigate interest rate risk associated with the Company’s fixed rate liabilities. We have designated certain interest rate swaps to be in a hedge accounting relationship. See “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 2. Significant Accounting Policies” for additional disclosure regarding our accounting for derivative instruments designated in a hedge accounting relationship. See our schedule of investments for additional disclosure regarding these derivative instruments. See “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 6. Borrowings” for additional disclosure regarding the carrying value of our debt.

Financial Condition, Liquidity and Capital Resources

We generate cash primarily from the net proceeds of our continuous offering of common shares, proceeds from net borrowings on our credit facilities and income earned on our debt investments. The primary uses of our cash and cash equivalents are for (i) originating and purchasing debt investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our Share Repurchase Program and (v) cash distributions to the holders of our shares.

As of March 31, 2022 and December 31, 2021, we had twelve and twelve asset based leverage facilities, one and one revolving credit facility, ten and seven unsecured note issuances, four and three debt securitizations and short term borrowings related to repurchase obligations outstanding, respectively. We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations, unsecured debt, interest rate swaps and other forms of debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than the U.S. Dollar. Additionally, any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As of March 31, 2022 and December 31, 2021, we had an aggregate amount of $19,205.8 million and $18,301.5 million, respectively, of debt securities outstanding and our asset coverage ratio was 193.4% and 170.2%.

Cash and cash equivalents as of March 31, 2022, taken together with our $8,241.0 million of available capacity under our credit facilities (subject to borrowing base availability), proceeds from new or amended financing arrangements and the continuous offering of our common shares is expected to be sufficient for our investing activities and to conduct our operations in the near term. This determination is based in part on our expectations for the timing of funding investment purchases and the timing and amount of future proceeds from sales of our common shares and the use of existing and future financing arrangements. As of March 31, 2022, we had significant amounts payable and commitments for new investments, which we planned to fund using proceeds from offering our common shares and available borrowing capacity under our credit facilities. Additionally, we held $9,508.5 million of Level 2 debt investments as of March 31, 2022, which could provide additional liquidity if necessary.

Although we were able to issue several new unsecured notes and a debt securitization during the three months ended March 31, 2022 and the financial markets have recovered from 2020 levels, another disruption in the financial markets caused by the COVID-19 outbreak, geopolitical uncertainties or any other negative economic development could restrict our access to financing in the future. We may not be able to find new financing for future investments or liquidity needs and, even if we are able to obtain such financing, such financing may not be on as favorable terms as we could have obtained prior to the outbreak of the pandemic. These factors may limit our ability to make new investments and adversely impact our results of operations.

As of March 31, 2022, we had $1,643.0 million in cash and cash equivalents. During the three months ended March 31, 2022, cash used in operating activities was $4,701.7 million, primarily as a result of funding portfolio investments of $7,816.6 million, partially offset by proceeds from sale of investments of $789.2 million and an increase in payables for investments purchases of $2,037.1 million. Cash provided by financing activities was $5,726.7 million during the period, primarily as a result of new share issuances related $5,022.2 million of subscriptions and net borrowings of $890.5 million.

As of March 31, 2021, we had $119.3 million in cash and cash equivalents. During the three months ended March 31, 2021, cash used in operating activities was $3,400.0 million, primarily as a result of funding portfolio investments of $4,316.5 million, the acquisition of Twin Peaks for $697.4 million (net of cash assumed), partially offset by an increase in net payables for investments purchases of $1,404.3 million. Cash provided by financing activities was $3,519.3 million during the period, primarily as a result of new share issuances related $2,085.7 million of subscriptions and net borrowings on our credit facilities $1,451.8 million.

Equity

The following table summarizes issuances and repurchases of our common shares of beneficial interest during the three months ended March 31, 2022 (dollars in thousands except share amounts):

	March 31, 2022
	Shares	Amount
CLASS I
Subscriptions	125,703,505	$3,253,768
Share transfers between classes	550,110	14,239
Distributions reinvested	3,932,328	101,772
Share repurchases	(1,490,357)	(38,481)
Early repurchase deduction	—	628

Net increase (decrease)	128,695,586	$3,331,926

CLASS S
Subscriptions	57,796,302	$1,496,030
Share transfers between classes	(29,619)	(766)
Distributions reinvested	1,417,580	36,694
Share repurchases	(647,663)	(16,723)
Early repurchase deduction	—	253

Net increase (decrease)	58,536,600	$1,515,488

CLASS D
Subscriptions	10,490,092	$271,539
Share transfers between classes	(520,491)	(13,473)
Distributions reinvested	211,498	5,474
Share repurchases	(8,896)	(230)
Early repurchase deduction	—	36

Net increase (decrease)	10,172,203	$263,346

Total net increase (decrease)	197,404,389	$5,110,760

The following table summarizes issuances and repurchases of our common shares of beneficial interest during the three months ended March 31, 2021 (dollars in thousands except share amounts):

	March 31, 2021
	Shares	Amount
CLASS I
Subscriptions	71,705,308	$1,805,447
Distributions reinvested	191,439	4,848
Shares repurchased	—	—

Net increase (decrease)	71,896,747	$1,810,295

CLASS S
Subscriptions	11,108,190	$280,288
Distributions reinvested	22,700	575
Shares repurchased	—	—

Net increase (decrease)	11,130,890	$280,863

Total net increase (decrease)	83,027,637	$2,091,158

Distributions and Dividend Reinvestment

The following table summarizes our distributions declared and payable for the three months ended March 31, 2022 (dollar amounts in thousands, except share amounts):

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1740	$66,686
February 23, 2022	February 28, 2022	March 25, 2022	0.1740	75,042
March 23, 2022	March 31, 2022	April 28, 2022	0.1740	82,959

			$0.5220	$224,687

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1556	$23,816
February 23, 2022	February 28, 2022	March 25, 2022	0.1556	26,598
March 23, 2022	March 31, 2022	April 28, 2022	0.1557	29,834

			$0.4669	$80,248

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1686	$3,469
February 23, 2022	February 28, 2022	March 25, 2022	0.1686	3,961
March 23, 2022	March 31, 2022	April 28, 2022	0.1686	4,551

			$0.5058	$11,981

The following table presents distributions that were declared during the three months ended March 31, 2021:

			Class I		Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount	Distribution Per Share	Distribution Amount
January 29, 2021	January 31, 2021	February 24, 2021	$0.1151	$3,431	$0.1008	$277
February 24, 2021	February 28, 2021	March 29, 2021	0.1427	7,206	0.1250	827
March 30, 2021	March 31, 2021	April 28, 2021	0.1458	10,483	0.1281	1,426

			$0.4036	$21,120	$0.3539	$2,530

With respect to distributions, we have adopted an “opt out” dividend reinvestment plan for shareholders. As a result, in the event of a declared cash distribution or other distribution, each shareholder that has not “opted out” of the dividend reinvestment plan will have their dividends or distributions automatically reinvested in additional shares rather than receiving cash distributions. Shareholders who receive distributions in the form of shares will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following tables reflect the sources of cash distributions on a U.S. GAAP basis that we declared on our shares of common stock during the three months ended March 31, 2022:

	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.5220	$224,687	$0.4669	$80,248	$0.5058	$11,981
Net realized gains	—	—	—	—	—	—

Total	$0.5220	$224,687	$0.4669	$80,248	$0.5058	$11,981

The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the three months ended March 31, 2021:

	Class I		Class S
Source of Distribution (1)	Per Share	Amount	Per Share	Amount
Net investment income	$0.4036	$21,120	$0.3539	$2,530
Net realized gains	—	—	—	—

Total	$0.4036	$21,120	$0.3539	$2,530

(1)

A portion of the January 2021 and February 2021 distributions were estimated to be from realized short-term capital gains. However, as of March 31, 2021, all distributions were paid from net investment income as the cumulative net investment income exceeded the distribution amount.

Share Repurchase Program

At the discretion of the Board, the Company has commenced a share repurchase program in which the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s common shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders across all shares.

Repurchase deadline request	Percentage of Outstanding Shares the Company Offered to Repurchase (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
February 28, 2022	5.00%	$25.82	December 31, 2022	$54,464,173	2,146,916	0.43%	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts shown net of Early Repurchase Deduction

There were no share repurchases during the three months ended March 31, 2021.

Borrowings

Our outstanding debt obligations were as follows (dollar amounts in thousands):

	March 31, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility	$1,650,000	$679,000	$679,000	$971,000	$971,000
Castle Peak Funding Facility (3)	1,600,000	1,170,753	1,170,753	429,247	428,051
Maroon Peak Funding Facility	800,000	800,000	800,000	—	—
Summit Peak Funding Facility (4)	2,300,000	781,742	781,742	1,518,258	693,198
Denali Peak Funding Facility	750,000	506,400	506,400	243,600	243,600
Bushnell Peak Funding Facility	600,000	395,500	395,500	204,500	184,521
Granite Peak Funding Facility	250,000	198,000	198,000	52,000	51,975
Middle Peak Funding Facility	800,000	720,550	720,550	79,450	79,450
Bison Peak Funding Facility	1,500,000	1,200,000	1,200,000	300,000	300,000
Blanca Peak Funding Facility	1,000,000	892,800	892,800	107,200	107,200
Windom Peak Funding Facility (5)	2,000,000	764,187	764,187	1,235,813	928,210
Monarch Peak Funding Facility	1,000,000	513,400	513,400	486,600	313,103
Revolving Credit Facility (6)	3,250,000	636,621	636,621	2,613,379	2,613,379
June 2024 Notes (7)(10)	435,000	435,000	425,611	—	—
June 2026 Notes (7)	400,000	400,000	397,115	—	—
September 2024 Notes (7)(10)	365,000	365,000	356,155	—	—
December 2026 Notes (7)(10)	1,250,000	1,250,000	1,231,423	—	—
November 2026 Eurobonds (7)(8)	569,958	569,958	546,898	—	—
November 2024 Notes (7)(10)	500,000	500,000	487,496	—	—
March 2027 Notes (7)	1,000,000	1,000,000	987,407	—	—
January 2025 Notes (7)(10)	500,000	500,000	486,844	—	—
January 2029 Notes (7)	650,000	650,000	638,775	—	—
March 2025 Notes (7)(10)	900,000	900,000	892,040	—	—
2021-1 BSL Debt (9)	663,000	663,000	661,930	—	—
2021-2 Debt (9)	505,800	505,800	504,157	—	—
MML 2021-1 Debt (9)	690,000	690,000	685,778	—	—
MML 2022-1 Debt (9)	759,000	759,000	753,548	—	—
Short-Term Borrowings	759,125	759,125	759,125	—	—

Total	$27,446,883	$19,205,836	$19,073,255	$8,241,047	$6,913,687

	December 31, 2021
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility	$1,650,000	$879,000	$879,000	$771,000	$—
Castle Peak Funding Facility (3)	1,600,000	1,171,809	1,171,809	428,191	131,041
Maroon Peak Funding Facility	700,000	483,952	483,952	216,048	216,048
Summit Peak Funding Facility (4)	2,000,000	1,643,154	1,643,154	356,846	86,767

	December 31, 2021
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unused Portion (1)	Amount Available (2)
Denali Peak Funding Facility	675,000	668,400	668,400	6,600	6,600
Bushnell Peak Funding Facility	600,000	395,500	395,500	204,500	98,376
Granite Peak Funding Facility	250,000	248,000	248,000	2,000	2,000
Middle Peak Funding Facility	800,000	799,550	799,550	450	68
Bison Peak Funding Facility	1,500,000	1,320,800	1,320,800	179,200	69,364
Blanca Peak Funding Facility	1,000,000	892,800	892,800	107,200	107,200
Windom Peak Funding Facility (5)	1,000,000	989,759	989,759	10,241	6,471
Monarch Peak Funding Facility	1,000,000	567,400	567,400	432,600	68,250
Revolving Credit Facility (6)	3,250,000	1,144,422	1,144,422	2,105,578	2,105,578
June 2024 Notes (7)	435,000	435,000	431,854	—	—
June 2026 Notes (7)	400,000	400,000	396,952	—	—
September 2024 Notes (7)	365,000	365,000	361,805	—	—
December 2026 Notes (7)	1,250,000	1,250,000	1,227,844	—	—
November 2026 Eurobonds (7)(8)	569,958	569,958	563,695	—	—
November 2024 Notes (7)	500,000	500,000	496,054	—	—
March 2027 Notes (7)	1,000,000	1,000,000	987,298	—	—
2021-1 BSL Debt (9)	663,000	663,000	661,910	—	—
2021-2 Debt (9)	505,800	505,800	504,124	—	—
MML 2021-1 Debt (9)	690,000	690,000	685,696	—	—
Short-Term Borrowings	718,156	718,156	718,156	—	—

Total	$23,121,914	$18,301,460	$18,239,934	$4,820,454	$2,897,763

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)

Under the Castle Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of March 31, 2022, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 60.0 million and 42.4 million, respectively. As of December 31, 2021, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 60.0 million and 42.4 million, respectively.

(4)

Under the Summit Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of March 31, 2022, the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 60.0 million and 6.1 million, respectively. As of December 31, 2021, the Company had borrowings denominated in Canadian Dollars (CAD) of 60.0 million.

(5)

Under the Windom Peak Funding Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of March 31, 2022 and December 31, 2021, the Company had borrowings denominated in British Pounds (GBP) of 101.5 million and 43.6 million, respectively.

(6)

Under the Revolving Credit Facility, the Company may borrow in U.S. dollars or certain other permitted currencies. As of March 31, 2022, the Company had borrowings denominated in Canadian Dollars (CAD), Euros (EUR) and British Pounds (GBP) of 185.5 million, 0.8 million and 161.4 million, respectively . As December 31, 2021 the Company had borrowings denominated in Canadian Dollars (CAD) and British Pounds (GBP) of 46.8 million and 156.9 million, respectively.

(7)

The carrying value of the Company’s June 2024 Notes, June 2026 Notes, September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes and March 2025 Notes are presented net of unamortized debt issuance costs of $2.9 million, $2.9 million, $2.9 million, $22.0 million, $6.6 million, $3.9 million, $12.6 million, $3.9 million, $11.2 million and $8.0 million, respectively, as of March 31, 2022. The carrying value of the Company’s June 2024 Notes, September 2024 Notes, June 2026 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes and March 2027 Notes are presented net of unamortized debt issuance costs of $3.1 million, $3.2 million, $3.0 million, $22.2 million, $6.3 million, $3.9 million and $12.7 million, respectively, as of December 31, 2021.
(8)	The 2026 Eurobonds are denominated in Euros and were converted from local currency (EUR) to U.S. Dollars at the time of the transaction.
(9)

The carrying value of the Company’s 2021-1 BSL Debt, 2021-2 Debt, MML 2021-1 Debt and MML 2022-1 Debt is presented net of unamortized debt issuance costs of $1.1 million, $1.6 million, $4.2 million and $5.5 million as of March 31, 2022. The carrying value of the Company’s 2021-1 BSL Debt, 2021-2 Debt and MML 2021-1 Debt is presented net of unamortized debt issuance costs of $1.1 million, $1.7 million and $4.3 million as of December 31, 2021.

(10)	Inclusive of change in fair market value of effective hedge.

For additional information on our debt obligations see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 6. Borrowings.”

Off-Balance Sheet Arrangements

Portfolio Company Commitments

Our investment portfolio contains and is expected to continue to contain debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of March 31, 2022 and December 31, 2021, we had unfunded delayed draw term loans and revolvers with an aggregate principal amount of $5,179.2 million and $4,870.5 million, respectively.

From time to time, we may become a party to certain legal proceedings incidental to the normal course of its business. At March 31, 2022, management is not aware of any pending or threatened litigation.

Twin Peaks Acquisition

Pursuant to a Securities Purchase Agreement, dated March 5, 2021 (the “Purchase Agreement”), by and among us, Twin Peaks Parent LLC, a Delaware limited liability company not affiliated with the Company (the “Seller”), BCRED Twin Peaks LLC (“Twin Peaks”), Teacher Retirement System of Texas, an investor in Seller, and the Adviser, we acquired Twin Peaks which includes a portfolio of assets from Seller consisting of loans to 41 borrowers (including delayed draw term loans), five equity investments, cash and other assets (collectively, the “Assets”) for an aggregate purchase price of $721.0 million. For additional information see “Item 1. Financial Statements—Notes to Financial Statements—Note 10. Twin Peaks Acquisition.”

Related-Party Transactions

We entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;

•	the Administration Agreement;

•	Intermediary Manager Agreement;

•	Expense Support and Conditional Reimbursement Agreement; and

•	Twin Peaks Acquisition

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Agreements and Related Party Transactions.”

Performance

	Inception Date	YTD Return (1)
Class I	January 7, 2021	1.60%
Class S (no upfront placement fee)	January 7, 2021	1.39%
Class S (with upfront placement fee)	January 7, 2021	(2.16)%
Class D (no upfront placement fee)	May 1, 2021	1.54%
Class D (with upfront placement fee)	May 1, 2021	0.03%

(1)	YTD return is through March 31, 2022 and assumes distributions are reinvested pursuant to the Company’s dividend reinvestment plan. Amounts are not annualized.

Recent Developments

COVID-19 Update

The impact of the COVID-19 pandemic has rapidly evolved around the globe, causing disruption in the U.S. and global economies. Although the global economy continued reopening in early 2022 and robust economic activity has supported a continued recovery, certain geographies, most notably China, have experienced setbacks.

The uncertainty surrounding the COVID-19 pandemic, including uncertainty regarding new variants of COVID-19 that have emerged and other factors have and may continue to contribute to significant volatility in the global markets. While vaccine availability and uptake has increased, the longer-term macro-economic effects on global supply chains, inflation, labor shortages and wage increases continue to impact many industries, including the collateral underlying certain of our loans. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to our performance, financial condition, results of operations and ability to pay distributions.

Critical Accounting Estimates

The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting estimates, including those relating to the valuation of our investment portfolio, are described in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022, and elsewhere in our filings with the SEC. There have been no material changes in our critical accounting policies and practices.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Uncertainty with respect to the economic effects of the COVID-19 outbreak has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks, including those listed below. We are subject to financial market risks, including valuation risk and interest rate risk.

Valuation Risk

We have invested, and plan to continue to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Board, based on, among other things, the input of the Adviser, our Audit Committee and independent third-party valuation firms engaged at the direction of the Board, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income. In March 2022, the Federal Reserve raised interest rates by 0.25%, the first increase since December 2018, and most recently, in May 2022, raised interest rates by 0.50% and indicated that it would raise rates at each of the remaining meetings in 2022.

As of March 31, 2022, 99.6% of our debt investments at fair value were at floating rates. Additionally, we entered into interest rate swaps with certain of our Notes in order to align the interest rates of our liabilities with our investment portfolio. Based on our Consolidated Statements of Assets and Liabilities as of March 31, 2022, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates (considering base rate floors and ceilings for floating rate instruments assuming no changes in our investment and borrowing structure) (dollar amounts in thousands):

	Interest Income	Interest Expense	Net Income (1)
Up 300 basis points	$1,107,931	$(497,576)	$610,355
Up 200 basis points	737,824	(331,718)	406,106
Up 100 basis points	367,717	(165,859)	201,858
Down 100 basis points	(100,465)	159,485	59,020
Down 200 basis points	(100,465)	159,485	59,020

(1)

Excludes the impact of income based incentive fees. See Note 3 to our consolidated financial statements for the three months ended March 31, 2022 for more information on the income based incentive fees.

We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of changes in interest rates with respect to our portfolio investments.

Inflation and Supply Chain Risk

Economic activity has continued to accelerate across sectors and regions. Nevertheless, due to global supply chain issues, geopolitical events, a rise in energy prices and strong consumer demand as economies continue to reopen, inflation is showing signs of acceleration in the U.S. and globally. Inflation is likely to continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten in response. Persistent inflationary pressures could affect our portfolio companies profit margins.

Item 4. Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer,

carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.

(b) Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the quarter ended March 31, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.

Item 1A. Risk Factors.

In addition to the other information set forth in this report, you should carefully consider the risk factors disclosed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Refer to our Current Reports on Form 8-K filed with SEC on April 21, 2022, March 23, 2022, February 23, 2022 and January 27, 2022, for information about unregistered sales of our equity securities during the quarter.

The following table sets forth information regarding repurchases of shares of our common stock during the quarter ended March 31, 2022:

Offer Date	Tender Offer Expiration	Percentage of Outstanding Shares the Company Offered to Repurchase (1)	Tender Offer (2)	Purchase Price per Share	Shares Repurchased
January 28, 2022	February 28, 2022	5.00%	$55,433,370	$25.82	2,146,916

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts not inclusive of Early Repurchase Deduction.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

Exhibit Number	Description of Exhibits

3.1	Second Amended and Restated Declaration of Trust, dated as of February 23, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on February 23, 2022).

4.1	Indenture, dated as of September 15, 2021, by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on September 15, 2021).

4.2	Sixth Supplemental Indenture, dated as of January 18, 2022, relating to the 2.700% Notes due 2025, by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed on January 20, 2022).

4.3	Form of 4.700% Notes due 2025 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on January 20, 2022).

4.4	Registration Rights Agreement, dated as of January 18, 2022, relating to the 2025 Notes, by and among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on January 20, 2022).

4.5	Seventh Supplemental Indenture, dated as of January 18, 2022, relating to the 4.000% Notes due 2029, by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on January 20, 2022).

4.6	Form of 4.000% Notes due 2029 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on January 20, 2022).

4.7	Registration Rights Agreement, dated as of January 18, 2022, relating to the 2029 Notes, by and among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed on January 20, 2022).

4.8	Eighth Supplemental Indenture, dated as of March 24, 2022, relating to the 2.700% Notes due 2025, by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 28, 2022).

4.9	Form of 4.700% Notes due 2025 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on March 28, 2022).

4.10	Registration Rights Agreement, dated as of March 24, 2022, relating to the 2025 Notes, by and among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, MUFG Securities Americas, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 28, 2022).

31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blackstone Private Credit Fund

May 13, 2022	/s/ Brad Marshall
Brad Marshall
Chief Executive Officer

May 13, 2022	/s/ Stephan Kuppenheimer
Stephan Kuppenheimer
Chief Financial Officer